Exhibit 1.1

MERGER AGREEMENT

between

AURA MINERALS INC.

and

RIO NOVO GOLD INC.

Dated December 18, 2017

TABLE OF CONTENTS

RECITALS	1
Article 1 DEFINITIONS, INTERPRETATION AND SCHEDULES	2
1.1 Definitions	2
1.2 Interpretation Not Affected by Headings	13
1.3 Number and Gender; Including	13
1.4 Date for any Action	13
1.5 Statutory References	13
1.6 Currency	13
1.7 Invalidity of Provisions	13
1.8 Accounting Matters	14
1.9 Knowledge	14
1.10 Disclosure Letters	14
1.11 Schedules	14
Article 2 THE MERGER	14
2.1 Implementation Steps by Target	14
2.2 Implementation Steps by Acquirer	15
2.3 Merger	15
2.4 The Shareholder Meetings	15
2.5 The Meeting Circulars	16
2.6 Transaction Approvals	17
2.7 Closing	18
2.8 Preparation of Filings	18
2.9 Consultation	19
2.10 Filing Date	19
2.11 Memorandum and Articles of Association of the Surviving Company	20
Article 3 REPRESENTATIONS AND WARRANTIES	20
3.1 Representations and Warranties of Target	20
3.2 Representations and Warranties of Acquirer	20
3.3 Survival of Representations and Warranties	20
Article 4 COVENANTS	20
4.1 Covenants of Target	20
4.2 Covenants of Acquirer	25
4.3 Mutual Covenants of Acquirer and Target	28
4.4 Regulatory Approvals	30
Article 5 ADDITIONAL COVENANTS REGARDING NON-SOLICITATION	31
5.1 Non-Solicitation	31
5.2 Notification of Acquisition Proposals	33
5.3 Responding to an Acquisition Proposal	34
5.4 Right to Match	34
5.5 Breach by Target Subsidiaries and Representatives	36

- i -

TABLE OF CONTENTS
(continued)

Article 6 CONDITIONS	36
6.1 Mutual Conditions in Favour of Acquirer and Target	36
6.2 Target Conditions	37
6.3 Acquirer Conditions	38
6.4 Notice and Cure Provisions	40
6.5 Merger of Conditions	40
Article 7 AMENDMENT AND TERMINATION	41
7.1 Amendment	41
7.2 Term	41
7.3 Termination	41
7.4 Expenses	43
Article 8 GENERAL	44
8.1 Notices	44
8.2 Remedies	45
8.3 Time of the Essence	45
8.4 Entire Agreement	46
8.5 Further Assurances	46
8.6 Governing Law; Waiver of Jury Trial	46
8.7 Execution in Counterparts	46
8.8 Waiver	46
8.9 No Personal Liability	47
8.10 Enurement and Assignment	47
SCHEDULE A FORM OF THE SUPPORT AGREEMENTS	A-1
SCHEDULE B MERGER DOCUMENTS	B-1
SCHEDULE C REPRESENTATIONS AND WARRANTIES OF TARGET	C-1
SCHEDULE D REPRESENTATIONS AND WARRANTIES OF ACQUIRER	D-1
SCHEDULE E THE ACQUIRER PROPERTIES AND THE TARGET PROPERTIES	E-1
SCHEDULE F KEY REGULATORY APPROVALS	F-1

- ii -

MERGER AGREEMENT

THIS AGREEMENT is made the 18th day of December, 2017.

BETWEEN:

AURA MINERALS INC., a business company incorporated and existing under the laws of the British Virgin Islands (number 1932701), having its registered office at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands VG1110

(“Acquirer”)

AND:

RIO NOVO GOLD INC., a business company incorporated and existing under the laws of the British Virgin Islands (number 1455734), having its registered office at Pasea Estate, P.O. Box 958, Road Town, Tortola, British Virgin Islands VG1110

(“Target”)

RECITALS

WHEREAS:

A.	It is proposed that Acquirer will complete an acquisition of Target by way of a plan of merger under section 170 of the BVIBCA (the “Merger”);

B.	The Target Board has determined, after receiving financial and legal advice, that the Share Consideration per Target Share to be received by Target Shareholders pursuant to the Merger is fair to Target Shareholders from a financial point of view and that the Plan of Merger is in the best interests of Target, and the Target Board has resolved to recommend that the Target Shareholders vote in favour of the Merger, all subject to the terms and the conditions contained in this Agreement;

C.	The Acquirer Board has determined, after receiving financial and legal advice and following the receipt and review of a unanimous recommendation from the Acquirer Special Committee, that the Merger is fair to Acquirer Shareholders from a financial point of view and that the Plan of the Merger is in the best interests of Acquirer, and the Acquirer Board has resolved to recommend that the Acquirer Shareholders vote in favour of the Merger, all subject to the terms and the conditions contained in this Agreement; and

D.	Acquirer and Target wish to enter into this Agreement to definitively set out the terms of the Merger.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto hereby covenant and agree as follows:

Article 1
DEFINITIONS, INTERPRETATION AND SCHEDULES

1.1	Definitions

In this Agreement, including the recitals, unless the context otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the meanings set out below:

(a)	“1933 Act” means the United States Securities Act of 1933, as amended;

(b)	“Acquirer” shall have the meaning set out on the first page of this Agreement;

(c)	“Acquirer Board” means the board of directors of Acquirer;

(d)	“Acquirer Circular” means the notice of the Acquirer Meeting and accompanying joint management information circular of Acquirer and Target, including all schedules, appendices and exhibits thereto, and documents incorporated by reference therein, to be sent to Acquirer Shareholders in connection with the Acquirer Meeting, as amended, supplemented or otherwise modified from time to time;

(e)	“Acquirer Disclosure Letter” means the disclosure letter delivered by Acquirer to Target contemporaneously with the execution and delivery of this Agreement;

(f)	“Acquirer Financial Statements” shall have the meaning set out in Section 12(a) of Schedule D of this Agreement;

(g)	“Acquirer Meeting” means a duly convened and constituted meeting of Acquirer Shareholders held in order to pass the Acquirer Resolutions, including any adjournments or postponements thereof;

(h)	“Acquirer Option Plan” means Acquirer’s stock option plan;

(i)	“Acquirer Options” means options to acquire Acquirer Shares;

(j)	“Acquirer Properties” means the properties of Acquirer or any Acquirer Subsidiary described in Schedule E of this Agreement;

(k)	“Acquirer Public Documents” shall have the meaning set out in Section 10(b) of Schedule D of this Agreement;

(l)	“Acquirer Resolutions” means the resolutions of the Acquirer Shareholders approving the Merger in accordance with Applicable Law, including MI 61-101;

(m)	“Acquirer Shareholder Approval” means the approval by the affirmative vote of a majority of all votes cast in person or by proxy by Persons entitled to vote and voting on the Acquirer Resolutions at the Acquirer Meeting;

(n)	“Acquirer Shareholders” means the holders of issued and outstanding Acquirer Shares;

(o)	“Acquirer Shares” means the authorized ordinary shares of no par value in Acquirer, as currently constituted;

(p)	“Acquirer Special Committee” means the special committee of the Acquirer Board comprised of Stephen Keith, Philip Reade and Roberto Gianetti de Fonseca established to consider and make recommendations to the Acquirer Board regarding the Merger;

(q)	“Acquirer Subsidiaries” means the material Subsidiaries of Acquirer as set out in the Acquirer Public Documents;

(r)	“Acquirer Support Agreements” means the support agreements entered into between Acquirer and each of the directors and officers of Acquirer and Northwestern Enterprises Ltd. pursuant to which each such Person will agree to vote their Acquirer Shares in favour of, and to otherwise support, the Merger, in form and substance acceptable to Acquirer and Target in substantially the form annexed hereto as Schedule A;

(s)	“Acquirer Technical Reports” means (i) the technical report with an effective date of July 31, 2016 titled “Feasibility Study and Technical Report on the Epp Project Mato Grosso, Brazil 15°20’s Latitude and 59°16’ W Longitude for Aura Minerals Inc.” and (ii) the technical report with an effective date of December 31, 2013 titled “Mineral Resource and Mineral Reserve Estimates on the San Andres Mine in the Municipality of La Union, in the Department of Copan, Honduras”;

(t)	“Acquisition Proposal” means, at any time, whether or not in writing, any:

(i)	offer or proposal with respect to: (A) any direct or indirect acquisition by any Person or group of Persons of any class of voting or equity securities of Target or any of the Target Subsidiaries whose assets represent 20% or more of the consolidated assets or contribute 20% or more of the consolidated annual revenue of Target and the Target Subsidiaries (based on the financial statements of Target most recently filed prior to such time as part of the Target Public Documents), or securities convertible into or exchangeable or exercisable for such voting or equity securities, representing 20% or more of such class of voting or equity securities then outstanding (assuming, if applicable, the conversion, exchange or exercise of the acquired securities convertible into or exchangeable or exercisable for such voting or equity securities) whether by share purchase, take-over bid, exempt bid, plan of arrangement, amalgamation, merger, share exchange, consolidation, recapitalization, liquidation, dissolution, business combination, or in any other manner; or (ii) any direct or indirect acquisition by any Person or group of Persons of any assets of Target and/or any one or more of the Target Subsidiaries that individually or in the aggregate represent 20% or more of the consolidated assets or contribute 20% or more of the consolidated annual revenue of Target and the Target Subsidiaries (based on the financial statements of Target most recently filed prior to such time as part of the Target Public Documents), or any lease, license, royalty, joint venture, long-term supply agreement, liquidation, dissolution or other arrangement having a similar economic effect, whether in a single transaction or a series of related transactions, or any modification or proposed modification of any of the foregoing, excluding the Merger;

(ii)	inquiry, expression or other indication of interest or offer to, or public announcement of, or of an intention to do any of the foregoing;

(iii)	modification or proposed modification of any such proposal, expression or indication of interest, in each case excluding the Merger and the other transactions contemplated by this Agreement; or

(iv)	any substantially similar transaction effected in any manner whatsoever;

(u)	“Agreement” means this merger agreement, together with the schedules annexed hereto, as amended, amended and restated or supplemented from time to time;

(v)	“Articles of Merger” means the articles of merger under section 171 of the BVIBCA, substantially in the form set out in Part 2 of Schedule B of this Agreement, to be approved and executed by Acquirer and Target and filed with the Registrar, in each case in accordance with this Agreement and Applicable Law;

(w)	“Benefit Plan” shall have the meaning set out in Section 18(a) of Schedule C of this Agreement;

(x)	“Board” means the Acquirer Board or the Target Board, as applicable;

(y)	“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks located in Rio De Janiero, Brazil, Toronto, Canada, Miami, Florida, U.S.A. and the BVI are open for business;

(z)	“BVI” means the Territory of the British Virgin Islands;

(aa)	“BVIBCA” means the BVI Business Companies Act, 2004, as amended;

(bb)	“Change in Recommendation”:

(i)	in respect of Target means (A) the Target Board fails to Recommend, in accordance with Section 2.5(b)(i), or withdraws, amends, modifies or qualifies, publicly proposes or states its intention to do so, or fails to publicly reaffirm, within five (5) Business Days after having been requested in writing by Acquirer to do so, the Recommendation, or takes no position or a neutral position with respect to an Acquisition Proposal for more than five (5) Business Days after first learning of an Acquisition Proposal, (B) the Target Board or any committee of the Target Board approves or recommends an Acquisition Proposal, or (C) the Target Board or any committee of the Target Board accepts, approves, recommends or authorizes Target to enter into a written agreement (other than a confidentiality agreement contemplated in Section 5.3 concerning a Superior Proposal) with respect to a Superior Proposal or, prior to the approval of the Target Resolutions, Target breaches Section 5.1(a) in any material respect; and

(ii)	in respect of Acquirer means the Acquirer Board or any committee of the Acquirer Board fails to Recommend, in accordance with Section 2.5(b)(i), or withdraws, amends, modifies or qualifies, publicly proposes or states its intention to do so, or fails to publicly reaffirm, within five (5) Business Days after having been requested in writing by Target to do so, the Recommendation;

(cc)	“Completion Deadline” means April 30, 2018 or such later date as the Parties may mutually agree;

(dd)	“Contract” means any note, mortgage, indenture, non-governmental permit or license, franchise, lease or other contract, agreement, commitment or arrangement binding upon the subject Person;

(ee)	“Disclosure Letter” means the Acquirer Disclosure Letter or the Target Disclosure Letter, as applicable;

(ff)	“Dissent Rights” means the rights of dissent exercisable by Target Shareholders in respect of the Merger under Applicable Law (including without limitation the rights of dissent under section 179 of the BVIBCA or pursuant to the MAA of Target);

(gg)	“Effective Date” means the Filing Date or such other date as shall be specified in the Articles of Merger as the date on which the Merger is to be effective (provided that such date shall be a Business Day falling not more than thirty days following the date on which the Articles of Merger are registered by the Registrar, pursuant to section 173(1) of the BVIBCA);

(hh)	“Effective Time” means the time on the Effective Date stated as the effective time of the Merger in the Articles of Merger;

(ii)	“Encumbrance” means any mortgage, pledge, assignment, charge, lien, claim, security interest, adverse interest, other third-person interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

(jj)	“Environmental Laws” shall have the meaning set out in Section 20 of Schedule C of this Agreement;

(kk)	“Fairness Opinion” means the opinion from the Valuator or the applicable Financial Advisor that the Merger is fair from a financial point of view to the Target Shareholders or the Acquirer Shareholders, as applicable, in each case other than Northwestern Enterprises Ltd.;

(ll)	“Filing Date” means the date determined in accordance with Section 2.10;

(mm)	“Financial Advisor” means, in respect of Target, BNP Paribas SA, the financial advisor to the Target Board and, in respect of Acquirer, Canaccord Genuity Corp., the financial advisor to the Acquirer Board;

(nn)	“Governmental Entity” means any applicable:

(i)	multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign;

(ii)	subdivision, agent, commission, board or authority of any of the foregoing;

(iii)	quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

(iv)	company registry, including the Registry of Corporate Affairs in the BVI; or

(v)	stock exchange, including the TSX;

(oo)	“Guarantee” shall have the meaning set out in Section 26 of Schedule C of this Agreement;

(pp)	“Independent Valuation” means the independent valuation of Target or Acquirer, as applicable, provided by the Valuator in accordance with the requirements of MI 61-101;

(qq)	“IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board, as amended from time to time;

(rr)	“Key Regulatory Approvals” means the approvals listed on Schedule F of this Agreement;

(ss)	“Laws” means all laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, statutory rules, principles of law, published policies and guidelines, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, including general principles of common and civil law, and terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity, statutory body or self-regulatory authority, and the term “Applicable Laws” with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Entity (or any other Person) having jurisdiction over such Person or Persons or its or their business, undertaking, property or securities (and includes the BVIBCA in the case of each of Acquirer and Target and the relevant requirements of the MAA of each of them);

(tt)	“MAA” means, in respect of a BVI company, its current memorandum and articles of association from time to time;

(uu)	“Matching Period” shall have the meaning set out in Section 5.4(a)(iv);

(vv)	“Material Adverse Change” or “Material Adverse Effect” means any fact or state of facts, circumstance, change, effect, occurrence or event which, individually or in the aggregate with other facts or state of facts, circumstances, changes, effects, occurrences or events, (i) is, or would reasonably be expected to be, material and adverse to the business, operations, results of operations, capital, properties, assets, liabilities, obligations (whether absolute, accrued, contingent or otherwise), or condition (financial or otherwise) of the applicable Party and its Subsidiaries, taken as a whole, except to the extent resulting directly or indirectly (whether alone or in combination with another effect) from or arising in connection with:

(i)	changes in Applicable Laws (including any Applicable Laws in respect to taxes), IFRS or regulatory accounting requirements;

(ii)	any change in general economic, political, business, regulatory, or market conditions or in national or global financial or capital markets;

(iii)	any changes or developments in relation to currency exchange or interest rates;

(iv)	any earthquake, hurricane, tornado, tsunami, flood or other natural disaster or outbreak or escalation of hostilities or acts of war (whether or not declared) or act of terrorism;

(v)	the announcement of this Agreement or the pendency of the transactions contemplated hereby;

(vi)	any actions taken (or omitted to be taken) by the applicable Party or its Subsidiaries with the prior written consent of the other Party hereto; or

(vii)	any action that is explicitly contemplated by this Agreement;

provided, however, that (A) with respect to paragraphs (i), (ii), (iii) and (iv) above, such matters will be considered a Material Adverse Change or Material Adverse Effect if they have a materially disproportionate effect on the applicable Party and its Subsidiaries, taken as a whole, relative to comparable entities operating in the same business or industries as the applicable Party and its Subsidiaries; and (B) references in certain sections of this Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative or interpretative for purposes of determining whether a Material Adverse Change or Material Adverse Effect has occurred or would prevent or materially impede or delay the completion of the Merger;

(ww)	“Material Contracts” means all Contracts or other obligations or rights (and all amendments, modifications and supplements thereto and all side letters to which the subject Person is a party affecting the obligations of any party thereunder) to which the subject Person or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound that are material to the business, properties or assets of the subject Person and its Subsidiaries, taken as a whole, including all:

(i)	employment, severance, personal services, consulting, non-competition or indemnification contracts;

(ii)	Contracts granting a right of first refusal or first negotiation;

(iii)	partnership or joint venture agreements;

(iv)	Contracts for the acquisition, sale or lease of material properties or assets or any economic interest therein (by purchase or sale of assets or stock or otherwise), including any streaming, royalty or mineral loan agreement;

(v)	Contracts with any Governmental Entity;

(vi)	loan or credit agreements, mortgages, indentures or other Contracts or instruments evidencing indebtedness for borrowed money or any such agreement pursuant to which indebtedness for borrowed money may be incurred;

(vii)	Contracts that purport to limit, curtail or restrict the ability to compete in any geographic area or line of business;

(viii)	commitments and agreements to enter into any of the foregoing; and

(ix)	all Contracts that provide for annual payments in excess of $50,000 per annum;

(xx)	“Meeting Circular” means the Target Circular or the Acquirer Circular, as applicable;

(yy)	“Merger” shall have the meaning set out in the recitals hereto;

(zz)	“Merger Documents” means this Agreement, the Articles of Merger and the Plan of Merger;

(aaa)	“MI 61-101” means the Canadian Securities Administrators’ Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions;

(bbb)	“Misrepresentation” means an untrue statement of a material fact or an omission to state a material fact required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

(ccc)	“Money Laundering Laws” shall have the meaning set out in Section 35 of Schedule C of this Agreement;

(ddd)	“NI 43-101” means the Canadian Securities Administrators’ National Instrument 43-101 – Standards of Disclosure for Mineral Projects;

(eee)	“Ordinary Course” means, with respect to an action taken by, as applicable, Target or any Target Subsidiary or Acquirer or any Acquirer Subsidiary, that such action is taken in the ordinary course of the normal day-to-day operations of the business of, as applicable, Target and the Target Subsidiaries or Acquirer and the Acquirer Subsidiaries and is consistent with such entities’ past practice;

(fff)	“Party” shall mean, as the context requires, either Acquirer or Target and “Parties” shall mean both of them;

(ggg)	“Person” means any individual, firm, partnership, joint venture, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, company, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

(hhh)	“Plan of Merger” means the plan of merger under section 170(2) of the BVIBCA, substantially in the form set out in Part 1 of Schedule B of this Agreement, to be approved and executed by Acquirer and Target and filed with the Registrar, in each case in accordance with the terms of this Agreement and Applicable Law;

(iii)	“Recommendation” shall have the meaning set out in Section 2.5(b)(i);

(jjj)	“Registrar” means the Registrar of Corporate Affairs of the BVI;

(kkk)	“Regulatory Approvals” means, any applicable consent, waiver, permit, exemption, review, order, decision or approval of, or any registration and filing with, any Governmental Entity, or the expiry, waiver or termination of any waiting period imposed by Applicable Law or a Governmental Entity, in each case required or advisable under Applicable Laws in connection with the Merger, including the Key Regulatory Approvals;

(lll)	“Related Party” in respect of a Person means any “related party” of such Person, or any “associated entity” of a “related party” of such person, as those terms are defined in MI 61-101;

(mmm)	“Representatives” shall have the meaning set out in Section 5.1(a);

(nnn)	“Required Approvals” means (i) in respect of the Acquirer Meeting, the Acquirer Shareholder Approval together with majority of the minority approval of the Acquirer Resolutions by the relevant Acquirer Shareholders in accordance with MI 61-101 and the MAA of Acquirer and (ii) in respect of the Target Meeting, the Target Shareholder Approval together with majority of the minority approval of the Target Resolutions by the relevant Target Shareholders in accordance with MI 61-101 and the MAA of Target;

(ooo)	“Securities Authorities” means the securities commissions and/or other securities regulatory authorities in the provinces of Canada;

(ppp)	“SEDAR” means the System for Electronic Document Analysis and Retrieval maintained on behalf of the Canadian Securities Administrators;

(qqq)	“Share Consideration” means the 0.053 of an Acquirer Share to be issued in exchange for each Target Share pursuant to the Merger;

(rrr)	“Shareholders” means the Acquirer Shareholders or the Target Shareholders, as applicable;

(sss)	“Shareholder Meeting” means the Target Meeting or the Acquirer Meeting, as applicable;

(ttt)	“Shareholder Resolutions” means the Acquirer Resolutions or the Target Resolutions, as applicable;

(uuu)	“Subsidiary” means, with respect to a Person, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such Person and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control or which is in a like relation to a Subsidiary;

(vvv)	“Superior Proposal” means any unsolicited bona fide written Acquisition Proposal from a Person who is an arm’s length third party made after the date of this Agreement: (i) to acquire not less than all of the outstanding Target Shares or all or substantially all of the assets of Target and the Target Subsidiaries on a consolidated basis that did not result from a breach of Article 5; (ii) that complies with Applicable Laws; (iii) that is reasonably capable of being completed without undue delay, taking into account, all financial, legal, regulatory and other aspects of such proposal and the Person making such proposal; (iv) that is not subject to any financing condition and in respect of which it has been demonstrated to the satisfaction of the Target Board, acting in good faith (after receipt of advice from its financial advisors and its outside legal counsel) that adequate arrangements have been made in respect of any financing required to complete such Acquisition Proposal; (v) that is not subject to any due diligence condition; and (vi) after receiving the advice of its outside legal counsel and its financial advisors, and after taking into account all the terms and conditions of the Acquisition Proposal and the Person making such proposal, would, if consummated in accordance with its terms, but without assuming away the risk of non-completion, result in a transaction which the Target Board determines in its good faith judgement is more favourable, from a financial point of view, to Target Shareholders than the transaction contemplated by this Agreement and the Merger (including any amendments to the terms and conditions of the Arrangement proposed by the Purchaser pursuant to Section 5.4(b));

(www)	“Superior Proposal Notice” shall have the meaning set out in Section 5.4(a)(ii);

(xxx)	“Surviving Company” shall have the meaning set out in Section 2.3;

(yyy)	“Target” shall have the meaning set out on the first page of this Agreement;

(zzz)	“Target Board” means the board of directors of Target;

(aaaa)	“Target Circular” means the notice of the Target Meeting and accompanying joint management information circular of Acquirer and Target, including all schedules, appendices and exhibits thereto, and documents incorporated by reference therein, to be sent to Target Shareholders in connection with the Target Meeting, as amended, supplemented or otherwise modified from time to time;

(bbbb)	“Target Disclosure Letter” means the disclosure letter delivered by Target to Acquirer contemporaneously with the execution and delivery of this Agreement;

(cccc)	“Target DSUs” means the 7,073,672 outstanding deferred share units issued under Target’s deferred share unit plan;

(dddd)	“Target Employees” shall have the meaning set out in Section 17(e) of Schedule C of this Agreement;

(eeee)	“Target Financial Statements” shall have the meaning set out in Section 12(a) of Schedule C of this Agreement;

(ffff)	“Target Meeting” means a duly convened and constituted meeting of Target Shareholders held in order to pass the Target Resolutions, including any adjournments or postponements thereof;

(gggg)	“Target Optionholders” means the holders of outstanding Target Options immediately prior to completion of the Merger;

(hhhh)	“Target Options” means the 2,910,000 outstanding options to acquire Target Shares;

(iiii)	“Target Option Plan” means Target’s stock option plan;

(jjjj)	“Target Properties” means the properties of Target or any Target Subsidiary described in Schedule E of this Agreement;

(kkkk)	“Target Public Documents” shall have the meaning set out in Section 10(b) of Schedule C of this Agreement;

(llll)	“Target Resolutions” means the resolutions of the Target Shareholders approving the Merger and related matters in accordance with Applicable Law, including MI 61-101;

(mmmm)	“Target Shareholder Approval” means the approval by the affirmative vote of a majority of all votes cast in person or by proxy by Persons entitled to vote and voting on the Target Resolutions at the Target Meeting;

(nnnn)	“Target Shareholders” means the holders of issued and outstanding Target Shares;

(oooo)	“Target Shares” means the authorized ordinary shares of no par value in Target, as currently constituted;

(pppp)	“Target Subsidiaries” means the Subsidiaries of Target as set out in the Target Public Documents;

(qqqq)	“Target Support Agreements” means the support agreements entered into between Acquirer and each of the directors and officers of Target and Northwestern Enterprises Ltd. pursuant to which each such Person agrees to vote their Target Shares in favour of, and to otherwise support, the Merger, in form and substance acceptable to Acquirer and Target in substantially the form annexed hereto as Schedule A;

(rrrr)	“Target Technical Reports” means (i) the technical report dated August 9, 2016 titled “Updated Feasibility Study Technical Report for the Almas Gold Project, Almas Municipality, Tocantins, Brazil”, (ii) the technical report dated February 12, 2010 titled “Technical Report and Audit of the Preliminary Resource Estimate on the Matupa Gold Project, Mato Grosso State, Brazil” and (iii) the technical report dated May 31, 2011 titled “NI 43-101 Technical Report on the Tolda Fria Project, Manizales, Colombia;

(ssss)	“Tax” and “Taxes” means all taxes, assessments, charges, dues, duties, rates, fees, imposts, levies and similar charges of any kind lawfully levied, assessed or imposed by any Governmental Entity, including all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes (including, without limitation, taxes relating to the transfer of interests in real property or entities holding interests therein), franchise taxes, license taxes, withholding taxes, payroll taxes, employment taxes, pension plan contributions, excise, severance, social security, workers’ compensation, employment insurance or compensation taxes or premium, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing;

(tttt)	“Tax Returns” means all returns, schedules, elections, declarations, reports, information returns, notices, forms, statements and other documents made, prepared or filed with any taxing authority or required to be made, prepared or filed with any taxing authority relating to Taxes;

(uuuu)	“TSX” means the Toronto Stock Exchange;

(vvvv)	“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia; and

(wwww)	“Valuator” means MNP LLP.

1.2	Interpretation Not Affected by Headings

The division of this Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “herein”, “hereto”, “hereunder” and similar expressions refer to this Agreement and the schedules annexed hereto and not to any particular article, section or other portion hereof and include any agreement, schedule or instrument supplementary or ancillary hereto or thereto.

1.3	Number and Gender; Including

In this Agreement, unless the context otherwise requires, words importing the singular only shall include the plural and vice versa and words importing the use of either gender shall include both genders and neuter.

In this Agreement, “including” means including without limitation, and “includes” and “included” have corresponding meanings.

1.4	Date for any Action

If the date on which any action is required to be taken hereunder by any party hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day (and, if applicable to the relevant action, is a Business Day on which the Registry of Corporate Affairs in the BVI is open to accept and approve electronic filings via the “VIRRGIN” system in the BVI).

1.5	Statutory References

Any reference in this Agreement to a statute includes all regulations and rules made thereunder, all amendments to such statute or regulation in force from time to time and any statute or regulation that supplements or supersedes such statute or regulation.

1.6	Currency

Unless otherwise stated, all references in this Agreement to dollar amounts are expressed in Canadian currency.

1.7	Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by Applicable Laws, the Parties waive any provision of Law that renders any provision of this Agreement or any part thereof invalid or unenforceable in any respect. The Parties will engage in good faith negotiations to replace any provision hereof or any part thereof that is declared invalid or unenforceable with a valid and enforceable provision or part thereof, the economic effect of which approximates as much as possible the invalid or unenforceable provision or part thereof that it replaces.

1.8	Accounting Matters

Unless otherwise stated, all accounting terms used in this Agreement shall have the meanings attributable thereto under, and all determinations of an accounting nature required to be made hereunder shall be made in a manner consistent with, IFRS.

1.9	Knowledge

Any reference to the knowledge of a Party shall mean, unless otherwise specified, to the best of the knowledge, information and belief of such Party’s officers after reviewing all relevant records and making all reasonable inquiries, including of their direct reports.

1.10	Disclosure Letters

Any reference to a matter being disclosed or set out in a Disclosure Letter shall mean disclosure in such section of such Disclosure Letter that is referred to in the relevant section of this Agreement and disclosure in any section of such Disclosure Letter shall not be disclosure for the purposes of any other section of such Disclosure Letter.

1.11	Schedules

The following schedules are annexed to, and are deemed to be incorporated into and form part of, this Agreement:

Schedule A – Form of the Support Agreements
Schedule B – Merger Documents
Schedule C – Representations and Warranties of Target
Schedule D – Representations and Warranties of Acquirer
Schedule E – The Acquirer Properties and the Target Properties
Schedule F – Key Regulatory Approvals

Article 2
THE MERGER

2.1	Implementation Steps by Target

Target will propose the Merger to the Target Shareholders upon and subject to the terms of this Agreement, and covenants in favour of Acquirer that Target shall, subject to the terms of this Agreement (including the conditions in Sections 6.1 and 6.2 hereof), on the Filing Date:

(a)	execute and file the Articles of Merger with the Registrar pursuant to section 171 of the BVIBCA; and

(b)	make or procure that there is made as soon as reasonably practicable any and all other filings or recordings required under the BVIBCA or other Applicable Law in connection with the Merger (including any filing required to be made by or on behalf of its registered agent in the BVI).

2.2	Implementation Steps by Acquirer

Acquirer will propose the Merger to the Acquirer Shareholders upon and subject to the terms of this Agreement, and covenants in favour of Target that Acquirer shall on the Filing Date and subject to the terms of this Agreement (including the conditions in Sections 6.1 and 6.3 hereof), on the Filing Date:

(a)	execute and file the Articles of Merger with the Registrar pursuant to section 171 of the BVIBCA; and

(b)	make or procure that there is made as soon as reasonably practicable any and all other material filings or recordings required under the BVIBCA or other Applicable Law in connection with the Merger (including any filing required to be made by or on behalf of its registered agent in the BVI).

2.3	Merger

The Parties to this Agreement will implement the Merger in accordance with the terms thereof, as set out in the Merger Documents and in accordance with the terms of this Agreement. At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with Applicable Law, Acquirer shall be merged with Target, whereupon the separate corporate existence of Target shall cease, and Acquirer shall continue as the surviving company in the Merger (the “Surviving Company”).

2.4	The Shareholder Meetings

Each of Target and Acquirer shall:

(a)	convene and conduct its Shareholder Meeting in accordance with Applicable Law as soon as reasonably practicable (and, in any event, on or before March 30, 2018), and, in this regard, shall abridge to the extent permitted by Applicable Laws any time periods that may be abridged under Applicable Laws for the purpose of considering the Shareholder Resolutions and for any other proper purpose as may be set out in the Meeting Circular and agreed to by the other Party hereto, and shall not adjourn, postpone or cancel (or propose the adjournment, postponement or cancellation of) its Shareholder Meeting without the prior written consent of the other Party hereto, except as Target is required or permitted under Section 5.4(d), or as required for quorum purposes (in which case, the Shareholder Meeting shall be adjourned and not cancelled) or as required by Applicable Law or by a Governmental Entity;

(b)	use its commercially reasonable efforts to solicit proxies in favour of the approval of the Shareholder Resolutions and against any resolution submitted by any Person that is inconsistent with, or which seeks (without the consent of the other Party hereto) to hinder or delay the passage of the Shareholder Resolutions, including, if so reasonably requested by the other Party hereto, by using a proxy solicitation service reasonably acceptable to such Party;

(c)	provide the other Party hereto with copies of or access to information regarding the Shareholder Meeting generated by any proxy solicitation services firm, as requested from time to time by such Party;

(d)	fix the date of its Shareholder Meeting and the record date for its Shareholder Meeting as soon as practicable following the date hereof and, in any event, on or before the date two (2) Business Days after the date hereof, and give notice to the other Party hereto of its Shareholder Meeting and allow such Party’s representatives and legal counsel to attend such Shareholder Meeting;

(e)	within five (5) Business Days after the date of the execution of this Agreement, use its best efforts to prepare or cause to be prepared and provide to the other Party hereto a list of securityholders of all classes, as well as a security position listing from each depository of its securities, including CDS Clearing and Depositary Services Inc., and obtain and deliver to such Party thereafter on demand supplemental lists setting out any changes to such list and security position listing, all such deliveries to be in printed form and, if available, in computer reading format;

(f)	establish a cut-off date for delivery of proxies for the purpose of voting at its Shareholder Meeting that is not less than two (2) Business Days prior to the commencement of its Shareholder Meeting and will not waive such proxy cut-off without the prior consent of the other Party hereto, which consent shall not be unreasonably withheld, conditioned or delayed;

(g)	promptly advise the other Party hereto, at such times as such Party may reasonably request and at least daily on each of the last ten (10) Business Days prior to the date of its Shareholder Meeting, as to the aggregate tally of the proxies received in respect of the Shareholder Resolutions;

(h)	promptly advise the other Party hereto of any communication (written or oral) from or claims brought by (or threatened to be brought by) any Person in opposition to the Merger and/or purported exercise or withdrawal of Dissent Rights, and Target shall not settle or compromise or agree to settle or compromise any such Dissent Rights without the prior written consent of Acquirer, not to be unreasonably withheld, conditioned or delayed, and Target shall provide Acquirer with an opportunity to review and comment on any written communication sent by or on behalf of Target to any Target Shareholder exercising or purporting to exercise Dissent Rights and provide Acquirer with a copy of any such written communication; and

(i)	not change the record date for its Shareholder Meeting in connection with any adjournment or postponement of the Shareholder Meeting unless required by Applicable Law or consented to in writing by the other Party.

2.5	The Meeting Circulars

(a)	Each Party agrees to use commercially reasonable efforts to expeditiously prepare its Meeting Circular, together with any other documents required by Applicable Laws in connection with the Merger, as soon as reasonably practicable after the date of the execution of this Agreement and, in any event, in sufficient time to hold its Shareholder Meeting in accordance with Section 2.4(a).

(b)	Each Meeting Circular will, subject to the other terms of this Agreement, include:

(i)	the recommendation (the “Recommendation”) of the applicable Board that the applicable Shareholders vote in favour of the Shareholder Resolutions (which recommendation will exclude any member of the applicable Board who is not entitled to vote on matters concerning the Merger because of their interest in the transactions contemplated by this Agreement) based on the Independent Valuation;

(ii)	a summary of the Independent Valuation; and

(iii)	the Fairness Opinion received by its Board.

(c)	The Target Circular will include a statement that each Target Shareholder subject to a Target Support Agreement intends to vote all of such Person’s Target Shares in favour of the Target Resolutions, subject to the terms of the Target Support Agreements.

(d)	The Acquirer Circular will include a statement that each Acquirer Shareholder subject to an Acquirer Support Agreement intends to vote all of such Person’s Acquirer Shares in favour of the Acquirer Resolutions, subject to the terms of the Acquirer Support Agreements.

(e)	Each Party will provide the other Party and its outside legal counsel with a reasonable opportunity to review, comment on and contribute to its Meeting Circular prior to such Meeting Circular being printed and mailed to Shareholders and filed with the Securities Authorities, and will give reasonable consideration to any comments made and material provided by the other Party and its counsel, provided that all information relating solely to a Party included in a Meeting Circular will be in form and content satisfactory such Party, acting reasonably, and each Party will provide the other Party with a final copy of its Meeting Circular prior to mailing it to Shareholders. Each Party will, in a reasonably timely manner, review and comment on all materials delivered to it by the other Party for its review and comment in connection with the preparation and settlement of the Meeting Circulars.

(f)	Each Party will keep the other Party informed of any requests or comments made by Securities Authorities in connection with its Meeting Circular and promptly provide copies to the other Party of any correspondence received from or sent to Securities Authorities in connection with its Meeting Circular.

2.6	Transaction Approvals

Each Party represents as of the date hereof that its Board (in the case of any unanimous determination or resolution referred to below, excluding members of its Board who will not vote on matters concerning the Merger or this Agreement because of their interest in the transactions contemplated by this Agreement) has:

(a)	unanimously determined that the Merger is fair to its Shareholders (other than Northwestern Enterprises Ltd.) and is in its best interests;

(b)	unanimously resolved to recommend that its Shareholders vote in favour of the Shareholder Resolutions;

(c)	unanimously resolved to authorize the consummation of the transaction contemplated hereby on the terms set forth herein and in the other Merger Documents;

(d)	unanimously resolved to authorize the execution and delivery of this Agreement and the Plan of Merger;

(e)	unanimously resolved, subject to the relevant Required Approval being obtained, to execute and deliver (and to authorise and direct the registered agent of the relevant Party to file on behalf of the relevant Party) the Articles of Merger with the Registrar on the Filing Date;

(f)	obtained the Independent Valuation and has provided to other Party a copy of the presentation of the Valuator thereon, it being acknowledged that the final written form of the Independent Valuation will be delivered following the date of this Agreement for inclusion in its Meeting Circular; and

(g)	obtained its Fairness Opinion, it being acknowledged that the final written form of such opinion will be delivered following the date of this Agreement for inclusion in its Meeting Circular.

2.7	Closing

From and after the Effective Time, the Merger will have all of the effects provided under Applicable Laws, including section 173 of the BVIBCA. The closing of the transactions contemplated hereby will take place at the offices of Blake, Cassels & Graydon LLP, 199 Bay Street, Suite 4000, Toronto, Ontario on the Filing Date. At the closing, each of the Parties shall deliver to the other Party:

(a)	the documents required or contemplated to be delivered by it hereunder in order to complete, or necessary or reasonably requested to be delivered by it by the other Party in order to effect, the Merger pursuant to the terms of the Merger Documents, provided that each such document required to be dated the Effective Date shall be dated as of, or be expressed to be effective on, the Effective Date and shall be held in escrow and deemed to be released simultaneously at the Effective Time; and

(b)	written confirmation as to the satisfaction or waiver of all of the conditions in its favour contained in Article 6 hereof.

2.8	Preparation of Filings

(a)	Target and Acquirer shall cooperate in:

(i)	the preparation of any application for the orders and the preparation of any required registrations and any other documents reasonably deemed by Target or Acquirer to be necessary to discharge their respective obligations under Applicable Laws in connection with the Merger Documents and the other transactions contemplated thereby;

(ii)	the taking of all such action as may be required under any Applicable Laws in connection with the issuance of the Acquirer Shares in connection with the Merger; and

(iii)	the taking of all such action as may be required under the BVIBCA in connection with the transactions contemplated by this Agreement and the other Merger Documents.

Each of Target and Acquirer shall promptly furnish to the other all information concerning it and its affiliates and shareholders as may be required to give effect to the actions described in Section 2.7 and the foregoing provisions of this Section 2.8, and each covenants that no information furnished by it (to its knowledge, in the case of information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the Merger and the other transactions contemplated by this Agreement will contain a Misrepresentation.

(b)	Each of Target and Acquirer shall promptly notify the other if at any time before or after the Effective Time it becomes aware that either of the Meeting Circulars contains any Misrepresentation. In any such event, Target and Acquirer shall cooperate in the preparation of any required supplement or amendment to the applicable circular and, if required by Applicable Laws, shall cause the same to be distributed to the applicable Shareholders or filed with the applicable Securities Authorities.

2.9	Consultation

Acquirer and Target will consult with each other in issuing any press release or otherwise making any public statement with respect to this Agreement or the Merger and in making any filing with any Governmental Entity, Securities Authority or stock exchange with respect thereto. Each of Acquirer and Target shall use its commercially reasonable efforts to enable the other of them to review and comment on all such press releases and filings prior to the release or filing, respectively, thereof; provided, however, that the obligations herein will not prevent a Party from making, after consultation with the other Party, such disclosure as is required by Applicable Laws or the rules and policies of any applicable stock exchange.

2.10	Filing Date

The Filing Date shall be the date on which the Articles of Merger are filed at the Registry of Corporate Affairs in the BVI, which, unless otherwise mutually agreed by the Parties in writing, shall be (a) the date that is the earlier of: (i) the date that is three (3) Business Days after the satisfaction or waiver (subject to Applicable Laws) of the conditions set out in Article 6 (other than the delivery of items to be delivered on the Filing Date and the satisfaction of those conditions that, by their terms, cannot be satisfied until immediately prior to the Filing Date); and (ii) the Completion Deadline; provided that the conditions set out in Article 6 have been satisfied or waived as of such date; or (b) such date as mutually agreed upon in writing by the Parties. Subject to the satisfaction or waiver (subject to Applicable Laws) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Filing Date, but subject to the satisfaction or, where permitted, waiver of those conditions as of the Filing Date) set out in Article 6, the Merger will, from and after the Effective Time, have all of the effects provided under Applicable Laws.

2.11	Memorandum and Articles of Association of the Surviving Company

At the Effective Time, the memorandum of association and articles of association of Acquirer will be the memorandum of association and articles of association of the Surviving Company, until thereafter amended in accordance with the provisions thereof and Applicable Law.

Article 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of Target

(a)	Target hereby makes to Acquirer the representations and warranties set out in Schedule C of this Agreement and acknowledges that Acquirer is relying upon these representations and warranties in connection with the entering into of this Agreement.

(b)	Any investigation made or knowledge acquired (or capable of being acquired) by Acquirer or its representatives at any time shall not mitigate, diminish or affect the representations and warranties of Target pursuant to this Agreement.

3.2	Representations and Warranties of Acquirer

(a)	Acquirer hereby makes to Target the representations and warranties set out in Schedule D of this Agreement and acknowledges that Target is relying upon these representations and warranties in connection with the entering into of this Agreement.

(b)	Any investigation made or knowledge acquired (or capable of being acquired) by Target or its representatives at any time shall not mitigate, diminish or affect the representations and warranties of Acquirer pursuant to this Agreement.

3.3	Survival of Representations and Warranties

The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and shall expire and be terminated and extinguished upon completion of the Merger.

Article 4
COVENANTS

4.1	Covenants of Target

Target hereby covenants and agrees with Acquirer as follows:

(a)	Target shall furnish promptly to Acquirer a copy of any dealings or communications with any Governmental Entity (including any Securities Authority) in connection with, or in any way affecting, the transactions contemplated by this Agreement.

(b)	Target covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms,

(i)	except:

(A)	with the prior written consent of Acquirer;

(B)	as required or permitted by this Agreement; or

(C)	as required by Applicable Law;

Target and each of the Target Subsidiaries shall conduct its business in the Ordinary Course and in accordance with Applicable Law, and Target shall use commercially reasonable efforts to maintain and preserve its and the Target Subsidiaries’ business organization, assets, properties (including, for greater certainty, the Target Properties), employees, goodwill and business relationships with customers, suppliers, partners and other Persons with which Target or any Target Subsidiary has business relations and to perform and comply with all of its obligations under Material Contracts; and

(ii)	without limiting the generality of Section 4.1(b)(i), except in the situations or circumstances contemplated by Section 4.1(b)(i)(A) to 4.1(b)(i)(C), neither Target nor any Target Subsidiary shall, directly or indirectly:

(A)	amend its MAA, by-laws or similar organizational documents;

(B)	split, divide, combine, reclassify, designate, convert or amend the terms of any shares or securities of Target or of any Target Subsidiary;

(C)	redeem, forfeit, repurchase, or otherwise acquire or offer to redeem, repurchase or otherwise acquire any shares or securities of Target or any Target Subsidiary;

(D)	issue, grant, deliver, sell, pledge, charge, mortgage or otherwise encumber, or authorize the issuance, grant, delivery, sale, pledge, charge, mortgage or other encumbrance of any shares, securities, any options, warrants or similar rights exercisable or exchangeable for or convertible into such shares or securities of Target or any Target Subsidiary;

(E)	acquire (by merger, consolidation, acquisition of shares or assets or otherwise), directly or indirectly, in one transaction or in a series of related transactions, any assets, securities, properties, interests or businesses if such acquisition would (i) have a cost, on a per transaction or series of related transactions basis, in excess of $15,000 and subject to a maximum of $50,000 for all such transactions, or (ii) reasonably be expected to impede, prevent or delay the consummation of the transactions contemplated by this Agreement;

(F)	reorganize, consolidate, amalgamate or merge Target or any Target Subsidiary;

(G)	reduce or increase the stated capital of the shares or authorised number of shares of Target or any Target Subsidiary;

(H)	adopt a plan of liquidation or resolutions providing for the solvent or insolvent liquidation or administration or dissolution of Target or any Target Subsidiary;

(I)	sell, pledge, charge, lease, dispose of, surrender, lose the right to use, mortgage, license, encumber or otherwise dispose of or transfer any assets of Target or of any Target Subsidiary or any interest in any assets of Target or any Target Subsidiary having a value greater than $50,000 in the aggregate;

(J)	make any capital expenditure or commitment to do so which individually, or in the aggregate, exceeds $50,000;

(K)	make, rescind or change any material Tax election, information schedule, return or designation, settle or compromise any material Tax claim, assessment, reassessment or liability, file any amended Tax Return, enter into any material agreement with a Governmental Entity with respect to Taxes, surrender any right to claim a material Tax abatement, reduction, deduction, exemption, credit or refund, consent to the extension or waiver of the limitation period applicable to any material Tax matter or materially amend or change any of its methods or reporting income, deductions or accounting for income Tax purposes except as may be required by Applicable Law;

(L)	fail to duly and timely file with the appropriate Governmental Entity all material Tax Returns required to be filed, or to pay, withhold, collect and remit to the appropriate Governmental Entity in a timely fashion all material amounts required to be so paid, withheld, collected or remitted other than those being contested in good faith and which are not required to be paid, withheld, collected or remitted until final resolution of such contest;

(M)	make, in one transaction or in a series of related transactions, any loans, advances or capital contributions to, or investments in, or assume, guarantee or otherwise become liable with respect to the liabilities of, any Person, other than Target or any wholly-owned Target Subsidiary;

(N)	prepay any long-term indebtedness before its scheduled maturity or increase, create, incur, assume or otherwise become liable, in one transaction or in a series of related transactions, with respect to any indebtedness for borrowed money or guarantees thereof other than (1) indebtedness owing by one wholly-owned Target Subsidiary to Target or another wholly-owned Target Subsidiary or of Target owed to a wholly-owned Target Subsidiary, (2) in connection with the refinancing of indebtedness outstanding on the date hereof in the Ordinary Course, (3) in connection with advances in the Ordinary Course under Target’s or any Target Subsidiaries’ existing credit facilities or (4) indebtedness entered into in the Ordinary Course or in connection with the Merger; provided that any indebtedness created, incurred, refinanced, assumed or for which Target or any Target Subsidiary becomes liable in accordance with the foregoing clauses shall be prepayable at the Effective Time without premium, penalty or other incremental costs (including breakage costs);

(O)	make any bonus or profit sharing distribution or similar payment of any kind;

(P)	make any material change in Target’s methods of accounting, except as required by concurrent changes in IFRS;

(Q)	grant any general increase in the rate of wages, salaries, bonuses or other remuneration of any Target Employees;

(R)	except as required by Applicable Law, (1) increase any severance, retention, change of control or termination pay to (or amend any existing arrangement with) any Target Employee or any director of Target or any Target Subsidiary; (2) increase the benefits payable under any existing severance or termination pay policies with any Target Employee or any director of Target or any Target Subsidiary; (3) increase the compensation or benefits payable under any employment agreements with any Target Employee or any director of Target or any Target Subsidiary; (4) enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement) with (x) any member of senior management or any officer or director of Target or any Target Subsidiary or (y) except in the Ordinary Course, any Target Employee; or (5) increase compensation, bonus levels or other benefits or perquisites payable to any Target Employee or any director of Target;

(S)	adopt any new Benefit Plan or any amendment or modification of an existing Benefit Plan;

(T)	enter into any collective bargaining agreement or other Contract with a labour organization representing any employees of Target or of any Target Subsidiary;

(U)	cancel, waive, release, assign, or settle any material claims or rights;

(V)	commence, waive, release, assign, or settle any litigation, proceedings or governmental investigations;

(W)	except in the Ordinary Course, amend or modify in any material respect or terminate or waive any material right under any Material Contract or enter into any contract or agreement that would be a Material Contract if in effect on the date hereof;

(X)	amend, modify, terminate, cancel or let lapse any material insurance (or re-insurance) policy of Target or any Target Subsidiary in effect on the date of this Agreement, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the terminated, cancelled or lapsed policies for substantially similar premiums are in full force and effect;

(Y)	enter into any agreement to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property;

(Z)	declare, set aside or pay any dividend or other distribution or payment in cash, securities or property with respect to any class of securities (except transactions in the Ordinary Course between two or more wholly-owned Subsidiaries of Target or between Target and one or more of its wholly-owned Subsidiaries);

(AA)	enter into any new line of business outside of its existing business; or

(BB)	authorize, agree, resolve or otherwise commit, whether or not in writing, to do any of the foregoing.

(c)	Target shall:

(i)	not take any action, or refrain from taking any action or permit any action to be taken or not taken (subject to a commercially reasonable efforts qualification) inconsistent with the provisions of this Agreement or that would reasonably be expected to materially impede the completion of the transactions contemplated hereby or would render, or that could reasonably be expected to render, any representation or warranty made by Target in this Agreement untrue or inaccurate in any material respect at any time on or before the Effective Date if then made or that would or could have a Material Adverse Effect on Target; and

(ii)	promptly notify Acquirer of:

(A)	any Material Adverse Change or Material Adverse Effect, or any change, event, occurrence or state of facts that could reasonably be expected to become a Material Adverse Change or to have a Material Adverse Effect, in respect of the business or in the conduct of the business of Target;

(B)	any material Governmental Entity or third-person complaints, investigations or hearings (or communications indicating that the same may be contemplated);

(C)	any breach by Target of any covenant or agreement contained in this Agreement; and

(D)	any event occurring subsequent to the date hereof that would render any representation or warranty of Target contained in this Agreement, if made on or as of the date of such event or the Effective Date, to be untrue or inaccurate.

(d)	Target shall use all commercially reasonable efforts to satisfy, or cause to be satisfied, all conditions set out in Sections 6.1 and 6.3 to the extent that the same is within its control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all Applicable Laws to complete the transactions contemplated by this Agreement, including using its commercially reasonable efforts to:

(i)	oppose, lift or rescind any injunction or restraining order or other order or action challenging or affecting this Agreement, the transactions contemplated hereby or seeking to enjoin or delay, or otherwise adversely affecting the ability of the Parties to consummate, the transactions contemplated hereby; and

(ii)	cooperate with Acquirer in connection with the performance by Acquirer of its obligations hereunder.

(e)	Target shall execute and deliver, or cause to be executed and delivered, at the closing of the transactions contemplated hereby such customary agreements, certificates, resolutions, opinions and other closing documents as may be reasonably requested by Acquirer, all in form satisfactory to Acquirer, acting reasonably.

4.2	Covenants of Acquirer

Acquirer hereby covenants and agrees with Target as follows:

(a)	Acquirer shall furnish promptly to Target a copy of any filing under any Applicable Laws and any dealings or communications with any Governmental Entity (including any Securities Authority) in connection with, or in any way affecting, the transactions contemplated by this Agreement.

(b)	Acquirer covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms,

(i)	except:

(A)	with the prior written consent of Target;

(B)	as required or permitted by this Agreement; or

(C)	as required by Applicable Law;

Acquirer shall use commercially reasonable efforts to maintain and preserve its and the Acquirer Subsidiaries’ business organization, assets, properties (including, for greater certainty, the Acquirer Properties), employees, goodwill and business relationships with customers, suppliers, partners and other Persons with which Acquirer or any Acquirer Subsidiary has business relations and to perform and comply with all of its obligations under Material Contracts; and

(ii)	without limiting the generality of Section 4.2(b)(i) except in the situations or circumstances contemplated by Section 4.2(b)(i)(A) to 4.2(b)(i)(C), Acquirer shall not:

(A)	amend its MAA, by-laws or similar organizational documents;

(B)	split, divide, combine, reclassify, designate, convert or amend the terms of any shares or securities of Acquirer;

(C)	redeem, forfeit, repurchase, or otherwise acquire or offer to redeem, repurchase or otherwise acquire any shares or securities of Acquirer;

(D)	reorganize, consolidate, amalgamate or merge Acquirer or any Acquirer Subsidiary;

(E)	declare, set aside or pay any dividend or other distribution or payment in cash, securities or property with respect to any class of securities (except transactions in the Ordinary Course between two or more wholly-owned Subsidiaries of Acquirer or between Acquirer and one or more of its wholly-owned Subsidiaries);

(F)	enter into any Contract or take any other action which under any Applicable Law requires the approval of minority Acquirer Shareholders, unless such approval is to be sought at a meeting of Acquirer Shareholders in respect of which the record date will be such that the Acquirer Shares comprised in the Share Consideration will be Acquirer Shares which can be voted at such meeting; or

(G)	authorize, agree, resolve or otherwise commit, whether or not in writing, to do any of the foregoing.

(c)	Acquirer shall:

(i)	not take any action, or refrain from taking any action or permit any action to be taken or not taken (subject to a commercially reasonable efforts qualification), inconsistent with the provisions of this Agreement or that would reasonably be expected to materially impede the completion of the transactions contemplated hereby or would render, or that could reasonably be expected to render, any representation or warranty made by Acquirer in this Agreement untrue or inaccurate in any material respect at any time on or before the Effective Date if then made or that would or could have a Material Adverse Effect on Acquirer; and

(ii)	promptly notify Target of:

(A)	any Material Adverse Change or Material Adverse Effect, or any change, event, occurrence or state of facts that could reasonably be expected to become a Material Adverse Change or to have a Material Adverse Effect, in respect of the business or in the conduct of the business of Acquirer;

(B)	any material Governmental Entity or third-person complaints, investigations or hearings (or communications indicating that the same may be contemplated);

(C)	any breach by Acquirer of any covenant or agreement contained in this Agreement; and

(D)	any event occurring subsequent to the date hereof that would render any representation or warranty of Acquirer contained in this Agreement, if made on or as of the date of such event or the Effective Date, to be untrue or inaccurate.

(d)	Acquirer shall use all commercially reasonable efforts to satisfy, or cause to be satisfied, all of the conditions set out in Sections 6.1 and 6.2 to the extent the same is within its control and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under all Applicable Laws to complete the transactions contemplated by this Agreement, including using its commercially reasonable efforts to:

(i)	oppose, lift or rescind any injunction or restraining order or other order or action challenging or affecting this Agreement, the transactions contemplated hereby or seeking to enjoin or delay, or otherwise adversely affecting the ability of the Parties to consummate, the transactions contemplated hereby; and

(ii)	cooperate with Target in connection with the performance by Target of its obligations hereunder.

(e)	At the closing of the transactions contemplated hereby, Acquirer shall execute and deliver, or cause to be executed and delivered, such customary agreements, certificates, opinions, resolutions and other closing documents as may be reasonably requested by Target, all in form satisfactory to Target, acting reasonably.

(f)	Acquirer will, in accordance with the terms and conditions hereof and Applicable Law, at the Effective Time issue the Share Consideration to Target Shareholders pursuant to the Merger, such Acquirer Shares to be “freely tradeable”, subject only to “control person” restrictions under securities Applicable Laws in Canada; provided that, if Acquirer, acting in its sole discretion, determines that any state or other jurisdiction within the United States does not exempt the issuance of Share Consideration from such jurisdiction’s registration or qualification requirements, Acquirer may, acting in its sole discretion, determine that holders of Target Shares resident in such jurisdiction will receive an equivalent value of cash consideration in lieu of the Share Consideration.

(g)	In respect of Target Options that are outstanding as of the date hereof, Acquirer will, at the Effective Time, issue Acquirer Options to the Target Optionholders in exchange for such Target Options, which will be cancelled, on the basis of 0.053 of an Acquirer Option for each Target Option. In each case, the exercise price of the Acquirer Options so issued shall be the exercise price of the Target Options for which they are exchanged after dividing such exercise price by 0.053. For greater certainty, such Acquirer Options (whether or not issued under the Acquirer Option Plan) will expire on the expiry date set out in the corresponding Target Option and will not be subject to section 2.5 of the Acquirer Option Plan or any analogous provision.

(h)	Acquirer will issue, at the Effective Time, an aggregate of 314,186 Acquirer Shares to the holders of Target DSUs outstanding as of the date hereof in exchange for their Target DSUs, which will be cancelled, and will further pay an aggregate of $60,213 in lieu of the additional Target DSUs that would have been issued but for black-out restrictions.

(i)	Acquirer shall use its commercially reasonable efforts to ensure that the Acquirer Shares are continuously listed and posted for trading on the TSX.

4.3	Mutual Covenants of Acquirer and Target

(a)	Each of the Parties agrees that any information as to the other Party’s financial condition, business, properties, title, assets and affairs (including any material contracts) received from the other Party as part of its due diligence investigations in connection with the transactions contemplated in this Agreement, including information which, at the time of receipt had not become generally available to the public, was not available to a Party or its representatives on a non-confidential basis before February 15, 2017 or does not become available to a Party or its representatives on a non-confidential basis from a Person who is not, to the knowledge of the Party or its representatives, otherwise bound by confidentiality obligations to the provider of such information or otherwise prohibited from transmitting the information to the Party or its representatives (“confidential information”) will be kept confidential by such Party for a period of two (2) years from the date hereof. Prior to releasing any confidential information, Acquirer or Target, as applicable, may require the recipient of the confidential information to enter into a mutually acceptable confidentiality agreement. No confidential information may be released to third parties without the consent of the provider thereof, except that the Parties agree that they will not unreasonably withhold such consent to the extent that such confidential information is compelled to be released by legal process or must be released to regulatory bodies and/or included in public documents. The provisions of this Section 4.3(a) shall survive the termination of this Agreement.

(b)	Each of the Parties will advise and consult with the other Party, in advance of any public statement which it proposes to make in respect of the Merger, provided that no Party shall be prevented from making any disclosure or statement which is required to be made by it under Applicable Law (including, for greater certainty, any applicable rule of a stock exchange or similar organization).

(c)	In a timely and expeditious manner, each Party shall provide the other Party with information as requested by the other Party, acting reasonably, in order to prepare any amendments or supplements to the applicable Meeting Circular (which amendments or supplements shall be in a form satisfactory to each of the Parties, acting reasonably).

(d)	The Parties will take such actions as may be required to permit Acquirer to rely on Rule 802 under the 1933 Act for each issuance of Acquirer securities in connection with the Merger or, if mutually agreed in writing, another exemption from the 1933 Act registration requirements.

(e)	Prior to the Effective Date, Target shall purchase customary “tail” policies of directors’ and officers’ liability insurance providing protection no less favourable in the aggregate to the protection provided by the policies maintained by Target which are in effect immediately prior to the Effective Date and providing protection in respect of claims arising from facts or events which occurred on or prior to the Effective Date and Acquirer shall maintain such tail policies in effect without any reduction in scope or coverage for six (6) years from the Effective Date; provided that Acquirer shall not be required to pay any amounts in respect of such coverage prior to the Effective Time and provided further that the cost of such policies shall not exceed 200% of Target’s current annual aggregate premium for policies currently maintained by Target.

(f)	Acquirer shall, in respect of any matters occurring prior to the Effective Date, honour all rights to indemnification or exculpation in favour of present and former employees, officers and directors of Target and the Target Subsidiaries, and acknowledges that such rights shall survive the completion of the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six (6) years from the Effective Date or the statutes of limitations applicable to such matters. The foregoing shall not, however, apply to require indemnification or exculpation in respect of material matters existing as of the date hereof and known to any of Target’s directors or officers but not disclosed in the Target Public Documents or the Target Disclosure Letter.

(g)	If Target or the Target Subsidiaries have defenses to limit, restrict or preclude such indemnification obligations under applicable terms and conditions for relevant officers and directors of Target or the Target Subsidiaries, Acquirer shall be entitled to assert the same defenses to limit, restrict or preclude indemnification obligations in favour of relevant individuals seeking such indemnification.

(h)	If Acquirer or any of its Subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not a continuing or surviving company or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, Acquirer shall ensure that any such successor or assign (including, as applicable, any acquirer of substantially all of the properties and assets of Acquirer or its Subsidiaries) assumes or agrees to comply with all of the obligations set forth in Sections 4.3(d) through (g) herein.

4.4	Regulatory Approvals

(a)	As soon as reasonably practicable after the date hereof, Acquirer and Target shall identify any Regulatory Approvals that are necessary to discharge their respective obligations under this Agreement and each Party, or where appropriate, the Parties jointly, shall make all notifications, filings, applications and submissions with Governmental Entities required or advisable, and shall use its commercially reasonable efforts to obtain and maintain the Regulatory Approvals, including the Key Regulatory Approvals. The Parties shall use commercially reasonable efforts to file notices, applications and initial submissions for the Key Regulatory Approvals as soon as practicable following the date of this Agreement.

(b)	The Parties shall cooperate with one another in connection with obtaining the Regulatory Approvals, including providing or submitting on a timely basis, and as promptly as practicable, all documentation and information that is required, or in the opinion of Target or Acquirer, acting reasonably, advisable in connection with obtaining the Regulatory Approvals and use their reasonable best efforts to ensure that such information does not contain a Misrepresentation; provided, however, that nothing in this provision shall require a Party to provide information that is not in its possession or not otherwise reasonably available to it. For greater certainty, each Party hereby agrees that from the date hereof until the earlier of: (i) the Effective Time and (ii) this Agreement having been terminated in accordance with its terms, it shall use reasonable best efforts to obtain the Regulatory Approvals as soon as reasonably practicable.

(c)	The Parties shall (i) cooperate with one another, and use commercially reasonable efforts to keep one another fully informed as to the status of and the processes and proceedings relating to obtaining the Regulatory Approvals and shall promptly notify each other of any communication from any Governmental Entity in respect of the Merger or this Agreement, (ii) provide timely input into any submissions, applications, notifications, filings or written representations to any Governmental Entity in connection with obtaining the Regulatory Approvals and (iii) respond expeditiously to any requests for information from a Governmental Entity in connection with obtaining a Regulatory Approval. Neither shall make any submissions, applications, notifications, filings or representations to any Governmental Entity relating to any Regulatory Approval or in respect of the Merger or this Agreement without the prior approval of the other Party or unless required under Applicable Law (provided that, if required under Applicable Law, the Party shall use commercially reasonable efforts to give the other Party a reasonable opportunity to review and comment on any such submissions, applications, notifications, filings, or representations). Submissions, applications, notifications, filings or written representations to any Governmental Entity may be redacted as necessary before sharing with the other Party to address reasonable attorney-client or other privilege or confidentiality concerns, provided that a Party must provide outside legal counsel to the other Party non-redacted versions of drafts and final submissions, applications, notifications, filings or written representations to any Governmental Entity on the basis that the redacted information will not be shared with its clients.

(d)	Each Party shall promptly notify the other Party if it becomes aware that any (i) application, filing, document or other submission for a Regulatory Approval contains a Misrepresentation or (ii) any Regulatory Approval contains, reflects or was obtained following the submission of any application, filing, document or other submission containing a Misrepresentation, such that an amendment or supplement may be necessary or advisable. In such case, the Parties will cooperate in the preparation, filing and dissemination, as applicable, of any such amendment or supplement.

(e)	The Parties shall request that the Regulatory Approvals be processed by the applicable Governmental Entity on an expedited basis and, to the extent that a public hearing is held, the Parties shall request the earliest possible hearing date for the consideration of the Regulatory Approvals. Related thereto, the Parties, as applicable, shall promptly notify any Governmental Entity that is responsible for issuing a Regulatory Approval that it is prepared to meet, by telephone or in-person at the Governmental Entity’s offices, with a view to obtaining the Regulatory Approvals on an expedited basis.

(f)	If any objections are asserted with respect to the transactions contemplated by this Agreement under any Applicable Law, or if any proceeding is instituted or threatened by any Governmental Entity challenging or which could lead to a challenge of any of the transactions contemplated by this Agreement as not in compliance with Applicable Law or as not satisfying any applicable legal text under an Applicable Law necessary to obtain the Regulatory Approvals, the Parties shall use their reasonable best efforts consistent with the terms of this Agreement to resolve such proceeding so as to allow the Effective Time to occur on or prior to the Completion Deadline.

(g)	Each Party shall use commercially reasonable efforts to obtain and maintain the Regulatory Approvals.

(h)	Each Party shall be responsible for and shall pay any and all filing fees and Taxes payable to a Governmental Entity by such Party or its Subsidiaries in connection with any application, notification or filing in respect of any of the Regulatory Approvals.

Article 5
ADDITIONAL COVENANTS REGARDING NON-SOLICITATION

5.1	Non-Solicitation

(a)	Except as expressly provided in this Article 5, Target shall not, directly or indirectly, through any officer, director, employee, representative (including any financial or other advisor) or agent of Target or of any of the Target Subsidiaries (collectively “Representatives”), or otherwise, and shall not permit any such Person to:

(i)	solicit, assist, initiate, knowingly encourage or otherwise knowingly facilitate, (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of Target or any of the Target Subsidiaries or entering into any form of agreement, arrangement or understanding) any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Acquisition Proposal;

(ii)	enter into or otherwise engage or participate in any substantive discussions or negotiations with any Person (other than Acquirer and its affiliates) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Acquisition Proposal;

(iii)	make a Change in Recommendation;

(iv)	accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend, or take no position or remain neutral with respect to, any Acquisition Proposal (it being understood that publicly taking no position or a neutral position with respect to an Acquisition Proposal for a period of no more than five (5) Business Days following the announcement of such Acquisition Proposal will not be considered to be in violation of this Section 5.1 provided the Target Board has rejected such Acquisition Proposal and affirmed the Recommendation before the end of such five (5) Business Day period); or

(v)	accept, approve, endorse, recommend or enter into or publicly propose to accept, approve, endorse, recommend or enter into any agreement in respect of an Acquisition Proposal (other than a confidentiality agreement permitted by and in accordance with Section 5.3).

(b)	Target shall, and shall cause the Target Subsidiaries and their Representatives to, immediately cease and terminate, and cause to be terminated, any solicitation, encouragement, discussion, negotiations, or other activities commenced prior to the date of this Agreement with any Person (other than Acquirer) with respect to any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an Acquisition Proposal, and in connection with such termination shall:

(i)	immediately discontinue access to and disclosure of all information, including any data room and any confidential information, properties, facilities, books and records of Target or any of the Target Subsidiaries; and

(ii)	promptly request, and exercise all rights it has to require (i) the return or destruction of all copies of any confidential information regarding Target or any of the Target Subsidiaries provided to any Person other than Acquirer since February 15, 2017, and (ii) the destruction of all material including or incorporating or otherwise reflecting such confidential information regarding Target or any of the Target Subsidiaries, to the extent that such information has not previously been returned or destroyed, using its commercially reasonable efforts to ensure that such requests are fully complied with to the extent Target is entitled.

(c)	Target represents and warrants that each of Target and any of the Target Subsidiaries has not waived any confidentiality, standstill, non-disclosure, non-solicitation, use, business purpose or similar agreement, restriction or covenant to which Target or any of the Target Subsidiaries is a party, and further covenants and agrees that, except where so doing would be inconsistent with the Target Board’s fiduciary duties, (i) Target and each of the Target Subsidiaries shall take all necessary action to enforce the provisions of any confidentiality, standstill, non-disclosure, non-solicitation, use, business purpose or similar agreement, restriction or covenant to which Target or any of the Target Subsidiaries is a party, and (ii) neither Target, nor any of the Target Subsidiaries or any of their respective Representatives have released or will, without the prior written consent of Acquirer (which may be withheld or delayed in Acquirer’s sole and absolute discretion), release any Person from, or waive, amend, suspend or otherwise modify such Person’s obligations respecting Target or any of the Target Subsidiaries, under any confidentiality, standstill, non-disclosure, non-solicitation, use, business purpose or similar agreement, restriction or covenant to which Target or any of the Target Subsidiaries is a party.

5.2	Notification of Acquisition Proposals

(a)	If Target or any of the Target Subsidiaries or any of their respective Representatives receives or otherwise becomes aware of any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal, or any request for copies of, access to, or disclosure of, confidential information relating to Target or any of the Target Subsidiaries, including information, access or disclosure relating to the properties, facilities, books or records of Target or any of the Target Subsidiaries, Target shall promptly notify Acquirer, at first orally, and then promptly and in any event within 24 hours in writing, of:

(i)	such Acquisition Proposal, inquiry, proposal, offer or request, including a description of its material terms and conditions, the identity of all Persons making the Acquisition Proposal, inquiry, proposal, offer or request, and copies of all material documents, correspondence or other materials received in respect of, from or on behalf of any such Person; and

(ii)	from time to time as reasonably required in the circumstances, to provide Acquirer with updates on the status of developments and negotiations with respect to such Acquisition Proposal, inquiry, proposal, offer or request, including any changes, modifications or other amendments to any such Acquisition Proposal, inquiry, proposal, offer or request and shall provide to Acquirer copies of all material documents, correspondence or other materials received, and a description of the material terms of such correspondence sent or communicated to Target by or on behalf of any Person making any such Acquisition Proposal, inquiry, proposal, offer or request.

5.3	Responding to an Acquisition Proposal

(a)	Notwithstanding Section 5.1 or any other agreement between the Parties or between Target and any other Person, if at any time, prior to obtaining the Required Approvals from the Target Shareholders, Target receives a written Acquisition Proposal, Target may engage in or participate in discussions or negotiations with such Person regarding such Acquisition Proposal, and may provide copies of, access to or disclosure of confidential information, properties, facilities, books or records of Target or the Target Subsidiaries for a maximum of fifteen (15) Business Days after the date that such access or disclosure is first afforded to the Person making the Acquisition Proposal, if and only if:

(i)	the Target Board first determines in good faith, after consultation with its financial advisors and its outside counsel, that such Acquisition Proposal constitutes or could reasonably be expected to constitute or lead to a Superior Proposal, and, after consultation with its outside counsel, that the failure to engage in such discussions or negotiations would be inconsistent with its fiduciary duties;

(ii)	Target has been, and continues to be, in compliance with its obligations under this Article 5;

(iii)	prior to providing any such copies, access, or disclosure, Target enters into a customary confidentiality and standstill agreement with such Person, provided that such confidentiality and standstill agreement may not restrict Target or any of the Target Subsidiaries from complying with this Article 5;

(iv)	Target promptly provides Acquirer with two (2) Business Days prior written notice stating Target’s intention to participate in such discussions or negotiations and to provide such copies, access or disclosure; and

(v)	Target shall promptly provide to Acquirer any material non-public information concerning Target or any of the Target Subsidiaries provided to such Person which was not previously provided to Acquirer.

5.4	Right to Match

(a)	If Target receives an Acquisition Proposal that constitutes a Superior Proposal prior to the approval of the Target Resolution by the Target Shareholders, the Target Board may, subject to compliance with Section 7.4, enter into a definitive agreement with respect to such Acquisition Proposal, if and only if:

(i)	Target has been, and continues to be, in compliance with its obligations under this Article 5;

(ii)	Target has delivered to Acquirer a written notice of the determination of the Target Board that such Acquisition Proposal constitutes a Superior Proposal and of the intention of the Target Board to enter into such definitive agreement, together with a written notice from the Target Board indicating that the Target Board has determined (in consultation with its financial advisors) that the value of the consideration offered to Target Shareholders under the terms of such Acquisition Proposal is more favourable, from a financial point of view, to the Target Shareholders than the financial value of the consideration offered by Acquirer to Target Shareholders under the Merger (the “Superior Proposal Notice”);

(iii)	Target has provided Acquirer a copy of the definitive agreement for the Superior Proposal and other documents supplied to Target in connection therewith and all documentation relating to Target’s valuation of any non-cash consideration included by the Person making the Acquisition Proposal;

(iv)	at least ten (10) Business Days (the “Matching Period”) have elapsed from the date on which Acquirer received from Target the Superior Proposal Notice and a copy of the proposed definitive agreement for the Superior Proposal and all other materials under Section 5.4(a);

(v)	during any Matching Period, Acquirer has had the opportunity (but not the obligation), in accordance with Section 5.4(b), to offer to amend this Agreement and the Merger in order for such Acquisition Proposal to cease to be a Superior Proposal;

(vi)	if Acquirer has offered to amend this Agreement and the Merger under Section 5.4(b), the Target Board has determined in good faith, after consultation with Target’s outside legal counsel and financial advisors, that such Acquisition Proposal continues to constitute a Superior Proposal compared to the terms of the Merger as proposed to be amended by Acquirer under Section 5.4(b);

(vii)	the Target Board has determined in good faith, after consultation with Target’s outside legal counsel that the failure to enter into a definitive agreement with respect to such Superior Proposal would be inconsistent with its fiduciary duties; and

(viii)	prior to entering into such definitive agreement Target terminates this Agreement pursuant to Section 7.3(a)(iv)(A) and pays the amount required under Section 7.4.

(b)	During the Matching Period, or such longer period as Target may approve in writing for such purpose: (i) the Target Board shall review any offer made by Acquirer under Section 5.4(a)(v) to amend the terms of this Agreement and the Merger in good faith in order to determine whether such proposal would, upon acceptance, result in the Acquisition Proposal previously constituting a Superior Proposal ceasing to be a Superior Proposal and (ii) Target shall negotiate in good faith with Acquirer to make such amendments to the terms of this Agreement and the Merger as would enable Acquirer to proceed with the transactions contemplated by this Agreement on such amended terms. If the Target Board determines that such Acquisition Proposal would cease to be a Superior Proposal, Target shall promptly so advise Acquirer and Target and Acquirer shall amend this Agreement to reflect such offer made by Acquirer, and shall take and cause to be taken all such actions as are necessary to give effect to the foregoing.

(c)	Each successive amendment to any Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by Target Shareholders or other material terms or conditions thereof shall constitute a new Acquisition Proposal for the purposes of this Section 5.4 and shall initiate a new ten (10) Business Day Matching Period.

(d)	If Target provides a Superior Proposal Notice to Acquirer less than ten (10) Business Days before the Target Meeting, Target shall be entitled to adjourn the Target Meeting to a date that is not more than ten (10) Business Days after the scheduled date of the Target Meeting and will do so at the request of Acquirer.

(e)	Nothing contained in this Article 5 shall prohibit the Target Board from:

(i)	responding through a directors’ circular or otherwise as required by Law to an Acquisition Proposal that it determines is not a Superior Proposal, provided that Target shall provide Acquirer and its outside legal counsel with a reasonable opportunity to review and comment on drafts of the directors’ circular and other related documents, and shall give reasonable consideration to any comments made by Acquirer and its counsel; or

(ii)	convening a meeting of Target Shareholders requisitioned by the Target Shareholders in accordance with Target’s constating documents or taking any other action with respect to an Acquisition Proposal to the extent ordered or otherwise mandated by a court of competent jurisdiction in accordance with Law.

5.5	Breach by Target Subsidiaries and Representatives

Without limiting the generality of the foregoing, Target shall advise its Representatives and the Target Subsidiaries and their Representatives of the prohibitions set out in this Article 5 and any violation of the restrictions set forth in this Article 5 by Target, its Representatives, the Target Subsidiaries or any of their Representatives is deemed to be a breach of this Article 5 by Target.

Article 6
CONDITIONS

6.1	Mutual Conditions in Favour of Acquirer and Target

The respective obligations of Target and Acquirer to complete the transactions contemplated herein are subject to the fulfillment of the following conditions at or before the Filing Date or such other time as is specified below:

(a)	the Required Approvals in respect of the Target Meeting shall have been obtained;

(b)	the Required Approvals in respect of the Acquirer Meeting shall have been obtained;

(c)	the TSX shall have conditionally approved the listing on the TSX of the Acquirer Shares to be issued pursuant to the Merger and the Acquirer Shares reserved for issuance upon the exercise of Acquirer Options issued pursuant to the Merger, in each case on terms and conditions acceptable to each of the Parties, acting reasonably;

(d)	there shall not be in force any order or decree issued in accordance with Applicable Law restraining or enjoining the consummation of the transactions contemplated by this Agreement and there shall be no proceeding under Applicable Law of a judicial or administrative nature or otherwise in progress or threatened that relates to or results from the transactions contemplated by this Agreement that would, if successful, result in an order or ruling that would preclude completion of the transactions contemplated by this Agreement in accordance with the terms hereof or would otherwise be inconsistent with the Regulatory Approvals which have been obtained; and

(e)	each of the Key Regulatory Approvals has been made, given or obtained on terms acceptable to Acquirer and Target, each acting reasonably (and taking into account the terms of Section 4.4), and each such Key Regulatory Approval is in force and has not been modified in a manner not acceptable to each of Acquirer and Target, each acting reasonably.

The foregoing conditions are for the mutual benefit of the Parties and may be waived by mutual consent of Acquirer and Target in writing at any time. No such waiver shall be of any effect unless it is in writing signed by both Parties. If any of such conditions shall not be complied with or waived as aforesaid on or before the Completion Deadline or, if earlier, the date required for the performance thereof, then, subject to Section 6.4, either Party may terminate this Agreement by written notice to the other Party in circumstances where the failure to satisfy any such condition is not the result, directly or indirectly, of a breach of this Agreement by such terminating Party.

6.2	Target Conditions

The obligation of Target to complete the transactions contemplated herein is subject to the fulfillment of the following additional conditions at or before the Filing Date or such other time as is specified below:

(a)	the representations and warranties made by Acquirer in this Agreement that are qualified by the expression “Material Adverse Change” or “Material Adverse Effect” shall be true and correct as of the Filing Date as if made on and as of such date (except to the extent that such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date), and all other representations and warranties made by Acquirer in this Agreement shall be true and correct in all material respects as of the Filing Date as if made on and as of such date (except to the extent that such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date), in either case, except where any failures or breaches of representations and warranties would not either individually or in the aggregate have a Material Adverse Effect on Acquirer;

(b)	Acquirer shall have complied in all material respects with its covenants herein;

(c)	Acquirer shall have provided to Target a certificate of two senior officers certifying the matters set out in Sections 6.2(a) and 6.2(b) above as of the Filing Date;

(d)	there shall not have been or occurred a Material Adverse Effect in respect of Acquirer (i) prior to the date hereof that has not been publicly disclosed by Acquirer on SEDAR or (ii) since the date of this Agreement; and

(e)	the Acquirer Board shall have adopted all necessary resolutions and all other necessary corporate action shall have been taken by Acquirer to permit the consummation of the Merger and the transactions to be completed by Acquirer pursuant to the terms of this Agreement and the Merger Documents.

The foregoing conditions are for the exclusive benefit of Target and may be waived, in whole or in part, by Target in writing at any time. No such waiver shall be of any effect unless it is in writing signed by Target. If any of such conditions shall not be complied with or waived by Target on or before the Completion Deadline or, if earlier, the date required for the performance thereof, then, subject to Section 6.4, Target may terminate this Agreement by written notice to Acquirer in circumstances where the failure to satisfy any such condition is not the result, directly or indirectly, of a breach of this Agreement by Target.

6.3	Acquirer Conditions

The obligation of Acquirer to complete the transactions contemplated herein is subject to the fulfillment of the following additional conditions at or before the Filing Date or such other time as is specified below:

(a)	the representations and warranties made by Target in: (i) Sections (1) [Organization and Qualification], (5) [Corporate Authority; Enforceability], (22) [No Insolvency], (23) [Fairness and Valuation Opinions] and (33) [Finder’s Fees] of Schedule C of this Agreement are true and correct as of the date of this Agreement and as of the Filing Date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of such specified date); (ii) Sections (2) [Subsidiaries], (4) [Capitalization] and (28) [No Misrepresentation] of Schedule C of this Agreement are true and correct other than de minimis inaccuracies as of the date of this Agreement and as of the Filing Date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of such specified date); and (iii) any other section of this Agreement were true and correct as of the date of this Agreement and are true and correct as of the Filing Date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of such specified date), except, in the case of this clause (iii), to the extent that the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would not have a Material Adverse Effect (and, for this purpose, any reference to “material”, “Material Adverse Effect”, or other concepts of materiality in such representations and warranties shall be ignored);;

(b)	Target shall have complied in all material respects with its covenants herein;

(c)	Target shall have provided to Acquirer a certificate of two officers certifying the matters set out in Sections 6.3(a) and 6.3(b) above as of the Filing Date;

(d)	All Regulatory Approvals (other than the Key Regulatory Approvals) and all other third party consents, waivers, permits, orders and approvals that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the failure of which to obtain, individually or in the aggregate would be reasonably expected to have a Material Adverse Effect shall have been obtained or received on terms acceptable to Acquirer, acting reasonably;

(e)	Acquirer shall be satisfied that the issuance of Acquirer securities in connection with the Merger is exempt from the registration requirements of the 1933 Act;

(f)	Dissent Rights have not been exercised with respect to more than 5% of the issued and outstanding Target Shares (and, where written objection has been received from a Target Shareholder pursuant to section 179(2) of the BVIBCA, such objection shall for the purposes of this paragraph be treated as the exercise of such Target Shareholder’s Dissent Rights unless and until such time as Target has received confirmation in a form satisfactory to Acquirer that such objection has been irrevocably withdrawn and such Target Shareholder is not exercising any Dissent Rights);

(g)	There shall not have been or occurred a Material Adverse Effect in respect of Target (i) prior to the date hereof that has not been publicly disclosed by Target on SEDAR or (ii) since the date of this Agreement;

(h)	receipt by Acquirer of any requested legal opinions respecting the business or assets of Target, in form and substance satisfactory to Acquirer and its outside legal counsel, acting reasonably;

(i)	each officer, director and other “insider” (within the meaning of Canadian securities Laws) of Target will have executed and delivered to Acquirer the Target Support Agreement concurrently with the execution of this Agreement and will not be in breach thereof; and

(j)	the Target Board shall have adopted all necessary resolutions and all other necessary corporate action shall have been taken by Target to permit the consummation of the Merger and the transactions to be completed by Target pursuant to the terms of this Agreement and the Merger Documents.

The foregoing conditions are for the exclusive benefit of Acquirer and may be waived, in whole or in part, by Acquirer in writing at any time. No such waiver shall be of any effect unless it is in writing signed by Acquirer. If any of such conditions shall not be complied with or waived by Acquirer on or before the Completion Deadline or, if earlier, the date required for the performance thereof, then, subject to Section 6.4, Acquirer may terminate this Agreement by written notice to Target in circumstances where the failure to satisfy any such condition is not the result, directly or indirectly, of a breach of this Agreement by Acquirer.

6.4	Notice and Cure Provisions

Each Party hereto shall give prompt notice to the other Party of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure would, would be likely to or could:

(a)	cause any of the representations or warranties of such Party contained herein to be untrue or inaccurate in any respect on the date hereof or on the Filing Date or the Effective Date;

(b)	result in the failure to comply with or satisfy any covenant or agreement to be complied with or satisfied by such Party on or before the Filing Date or the Effective Date; or

(c)	result in the failure to satisfy any of the conditions precedent in favour of the other Party contained in Section 6.1, 6.2 or 6.3, as the case may be.

Subject to the conditions herein provided, a Party may:

(d)	elect not to complete the transactions contemplated hereby by virtue of any of the conditions for its benefit contained in Section 6.1, 6.2 or 6.3 not being satisfied or waived; or

(e)	exercise any termination right arising therefrom; provided, however, that:

(i)	promptly and in any event prior to the Filing Date, the Party hereto intending to rely thereon has delivered a written notice to the other Party specifying in reasonable detail the breaches of covenants or untruthfulness or inaccuracy of representations and warranties or other matters that the Party delivering such notice is asserting as the basis for the exercise of the termination right, as the case may be; and

(ii)	if any such notice is delivered, and a Party proceeds diligently, at its own expense, to cure such matter, if such matter is susceptible of being cured, the Party that has delivered such notice may not terminate this Agreement until the lesser of five (5) Business Days from the date of delivery of such notice and the number of days remaining before the earlier of the Filing Date and the Completion Deadline.

6.5	Merger of Conditions

Unless written notice to the contrary has been delivered in accordance with Section 6.4, the conditions set out in Section 6.1, 6.2 or 6.3 shall be conclusively deemed to have been satisfied, fulfilled or waived as of the Filing Date.

Article 7
AMENDMENT AND TERMINATION

7.1	Amendment

This Agreement may, at any time and from time to time before or after the receipt of the Target Shareholder Approval be amended by mutual written agreement of the Parties without, subject to Applicable Laws, further notice to or authorization on the part of the Target Shareholders or Acquirer Shareholders and any such amendment may, without limitation:

(a)	change the time for the performance of any of the obligations or acts of any of the Parties;

(b)	waive any inaccuracies in or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(c)	waive compliance with or modify any of the covenants herein contained and waive or modify the performance of any of the obligations of any of the Parties; and

(d)	waive compliance with or modify any condition herein contained,

provided that, in the event of any amendment to the Plan of Merger or the Articles of Merger, a copy of the amended Plan of Merger or Articles of Merger shall be delivered to each of the Acquirer Shareholders and the Target Shareholders (whether or not entitled to vote thereon).

7.2	Term

Unless otherwise set forth herein, this Agreement shall be effective from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.

7.3	Termination

(a)	This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding that the Required Approvals may have been obtained):

(i)	by mutual written agreement of Acquirer and Target; or

(ii)	by either Acquirer or Target, if:

(A)	the Effective Time shall not have occurred on or before the Completion Deadline, except that the right to terminate this Agreement under this Section 7.3(a)(ii)(A) shall not be available to any Party whose failure to fulfill any of its obligations or whose breach of any of its representations and warranties under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by the Completion Deadline; or

(B)	after the date hereof, there exists any final and non-appealable prohibition under Applicable Law, including any cease trade order, injunction or other prohibition or order of any Governmental Entity of competent jurisdiction, which shall restrain, enjoin, make illegal or otherwise prohibit or prevent the consummation of the Merger; or

(C)	the Required Approvals in respect of Target are not obtained at the Target Meeting (including any permitted adjournment or postponement thereof); or

(D)	the Required Approvals in respect of Acquirer are not obtained at the Acquirer Meeting (including any adjournment or postponement thereof); or

(iii)	by Acquirer, if:

(A)	the Target Board makes a Change in Recommendation; or

(B)	any of the conditions set forth in Sections 6.1 or 6.3 are not satisfied, and such condition is incapable of being satisfied by the Completion Deadline; provided that Acquirer is not then in breach of this Agreement so as to cause any of the conditions set forth in Sections 6.1 or 6.2 not to be satisfied; or

(C)	subject to Section 6.4, including the cure periods set forth therein, a representation or warranty of Target contained in this Agreement shall be inaccurate or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), or a material failure to perform any covenant or agreement on the part of Target set forth in this Agreement (other than a covenant or agreement set forth in Article 5) shall have occurred, in each case that would cause one or more conditions set forth in Section 6.1 or Section 6.3 not to be satisfied, and such conditions are incapable of being satisfied by the Completion Deadline; provided that Acquirer is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 6.1 or Section 6.2 not to be satisfied; or

(D)	Target is in breach or in default of any of its agreements or covenants set forth in Article 5, other than an immaterial breach of Target’s obligation under Section 5.2 to provide notice of an Acquisition Proposal to Acquirer within the prescribed period; or

(E)	the Target Board authorizes Target to enter into a binding written agreement relating to a Superior Proposal; or

(F)	there has occurred a Material Adverse Change in respect of Target; or

(iv)	by Target, if:

(A)	the Acquirer Board makes a Change in Recommendation; or

(B)	prior to the Target Meeting, the Target Board authorizes Target, subject to complying with the terms of this Agreement, to enter into a legally binding agreement with respect to a Superior Proposal; or

(C)	any of the conditions set forth in Sections 6.1 or 6.2 is not satisfied, and any such condition is incapable of being satisfied by the Completion Deadline; provided that Target is not then in breach of this Agreement so as to cause any of the conditions set forth in Sections 6.1 or 6.3 not to be satisfied; or

(D)	subject to Section 6.4, including the cure periods set forth therein, a representation or warranty of Acquirer contained in this Agreement shall be inaccurate or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), or a material failure to perform any covenant or agreement on the part of Acquirer set forth in this Agreement shall have occurred, in each case that would cause one or more conditions set forth in Section 6.1 or Section 6.2 not to be satisfied, and such conditions are incapable of being satisfied by the Completion Deadline; provided that Target is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 6.1 or Section 6.3 not to be satisfied; or

(E)	there has occurred a Material Adverse Change in respect of Acquirer.

(b)	Any termination by a Party pursuant to this Section 7.3 (other than pursuant to Section 7.3(a)(i)) shall be made by such Party delivering written notice thereof to the other Party prior to the earlier of the Filing Date and the Completion Deadline and specifying therein in reasonable detail the matter or matters giving rise to such termination right.

(c)	If this Agreement is terminated pursuant to this Section 7.3, this Agreement shall become void and of no effect without liability of any Party (or any shareholder, director, officer, employee, agent, consultant or Representative of such Party) to any other Party hereto, except as otherwise expressly contemplated hereby, and provided that the provisions of this Section 7.3(c), Section 7.4 and Article 8 shall survive any termination hereof; provided further that neither the termination of this Agreement nor anything contained in this Section 7.3 shall relieve a Party from any liability arising on or prior to such termination.

7.4	Expenses

(a)	Except as otherwise provided herein, all fees, costs and expenses incurred in connection with this Agreement and the Merger shall be paid by the Party incurring such fees, costs or expenses.

(b)	If this Agreement is terminated pursuant to the exercise:

(i)	by Acquirer of its termination rights pursuant to Section 7.3(a)(iii)(C) or 7.3(a)(iii)(D); or

(ii)	by Acquirer of its termination rights pursuant to Section 7.3(a)(iii)(E) or by Target of its termination rights pursuant to Section 7.3(a)(iv)(B), and in either case within one year following such termination, any transaction pursuant to any Acquisition Proposal is completed;

then Target shall (without limiting any other remedies that may be available to Acquirer in respect of any applicable breach of this Agreement) pay to, or to the order of Acquirer, by wire transfer in immediately available funds an amount equal to Acquirer’s out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby against receipts therefor, to a maximum of $1,000,000. Such payment shall be due within two (2) Business Days of Target’s receipt of notice setting out such expenses.

(c)	If this Agreement is terminated pursuant to the exercise by Target of its termination rights pursuant to Section 7.3(a)(iv)(D) then Acquirer shall (without limiting any other remedies that may be available to Target in respect of a breach of this Agreement) pay to, or to the order of Target, by wire transfer in immediately available funds an amount equal to Target’s out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby against receipts therefor, to a maximum of $1,000,000. Such payment shall be due within two (2) Business Days of Acquirer’s receipt of notice setting out such expenses.

Article 8
GENERAL

8.1	Notices

Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a party hereto shall be in writing and shall be delivered by hand to the party hereto to which the notice is to be given at the following address or sent by e-mail to the following addresses or to such other address as shall be specified by a party hereto by like notice. Any notice, consent, waiver, direction or other communication aforesaid shall, if delivered or sent by e-mail, be deemed to have been given and received on the date on which it was delivered or sent by e-mail to the address provided herein (if a Business Day or, if not, then the next succeeding Business Day).

The address for service of each of the parties hereto shall be as follows:

(a)	if to Target:

Rio Novo Gold Inc.
Pasea Estate, P.O. Box 958
Road Town, Tortola
British Virgin Islands VG1110

Attention: The Directors
E-mail: wdorson@gmail.com

with a copy (which shall not constitute notice) to:

McCarthy Tétrault LLP
Suite 5300
TD Bank Tower
Box 48, 66 Wellington Street West
Toronto, Ontario M5K 1E6

Attention: Frederico Marques and Gary Litwack
Email: fmarques@mccarthy.ca and glitwack@mccarthy.ca

(b)	if to Acquirer:

Aura Minerals Inc.
Craigmuir Chambers, P.O. Box 71
Road Town, Tortola
British Virgin Islands VG1110

Attention: Ryan Goodman
E-mail: rgoodman@auraminerals.com

with a copy (which shall not constitute notice) to:

Blake, Cassels & Graydon LLP
199 Bay Street, Suite 4000
Toronto, Ontario M5L 1A9

Attention: John Wilkin
E-mail: john.wilkin@blakes.com

8.2	Remedies

The parties hereto acknowledge and agree that an award of money damages may be inadequate for any breach of this Agreement by any party hereto or its representatives and advisors and that such breach may cause the non-breaching party hereto irreparable harm. Accordingly, the parties hereto agree that, in the event of any such breach or threatened breach of this Agreement by one of the parties hereto, Target (if Acquirer is the breaching party) or Acquirer (if Target is the breaching party) will be entitled, without the requirement of posting a bond or other security, to seek equitable relief, including injunctive relief and specific performance. Subject to any other provision hereof, such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available hereunder or at law or in equity to each of the parties hereto.

8.3	Time of the Essence

Time shall be of the essence in this Agreement.

8.4	Entire Agreement

This Agreement, together with the agreements and other documents herein or therein referred to, constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof. There are no representations, warranties, covenants or conditions with respect to the subject matter hereof except as contained herein.

8.5	Further Assurances

Each Party shall, from time to time, and at all times hereafter, at the request of the other, but without further consideration, do, or cause to be done, all such other acts and execute and deliver, or cause to be executed and delivered, all such further agreements, transfers, assurances, instruments or documents as shall be reasonably required in order to fully perform and carry out the terms and intent hereof including, without limitation, the Scheme of Arrangement.

8.6	Governing Law; Waiver of Jury Trial

This Agreement shall be governed by, and be construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein but the reference to such laws shall not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the Province of Ontario. The parties hereto irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

8.7	Execution in Counterparts

This Agreement may be executed in one or more counterparts, each of which shall conclusively be deemed to be an original and all such counterparts collectively shall be conclusively deemed to be one and the same. Delivery of an executed counterpart of the signature page to this Agreement by facsimile, email or other functionally-equivalent electronic means of transmission shall be effective as delivery of a manually-executed counterpart of this Agreement, and any party hereto delivering an executed counterpart of the signature page to this Agreement by facsimile, email or other functionally-equivalent electronic means of transmission to any other party hereto shall thereafter also promptly deliver a manually-executed original counterpart of this Agreement to such other party, but the failure to deliver such manually-executed original counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

8.8	Waiver

No waiver or release by any party hereto shall be effective unless in writing and executed by the party granting such waiver or release and any waiver or release shall affect only the matter, and the occurrence thereof, specifically identified and shall not extend to any other matter or occurrence. Waivers may be granted only upon compliance with the provisions governing amendments set out in Section 6.1.

8.9	No Personal Liability

(a)	No director or officer of Target shall have any personal liability whatsoever (other than in the case of fraud, negligence or wilful misconduct) to Acquirer under this Agreement or any other document delivered in connection with this Agreement or the Scheme of Arrangement by or on behalf of Target.

(b)	No director or officer of Acquirer shall have any personal liability whatsoever (other than in the case of fraud, negligence or wilful misconduct) to Target under this Agreement or any other document delivered in connection with this Agreement or the Scheme of Arrangement by or on behalf of Acquirer.

8.10	Enurement and Assignment

This Agreement shall enure to the benefit of the parties hereto and their respective successors and permitted assigns and shall be binding upon the parties hereto and their respective successors. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

[EXECUTION PAGE FOLLOWS]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

AURA MINERALS INC.

(signed) “Ryan Goodman”
Name: Ryan Goodman
Title: VP Legal Affairs & Business Development

RIO NOVO GOLD INC.

(signed) “Patrick Panero”
Name: Patrick Panero
Title: President & CEO

[Signature Page to Merger Agreement]

A-1

SCHEDULE A
FORM OF THE SUPPORT AGREEMENTS

(See Attached)

Form of Voting Support Agreement – Target

VOTING SUPPORT AGREEMENT

THIS AGREEMENT is made as of December 18, 2017.

BETWEEN:

AURA MINERALS INC., a company incorporated and existing under the laws of the British Virgin Islands (the “Acquirer”)

-	and -

[●] (the “Target Shareholder”)

RECITALS:

1.	The Target Shareholder is the legal holder of record and/or beneficial owner (as applicable) of, or has or will have control or direction over, the Subject Securities.

2.	The Target Shareholder understands that the Acquirer and Rio Novo Gold Inc. (the “Target”) are, concurrently with the execution and delivery of this Agreement, executing and delivering the Merger Agreement.

3.	This Agreement sets out the terms and conditions of the agreement of the Target Shareholder to abide by the covenants in respect of the Subject Securities and the other restrictions and covenants set forth herein.

NOW THEREFORE, in consideration of the mutual covenants in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1       Definitions

Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Merger Agreement. In this Agreement, including the recitals:

“Agreement” means this Voting Support Agreement;

“Business Day” means any day of the year, other than a Saturday or Sunday, on which the principal commercial banks located in Rio De Janiero, Brasil, Toronto, Canada, the British Virgin Islands and Miami, Florida, U.S.A. are open for business;

“Contracts” means contracts, licences, leases, agreements, obligations, promises, undertakings, understandings, arrangements, documents, commitments, entitlements or engagements to which the Target Shareholder is a party or by which it is bound or under which the Target Shareholder has, or will have, any liability or contingent liability (in each case, whether written or oral, express or implied), and includes any quotations, orders, proposals or tenders which remain open for acceptance and warranties and guarantees;

“Convertible Securities” has the meaning ascribed thereto in Section 2.1(b);

“Expiry Time” has the meaning ascribed thereto in Section 3.1(a);

“Merger Agreement” means the merger agreement dated on or around the date hereof between the Acquirer and the Target, as the same may be amended in accordance with its terms;

“Subject Securities” means all Target Shares beneficially owned or controlled, directly or indirectly, by the Target Shareholder and its affiliates as at the date hereof, and shall further include any Target Shares acquired or over which control is acquired by the Target Shareholder after the date hereof; and

“Transfer” has the meaning ascribed thereto in Section 3.1(a).

1.2       Singular; Plural, etc.

In this Agreement, words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

1.3       Currency

Unless otherwise expressly stated, all references to currency herein shall be deemed to be references to Canadian currency.

1.4       Headings, etc.

The division of this Agreement into Articles, Sections and Schedules and the insertion of the recitals and headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement or in the Schedules hereto to Articles, Sections and Schedules refer to Articles, Sections and Schedules of and to this Agreement or of the Schedules in which such reference is made, as applicable.

1.5       Date for any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6       Governing Law

This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of Ontario and the laws of Canada applicable therein, and shall be construed and treated in all respects as an Ontario contract. Each of the parties hereby irrevocably attorns to the non-exclusive jurisdiction of the Courts of the Province of Ontario in respect of all matters arising under and in relation to this Agreement.

1.7       Incorporation of Schedules

The Schedules attached hereto and described below shall, for all purposes hereof, form an integral part of this Agreement.

Schedule A – Subject Securities

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1       Representations and Warranties of the Target Shareholder

The Target Shareholder represents and warrants to the Acquirer (and acknowledges that the Acquirer is relying on these representations and warranties in completing the transactions contemplated by the Merger Agreement) the matters set out below:

(a)	The Target Shareholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Target Shareholder and constitutes a valid and binding obligation of the Target Shareholder enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction;

(b)	The Target Shares as set forth in Schedule A represent all the Target Shares or securities exercisable or convertible into or exchangeable for Target Shares (“Convertible Securities”) legally held of record or beneficially owned, directly or indirectly, or controlled or directed by the Target Shareholder. Other than the securities set forth in Schedule A, neither the Target Shareholder nor any of its affiliates legally holds of record or beneficially owns, or exercises control or direction over, directly or indirectly, or has any agreement or option, or right or privilege (whether by Law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase or acquisition by the Target Shareholder or Transfer to the Target Shareholder or any of its affiliates of additional Target Shares or Convertible Securities;

(c)	The Target Shareholder is, and will continue to be until the Effective Time, the sole legal holder of record and/or beneficial owner of the Subject Securities (as applicable), with good title thereto, free and clear of all encumbrances, liens, restrictions (other than resale, vesting or other similar restrictions), charges, claims and rights of others;

(d)	The Target Shareholder has the sole right to sell and vote or direct the sale and voting of the Subject Securities;

(e)	No Person has any agreement or option, or any right or privilege (whether by Laws, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or Transfer of any of the Subject Securities or any

interest therein or right thereto, except the Acquirer pursuant to the Plan of Merger;

(f)	None of the Subject Securities is, other than pursuant to this Agreement, subject to any power of attorney, proxy, voting trust, vote pooling or other agreement with respect to voting or the right to vote, call meetings of Target Shareholders or give consents or approvals of any kind;

(g)	None of the execution and delivery by the Target Shareholder of this Agreement or the completion of the transactions contemplated hereby or the compliance by the Target Shareholder with the Target Shareholder’s obligations hereunder will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of: (i) any Contract to which the Target Shareholder is a party or by which the Target Shareholder or any of the property or assets of the Target Shareholder are bound; (ii) any judgment, decree, order or award of any Governmental Entity; or (iii) subject to receipt of any Regulatory Approvals as contemplated in the Merger Agreement, any Applicable Laws;

(h)	No consent, waiver, approval, authorization, order, exemption, registration, licence or declaration of or by, or filing with, or notification to any Governmental Entity which has not been made or obtained is required to be made or obtained by the Target Shareholder in connection with the execution and delivery by the Target Shareholder and enforcement against the Target Shareholder of this Agreement or the consummation of any transactions provided for herein other than any filings under insider or early warning requirements of Applicable Laws (provided that the Target Shareholder makes no representations or warranties with respect to the consents, waivers, approvals, authorizations or declarations of or by, or filings with, or notices to any Governmental Entities or other third parties on the part of the Target or the Acquirer necessary for the consummation of the transactions contemplated by the Merger Agreement); and

(i)	There is no private or governmental action, suit, claim, arbitration, investigation or other proceeding in progress or pending before any Governmental Entity, or, to the knowledge of the Target Shareholder, threatened against the Target Shareholder or any of its affiliates or any of their directors or officers (in their capacities as such) that, individually or in the aggregate, could adversely affect in any manner the Target Shareholder’s ability to enter into this Agreement or perform its obligations hereunder or the title of the Target Shareholder to any of the Subject Securities. There is no judgment, decree or order against the Target Shareholder or any of its affiliates or any of their directors or officers (in their capacities as such) that could prevent, enjoin, alter, delay or adversely affect in any manner the ability of the Target Shareholder to enter into this Agreement, to perform its obligations under this Agreement or the title of the Target Shareholder to any of the Subject Securities.

2.2       Representations and Warranties of the Acquirer

The Acquirer represents and warrants to the Target Shareholder (and acknowledges that the Target Shareholder is relying on these representations and warranties in completing the transactions contemplated hereby and by the Merger Agreement) that it is a company incorporated and validly existing under the laws of British Virgin Islands and has all necessary corporate power, authority and capacity to enter into this Agreement and the Merger Agreement and to carry out its obligations under this Agreement and the Merger Agreement. The execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated by this Agreement and the Merger Agreement have been duly authorized by all necessary corporate action on the part of the Acquirer. This Agreement constitutes a valid and binding obligation of the Acquirer enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

ARTICLE 3

COVENANTS

3.1       Covenants of the Target Shareholder

(a)	The Target Shareholder hereby irrevocably and unconditionally covenants with the Acquirer that, from the date of this Agreement until the termination of this Agreement in accordance with its terms (the “Expiry Time”), the Target Shareholder shall not (A) sell, transfer, gift, assign, convey, pledge, hypothecate, encumber, option, grant a security interest in or otherwise dispose of any right or interest in (including by way of deposit or tender under any take-over bid) (any such event, a “Transfer”) any of the Subject Securities, or enter into any agreement, arrangement or understanding in connection therewith (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), other than pursuant to the Plan of Merger and this Agreement, without having first obtained the prior written consent of the Acquirer, or (B) other than as set forth herein, grant any proxies or powers of attorney, deposit any Subject Securities into a voting trust, in any way Transfer any of the voting rights associated with any of the Subject Securities, enter into any agreement, understanding or arrangement with respect to voting or the right to vote the Subject Securities or give consents or approval of any kind with respect to any Subject Securities.

(b)	The Target Shareholder hereby covenants, undertakes and agrees from time to time until the Expiry Time to vote (or cause to be voted) all the Subject Securities at any meeting of any of the Target Shareholders at which the Target Shareholder is entitled to vote, including without limitation the Target Meeting, and in any action by written consent of the Target Shareholders:

(i)	in favour of the approval, consent, ratification and adoption of the Target Resolutions, the Plan of Merger and the transactions contemplated by the Merger Agreement (and any actions required for the consummation of the transactions contemplated by the Merger Agreement); and

(ii)	against (A) any merger, reorganization, consolidation, amalgamation, arrangement, business combination, share issuance, or share exchange, liquidation, dissolution, recapitalization, or similar transaction involving the Target, other than the Plan of Merger; (B) any sale, lease or Transfer of any significant part of the assets of the Target; (C) any Acquisition Proposal (other than the transactions contemplated by the Merger Agreement); and (D) any action that would reasonably be expected to impede, delay, interfere with, or discourage the transactions contemplated by the Merger Agreement, including any material change in the capitalization of the Target, the corporate structure, memorandum or articles of association or other constating documents of the Target.

In connection with the foregoing, subject to this Section 3.1(b), the Target Shareholder hereby irrevocably and unconditionally agrees to deposit an irrevocable proxy or voting instruction form, duly completed and executed in respect of all of the Subject Securities (and in a form satisfactory to the Acquirer and compliant with the memorandum and articles of association of the Target), at least 7 Business Days prior to the Target Meeting, voting all such Subject Securities in favour of the Target Resolutions. The Target Shareholder hereby irrevocably and unconditionally agrees that neither it nor any person on its behalf will take any action to revoke, withdraw, amend or invalidate any proxy deposited or delivered by the Target Shareholder pursuant to this Agreement notwithstanding any statutory or other rights which the Target Shareholder might have unless this Agreement is terminated in accordance with Section 4.1.

(c)	The Target Shareholder agrees that, until the Expiry Time, neither the Target Shareholder nor any of the representatives of the Target Shareholder will, directly or indirectly: (A) solicit, initiate, encourage or otherwise facilitate (including by way of entering into any agreement, arrangement or understanding) inquiries, submissions of proposals or offers from, or provide information to, any other person, entity or group (other than the Acquirer) relating to any Acquisition Proposal or potential Acquisition Proposal, (B) participate in any discussions or negotiations regarding any Acquisition Proposal or potential Acquisition Proposal, or (C) accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement, arrangement or understanding related to any Acquisition Proposal or potential Acquisition Proposal. Nothing hereunder shall prevent the Target Shareholder from doing any act or thing that a director or officer of the Target is properly obligated to do in such capacity, provided that such act or thing is permitted by and is done in strict compliance with the terms of the Merger Agreement.

(d)	The Target Shareholder hereby agrees to immediately cease and cause to be terminated any and all solicitations, encouragements, existing discussions and negotiations, if any, with any person or group or any agent or representative of such person or group before the date of this Agreement with respect to any Acquisition Proposal or potential Acquisition Proposal.

(e)	The Target Shareholder hereby irrevocably waives any rights of appraisal, Dissent Rights or other rights of dissent that the Target Shareholder may have arising from the transactions contemplated by the Merger Agreement.

(f)	The Target Shareholder hereby agrees, until the Expiry Time, to not make any statements which may reasonably be construed as being against the transactions contemplated by the Merger Agreement or any aspect thereof and to not bring, or threaten to bring, any suit or proceeding for the purpose of, or which has the effect of, directly or indirectly, stopping, preventing, impeding, delaying or varying such transactions or any aspect thereof.

(g)	The Target Shareholder agrees to promptly notify the Acquirer of any acquisitions by the Target Shareholder or, if applicable, any affiliates of the Target Shareholder, of any Target Shares acquired after the date hereof. Any Target Shares acquired by the Target Shareholder after the date hereof shall be subject to the terms of this Agreement as though they were Subject Securities owned by the Target Shareholder on the date hereof.

(h)	The Target Shareholder agrees that, until the Expiry Time, it will not (i) exercise any Target Shareholder rights or remedies available at common law or pursuant to Applicable Laws; or (ii) take any other action of any kind, in each case which might reasonably be regarded as likely to reduce the success of, or delay or interfere with the completion of, the transactions contemplated by the Merger Agreement.

(i)	The Target Shareholder hereby irrevocably consents to:

(i)	details of this Agreement being set out in any information circular and court documents produced by the Target or the Acquirer or any of their respective affiliates in connection with the transactions contemplated by this Agreement and the Merger Agreement; and

(ii)	this Agreement being made publicly available, including by filing on SEDAR.

ARTICLE 4

GENERAL

4.1       Termination

This Agreement shall terminate and be of no further force or effect only upon the earliest of:

(a)	the written agreement of the Acquirer and the Target Shareholder;

(b)	the termination of the Merger Agreement in accordance with its terms;

(c)	the Effective Time; or

(d)	the Completion Deadline.

4.2       Time of the Essence

Any date, time or period referred to in this Agreement shall be of the essence, except to the extent to which the Target Shareholder and the Acquirer agree in writing to vary any date, time or period, in which event the varied date, time or period shall be of the essence.

4.3       Equitable Relief

The parties agree that irreparable harm will occur for which money damages may not be an adequate remedy at Law in the event that any of the provisions of this Agreement are not performed by the Target Shareholder in accordance with their terms or are otherwise breached. It is accordingly agreed that the Acquirer shall be entitled to seek an injunction or injunctions and other equitable relief to prevent breaches or threatened breaches of the provisions of this Agreement by the Target Shareholder and shall be entitled to seek specific performance by the Target Shareholder of any such provisions. The Target Shareholder hereby agrees not to seek the posting of any security bond or other assurance in respect of such injunctive or other equitable relief. Such remedies will not be the exclusive remedies for any breach of this Agreement and will be in addition to all other remedies available at Law or equity.

4.4       Fiduciary Duties

The Acquirer acknowledges that the Target Shareholder is not making any agreement or understanding herein in any capacity other than in its capacity as Target Shareholder. Nothing herein (whether in Section 3.1 or otherwise) shall restrict the Target Shareholder from taking in good faith any actions necessary to discharge such Target Shareholder’s fiduciary duties as a director and/or officer of the Target, provided that any such action does not breach the terms of the Merger Agreement.

4.5       Waiver; Amendment

Each party hereto agrees and confirms that any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Target Shareholder, the Acquirer or in the case of a waiver, by the party against whom the waiver is to be effective and no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise.

4.6       Entire Agreement

This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

4.7       Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by e-mail:

(a)	if to the Acquirer:

Aura Minerals Inc.

78 SW 7th St – Suite 7115

Miami, Florida 33130

Attention: Ryan Goodman, VP Legal Affairs & Business Development

Email: rgoodman@auraminerals.com

with a copy (which shall not constitute notice) to:

Blake, Cassels & Graydon LLP

199 Bay St., Suite 4000

Toronto, ON M5L 1A9

Attention: John Wilkin

Email: john.wilkin@blakes.com

(b)	if to the Target Shareholder:

●

Attention:	●
Email:	●

with a copy (which shall not constitute notice) to:

●

Attention:	●
Email:	●

Any Notice delivered or transmitted to a party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. If the Notice is delivered or transmitted after 5:00 p.m. local time or if the day is not a Business Day, then the Notice shall be deemed to have been given and received on the next Business Day.

Either party hereto may, from time to time, change its address by giving Notice to the other party in accordance with the provisions of this Section 4.7.

4.8       Severability

If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

4.9       Successors and Assigns

The provisions of this Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors, permitted assigns and legal personal representatives, provided that no party may assign, delegate or otherwise Transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties hereto, except that the Acquirer may assign, delegate or otherwise Transfer any of its rights, interests or obligations under this Agreement to an affiliate without reducing its own obligations hereunder without the consent of the Target Shareholder.

4.10       Expenses

Each party shall pay all costs and expenses (including the fees and disbursements of legal counsel and other advisers) it incurs in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated by this Agreement.

4.11       Independent Legal Advice

The Target Shareholder acknowledges that it has been afforded the opportunity to obtain independent legal advice and confirms by the execution of this Agreement that it has either done so or waived its right to do so in connection with the entering into of this Agreement.

4.12       Further Assurances

The parties hereto shall, with reasonable diligence, do all things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Effective Time.

4.13       Execution and Delivery

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile, email or similar executed electronic copy of this Agreement, and such facsimile, email or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[Signature page follows.]

IN WITNESS OF WHICH the parties have executed this Agreement.

AURA MINERALS INC.

By:
	Name:	Ryan Goodman
	Title:	VP Legal Affairs & Business Development

[NAME OF SECURITY HOLDER]

SCHEDULE “A”

Registered Owner	Beneficial Owner	Target Shares
[Target Shareholder]	[Target Shareholder]	[•]

Form of Voting Support Agreement – Acquirer

VOTING SUPPORT AGREEMENT

THIS AGREEMENT is made as of December 18, 2017.

BETWEEN:

AURA MINERALS INC., a company incorporated and existing under the laws of the British Virgin Islands (the “Acquirer”)

- and -

[●] (the “Acquirer Shareholder”)

RECITALS:

1.	The Acquirer Shareholder is the legal holder of record and/or beneficial owner (as applicable) of, or has or will have control or direction over, the Subject Securities.

2.	The Acquirer Shareholder understands that the Acquirer and Rio Novo Gold Inc. (the “Target”) are, concurrently with the execution and delivery of this Agreement, executing and delivering the Merger Agreement.

3.	This Agreement sets out the terms and conditions of the agreement of the Acquirer Shareholder to abide by the covenants in respect of the Subject Securities and the other restrictions and covenants set forth herein.

NOW THEREFORE, in consideration of the mutual covenants in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1       Definitions

Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Merger Agreement. In this Agreement, including the recitals:

“Agreement” means this Voting Support Agreement;

“Business Day” means any day of the year, other than a Saturday or Sunday, on which the principal commercial banks located in Rio De Janiero, Brasil, Toronto, Canada, the British Virgin Islands and Miami, Florida, U.S.A. are open for business;

“Contracts” means contracts, licences, leases, agreements, obligations, promises, undertakings, understandings, arrangements, documents, commitments, entitlements or engagements to which the Acquirer Shareholder is a party or by which it is bound or under which the Acquirer Shareholder has, or will have, any liability or contingent liability (in each case, whether written or oral, express or implied), and includes any quotations, orders, proposals or tenders which remain open for acceptance and warranties and guarantees;

“Convertible Securities” has the meaning ascribed thereto in Section 2.1(b);

“Expiry Time” has the meaning ascribed thereto in Section 3.1(a);

“Merger Agreement” means the merger agreement dated on or around the date hereof between the Acquirer and the Target, as the same may be amended in accordance with its terms;

“Subject Securities” means all Acquirer Shares beneficially owned or controlled, directly or indirectly, by the Acquirer Shareholder and its affiliates as at the date hereof, and shall further include any Acquirer Shares acquired or over which control is acquired by the Acquirer Shareholder after the date hereof; and

“Transfer” has the meaning ascribed thereto in Section 3.1(a).

1.2       Singular; Plural, etc.

In this Agreement, words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

1.3       Currency

Unless otherwise expressly stated, all references to currency herein shall be deemed to be references to Canadian currency.

1.4       Headings, etc.

The division of this Agreement into Articles, Sections and Schedules and the insertion of the recitals and headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement or in the Schedules hereto to Articles, Sections and Schedules refer to Articles, Sections and Schedules of and to this Agreement or of the Schedules in which such reference is made, as applicable.

1.5       Date for any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6       Governing Law

This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of Ontario and the laws of Canada applicable therein, and shall be construed and treated in all respects as an Ontario contract. Each of the parties hereby irrevocably attorns to the non-exclusive jurisdiction of the Courts of the Province of Ontario in respect of all matters arising under and in relation to this Agreement.

1.7       Incorporation of Schedules

The Schedules attached hereto and described below shall, for all purposes hereof, form an integral part of this Agreement.

Schedule A – Subject Securities

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1       Representations and Warranties of the Acquirer Shareholder

The Acquirer Shareholder represents and warrants to the Acquirer (and acknowledges that the Acquirer is relying on these representations and warranties in completing the transactions contemplated by the Merger Agreement) the matters set out below:

(a)	The Acquirer Shareholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Acquirer Shareholder and constitutes a valid and binding obligation of the Acquirer Shareholder enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction;

(b)	The Acquirer Shares as set forth in Schedule A represent all the Acquirer Shares or securities exercisable or convertible into or exchangeable for Acquirer Shares (“Convertible Securities”) legally held of record or beneficially owned, directly or indirectly, or controlled or directed by the Acquirer Shareholder. Other than the securities set forth in Schedule A, neither the Acquirer Shareholder nor any of its affiliates legally holds of record or beneficially owns, or exercises control or direction over, directly or indirectly, or has any agreement or option, or right or privilege (whether by Law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase or acquisition by the Acquirer Shareholder or Transfer to the Acquirer Shareholder or any of its affiliates of additional Acquirer Shares or Convertible Securities;

(c)	The Acquirer Shareholder is, and will continue to be until the Effective Time, the sole legal holder of record and/or beneficial owner of the Subject Securities (as applicable), with good title thereto, free and clear of all encumbrances, liens, restrictions (other than resale, vesting or other similar restrictions), charges, claims and rights of others;

(d)	The Acquirer Shareholder has the sole right to sell and vote or direct the sale and voting of the Subject Securities;

(e)	No Person has any agreement or option, or any right or privilege (whether by Laws, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or Transfer of any of the Subject Securities or any

interest therein or right thereto, except the Acquirer pursuant to the Plan of Merger;

(f)	None of the Subject Securities is, other than pursuant to this Agreement, subject to any power of attorney, proxy, voting trust, vote pooling or other agreement with respect to voting or the right to vote, call meetings of Acquirer Shareholders or give consents or approvals of any kind;

(g)	None of the execution and delivery by the Acquirer Shareholder of this Agreement or the completion of the transactions contemplated hereby or the compliance by the Acquirer Shareholder with the Acquirer Shareholder’s obligations hereunder will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of: (i) any Contract to which the Acquirer Shareholder is a party or by which the Acquirer Shareholder or any of the property or assets of the Acquirer Shareholder are bound; (ii) any judgment, decree, order or award of any Governmental Entity; or (iii) subject to receipt of any Regulatory Approvals as contemplated in the Merger Agreement, any Applicable Laws;

(h)	No consent, waiver, approval, authorization, order, exemption, registration, licence or declaration of or by, or filing with, or notification to any Governmental Entity which has not been made or obtained is required to be made or obtained by the Acquirer Shareholder in connection with the execution and delivery by the Acquirer Shareholder and enforcement against the Acquirer Shareholder of this Agreement or the consummation of any transactions provided for herein other than any filings under insider or early warning requirements of Applicable Laws (provided that the Acquirer Shareholder makes no representations or warranties with respect to the consents, waivers, approvals, authorizations or declarations of or by, or filings with, or notices to any Governmental Entities or other third parties on the part of the Target or the Acquirer necessary for the consummation of the transactions contemplated by the Merger Agreement); and

(i)	There is no private or governmental action, suit, claim, arbitration, investigation or other proceeding in progress or pending before any Governmental Entity, or, to the knowledge of the Acquirer Shareholder, threatened against the Acquirer Shareholder or any of its affiliates or any of their directors or officers (in their capacities as such) that, individually or in the aggregate, could adversely affect in any manner the Acquirer Shareholder’s ability to enter into this Agreement or perform its obligations hereunder or the title of the Acquirer Shareholder to any of the Subject Securities. There is no judgment, decree or order against the Acquirer Shareholder or any of its affiliates or any of their directors or officers (in their capacities as such) that could prevent, enjoin, alter, delay or adversely affect in any manner the ability of the Acquirer Shareholder to enter into this Agreement, to perform its obligations under this Agreement or the title of the Acquirer Shareholder to any of the Subject Securities.

2.2       Representations and Warranties of the Acquirer

The Acquirer represents and warrants to the Acquirer Shareholder (and acknowledges that the Acquirer Shareholder is relying on these representations and warranties in completing the transactions contemplated hereby and by the Merger Agreement) that it is a company incorporated and validly existing under the laws of British Virgin Islands and has all necessary corporate power, authority and capacity to enter into this Agreement and the Merger Agreement and to carry out its obligations under this Agreement and the Merger Agreement. The execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated by this Agreement and the Merger Agreement have been duly authorized by all necessary corporate action on the part of the Acquirer. This Agreement constitutes a valid and binding obligation of the Acquirer enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

ARTICLE 3

COVENANTS

3.1       Covenants of the Acquirer Shareholder

(a)	The Acquirer Shareholder hereby irrevocably and unconditionally covenants with the Acquirer that, from the date of this Agreement until the termination of this Agreement in accordance with its terms (the “Expiry Time”), the Acquirer Shareholder shall not (A) sell, transfer, gift, assign, convey, pledge, hypothecate, encumber, option, grant a security interest in or otherwise dispose of any right or interest in (including by way of deposit or tender under any take-over bid) (any such event, a “Transfer”) any of the Subject Securities, or enter into any agreement, arrangement or understanding in connection therewith (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), other than pursuant to the Plan of Merger and this Agreement, without having first obtained the prior written consent of the Acquirer, or (B) other than as set forth herein, grant any proxies or powers of attorney, deposit any Subject Securities into a voting trust, in any way Transfer any of the voting rights associated with any of the Subject Securities, enter into any agreement, understanding or arrangement with respect to voting or the right to vote the Subject Securities or give consents or approval of any kind with respect to any Subject Securities.

(b)	The Acquirer Shareholder hereby covenants, undertakes and agrees from time to time until the Expiry Time to vote (or cause to be voted) all the Subject Securities at any meeting of any of the Acquirer Shareholders at which the Acquirer Shareholder is entitled to vote, including without limitation the Acquirer Meeting, and in any action by written consent of the Acquirer Shareholders:

(i)	in favour of the approval, consent, ratification and adoption of the Acquirer Resolutions, the Plan of Merger and the transactions contemplated by the Merger Agreement (and any actions required for the consummation of the transactions contemplated by the Merger Agreement); and

(ii)	against any action that would reasonably be expected to impede, delay, interfere with, or discourage the transactions contemplated by the Merger Agreement, including any material change in the capitalization of the Acquirer, the corporate structure, memorandum or articles of association or other constating documents of the Acquirer (in each case other than as contemplated by the Merger Agreement).

In connection with the foregoing, subject to this Section 3.1(b), the Acquirer Shareholder hereby irrevocably and unconditionally agrees to deposit an irrevocable proxy or voting instruction form, duly completed and executed in respect of all of the Subject Securities (and in a form satisfactory to the Acquirer and compliant with the memorandum and articles of association of the Acquirer), at least 7 Business Days prior to the Acquirer Meeting, voting all such Subject Securities in favour of the Acquirer Resolutions. The Acquirer Shareholder hereby irrevocably and unconditionally agrees that neither it nor any person on its behalf will take any action to revoke, withdraw, amend or invalidate any proxy deposited or delivered by the Acquirer Shareholder pursuant to this Agreement notwithstanding any statutory or other rights which the Acquirer Shareholder might have unless this Agreement is terminated in accordance with Section 4.1.

(c)	The Acquirer Shareholder agrees that, until the Expiry Time, neither the Acquirer Shareholder nor any of the representatives of the Acquirer Shareholder will, directly or indirectly: (A) solicit, initiate, encourage or otherwise facilitate (including by way of entering into any agreement, arrangement or understanding) inquiries, submissions of proposals or offers from, or provide information to, any other person, entity or group (other than the Acquirer) relating to any Acquisition Proposal or potential Acquisition Proposal, (B) participate in any discussions or negotiations regarding any Acquisition Proposal or potential Acquisition Proposal, or (C) accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement, arrangement or understanding related to any Acquisition Proposal or potential Acquisition Proposal. Nothing hereunder shall prevent the Acquirer Shareholder from doing any act or thing that a director or officer of the Acquirer is properly obligated to do in such capacity, provided that such act or thing is permitted by and is done in strict compliance with the terms of the Merger Agreement.

(d)	The Acquirer Shareholder hereby agrees to immediately cease and cause to be terminated any and all solicitations, encouragements, existing discussions and negotiations, if any, with any person or group or any agent or representative of such person or group before the date of this Agreement with respect to any Acquisition Proposal or potential Acquisition Proposal.

(e)	The Acquirer Shareholder hereby agrees, until the Expiry Time, to not make any statements which may reasonably be construed as being against the transactions contemplated by the Merger Agreement or any aspect thereof and to not bring, or threaten to bring, any suit or proceeding for the purpose of, or which has the effect of, directly or indirectly, stopping, preventing, impeding, delaying or varying such transactions or any aspect thereof.

(f)	The Acquirer Shareholder agrees to promptly notify the Acquirer of any acquisitions by the Acquirer Shareholder or, if applicable, any affiliates of the Acquirer Shareholder, of any Acquirer Shares acquired after the date hereof. Any Acquirer Shares acquired by the Acquirer Shareholder after the date hereof shall be subject to the terms of this Agreement as though they were Subject Securities owned by the Acquirer Shareholder on the date hereof.

(g)	The Acquirer Shareholder agrees that, until the Expiry Time, it will not (i) exercise any Acquirer Shareholder rights or remedies available at common law or pursuant to Applicable Laws; or (ii) take any other action of any kind, in each case which might reasonably be regarded as likely to reduce the success of, or delay or interfere with the completion of, the transactions contemplated by the Merger Agreement.

(h)	The Acquirer Shareholder hereby irrevocably consents to:

(i)	details of this Agreement being set out in any information circular and court documents produced by the Target or the Acquirer or any of their respective affiliates in connection with the transactions contemplated by this Agreement and the Merger Agreement; and

(ii)	this Agreement being made publicly available, including by filing on SEDAR.

ARTICLE 4

GENERAL

4.1       Termination

This Agreement shall terminate and be of no further force or effect only upon the earliest of:

(a)	the written agreement of the Acquirer and the Acquirer Shareholder;

(b)	the termination of the Merger Agreement in accordance with its terms;

(c)	the Effective Time; or

(d)	the Completion Deadline.

4.2       Time of the Essence

Any date, time or period referred to in this Agreement shall be of the essence, except to the extent to which the Acquirer Shareholder and the Acquirer agree in writing to vary any date, time or period, in which event the varied date, time or period shall be of the essence.

4.3       Equitable Relief

The parties agree that irreparable harm will occur for which money damages may not be an adequate remedy at Law in the event that any of the provisions of this Agreement are not performed by the Acquirer Shareholder in accordance with their terms or are otherwise breached. It is accordingly agreed that the Acquirer shall be entitled to seek an injunction or injunctions and other equitable relief to prevent breaches or threatened breaches of the provisions of this Agreement by the Acquirer Shareholder and shall be entitled to seek specific performance by the Acquirer Shareholder of any such provisions. The Acquirer Shareholder hereby agrees not to seek the posting of any security bond or other assurance in respect of such injunctive or other equitable relief. Such remedies will not be the exclusive remedies for any breach of this Agreement and will be in addition to all other remedies available at Law or equity.

4.4       Fiduciary Duties

The Acquirer acknowledges that the Acquirer Shareholder is not making any agreement or understanding herein in any capacity other than in its capacity as Acquirer Shareholder. Nothing herein (whether in Section 3.1 or otherwise) shall restrict the Acquirer Shareholder from taking in good faith any actions necessary to discharge such Acquirer Shareholder’s fiduciary duties as a director and/or officer of the Acquirer, provided that any such action does not breach the terms of the Merger Agreement.

4.5       Waiver; Amendment

Each party hereto agrees and confirms that any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Acquirer Shareholder, the Acquirer or in the case of a waiver, by the party against whom the waiver is to be effective and no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise.

4.6       Entire Agreement

This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

4.7       Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by e-mail:

(a)	if to the Acquirer:

Aura Minerals Inc.

78 SW 7th St – Suite 7115

Miami, Florida 33130

Attention: Ryan Goodman, VP Legal Affairs & Business Development

Email: rgoodman@auraminerals.com

with a copy (which shall not constitute notice) to:

Blake, Cassels & Graydon LLP

199 Bay St., Suite 4000

Toronto, ON M5L 1A9

Attention: John Wilkin

Email: john.wilkin@blakes.com

(b)	if to the Acquirer Shareholder:

●

Attention:	●
Email:	●

with a copy (which shall not constitute notice) to:

●

Attention:	●
Email:	●

Any Notice delivered or transmitted to a party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. If the Notice is delivered or transmitted after 5:00 p.m. local time or if the day is not a Business Day, then the Notice shall be deemed to have been given and received on the next Business Day.

Either party hereto may, from time to time, change its address by giving Notice to the other party in accordance with the provisions of this Section 4.7.

4.8       Severability

If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

4.9       Successors and Assigns

The provisions of this Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors, permitted assigns and legal personal representatives, provided that no party may assign, delegate or otherwise Transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties hereto, except that the Acquirer may assign, delegate or otherwise Transfer any of its rights, interests or obligations under this Agreement to an affiliate without reducing its own obligations hereunder without the consent of the Acquirer Shareholder.

4.10       Expenses

Each party shall pay all costs and expenses (including the fees and disbursements of legal counsel and other advisers) it incurs in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated by this Agreement.

4.11       Independent Legal Advice

The Acquirer Shareholder acknowledges that it has been afforded the opportunity to obtain independent legal advice and confirms by the execution of this Agreement that it has either done so or waived its right to do so in connection with the entering into of this Agreement.

4.12       Further Assurances

The parties hereto shall, with reasonable diligence, do all things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Effective Time.

4.13       Execution and Delivery

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile, email or similar executed electronic copy of this Agreement, and such facsimile, email or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[Signature page follows.]

IN WITNESS OF WHICH the parties have executed this Agreement.

AURA MINERALS INC.

By:
	Name:	Ryan Goodman
	Title:	VP Legal Affairs & Business Development

[NAME OF SECURITY HOLDER]

SCHEDULE “A”

Registered Owner	Beneficial Owner	Acquirer Shares
[Acquirer Shareholder]	[Acquirer Shareholder]	[•]

B-1

SCHEDULE B
MERGER DOCUMENTS

PART 1 – PLAN OF MERGER

(See Attached)

PART 2 – ARTICLES OF MERGER

(See Attached)

PLAN OF MERGER

This Plan of Merger is made on ________________________ 2018 by AURA MINERALS INC., a company incorporated in the British Virgin Islands with company number 1932701 (the Acquirer and also sometimes referred to as the Surviving Company) in relation to a merger with RIO NOVO GOLD INC., a company incorporated in the British Virgin Islands with company number 1455734 (the Target and, together with the Acquirer, the Constituent Companies).

WHEREAS:

(a)	the Acquirer was originally incorporated under the Business Corporations Act of Ontario by letters patent dated July 12, 1946 under the name “Baldwin Consolidated Mines Limited” and subsequently changed its name as follows: by Articles of Amendment dated July 11, 1989, the Acquirer changed its name to “Canadian Baldwin Holdings Limited”; by Articles of Amendment dated July 27, 2005, the Acquirer changed its name to “Canadian Baldwin Resources Limited”; by Articles of Amendment dated March 22, 2006, the Acquirer changed its name to “Aura Gold Inc.”; by Articles of Continuance dated April 20, 2006, the Acquirer was continued from the Business Corporations Act (Ontario) to the Canada Business Corporations Act; and by Articles of Amendment dated July 20, 2007, the Acquirer changed its name to “Aura Minerals Inc.”;

(b)	the Acquirer continued as a company limited by shares under the BVI Business Companies Act 2004 (as amended, the Act), and ceased to be incorporated under the Canada Business Corporations Act, on December 30, 2016;

(c)	the Target was originally incorporated as a company limited by shares under the Act on January 4, 2008 under the name “Ferdi Investments Inc.” and subsequently changed its name as follows: by an amendment and restatement of its memorandum and articles of association registered on May 14, 2008, the Target changed its name to “Rio Novo Holdings S.A.; and by an amendment and restatement of its memorandum and articles of association registered on January 5, 2010, the Target changed its name to “Rio Novo Gold Inc.”; and

(d)	the directors of each of the Constituent Companies deem it desirable and in the best interest of the Constituent Companies that the Acquirer be merged with the Target, pursuant to the provisions of Section 170 of the Act, with the Acquirer being the Surviving Company (the Merger).

NOW THEREFORE this Plan of Merger witnesses as follows:

1.	For the purposes of section 170(2) of the Act:-

(a)	The constituent companies to the Merger are the Acquirer and the Target.

(b)	The surviving company is the Acquirer.

(c)	The Acquirer is authorised to issue an unlimited number of shares of a single class with no par value, of which there are 33,565,194 shares issued and outstanding (the Acquirer Shares), all of which are entitled to vote on the merger as one class.

(d)	The Target is authorised to issue an unlimited number of shares of no par value each of a single class, of which there are 178,754,016 shares issued and outstanding (the Target Shares), all of which are entitled to vote on the merger as one class.

(e)	Upon the Merger being effective (the Effective Time), the separate corporate existence of the Target shall cease and the provisions of section 173 of the Act shall apply to the Constituent Companies and, without limitation, the Surviving Company shall become the owner, without further action, of all the assets, property, rights, privileges, immunities, powers, objects and purposes of the Constituent Companies and the Surviving Company shall become subject to all claims, debts, liabilities and obligations of the Constituent Companies.

(f)	The terms and conditions of the Merger, including the manner and basis of cancelling, reclassifying or converting the shares of the Constituent Companies into shares, debt obligations or other securities in the Surviving Company, or money or other assets, or a combination thereof, shall be as follows and as further set forth in the Merger Agreement between the Acquirer and Target entered into on December 18, 2017 (the Merger Agreement):-

(i)	The Acquirer (as the Surviving Company) will, at the Effective Time and subject to the Merger Agreement and applicable law, issue 0.053 of an ordinary share of no par value in Acquirer (each such whole ordinary share in Acquirer, an Acquirer Share) in exchange for each Target Share (the Share Consideration) to the holders of issued and outstanding Target Shares (Target Shareholders) pursuant to the Merger, such Acquirer Shares be “freely tradeable”, subject only to “control person” restrictions under securities Applicable Laws (as defined in the Merger Agreement) in Canada; provided that, if the Company, acting in its sole discretion, determines that any state or other jurisdiction within the United States (which term includes the United States of America, its territories and possessions, any state of the United States, and the District of Columbia) does not exempt the issuance of Share Consideration from such jurisdiction’s registration or qualification requirements, the Acquirer may, acting in its sole discretion, determine that holders of Target Shares resident in any such jurisdiction will receive an equivalent value of cash consideration in lieu of the Share Consideration.

(ii)	In respect of the 2,910,000 outstanding options to acquire Target Shares (the Target Options) that are outstanding as of the date of the Merger Agreement, the Acquirer (as the Surviving Company) will issue, at the Effective Time, options to acquire Acquirer Shares (the Acquirer Options) to the holders of outstanding Target Options immediately prior to completion of the Merger (the Target Optionholders) in exchange for such Target Options, which will be cancelled, on the basis of 0.053 of an Acquirer Option for each Target Option. In each case, the exercise price of the Acquirer Options so issued shall be the exercise price of the Target Options for which they are exchanged after dividing such exercise price by 0.053. For greater certainty, such Acquirer Options (whether or not issued under Acquirer’s stock option plan, the Acquirer Option Plan) will expire on the expiry date set out in the corresponding Target Option and will not be subject to the applicable expiry provisions of the Acquirer Option Plan or any analogous provision.

(iii)	The Acquirer (as the Surviving Company) will issue, at the Effective Time, an aggregate of 314,186 Acquirer Shares to the holders of the 7,073,672 outstanding deferred share units issued under Target’s deferred share unit plan outstanding as of the date hereof (the Target DSUs) in exchange for their Target DSUs, which will be cancelled, and will further pay an aggregate of $60,213 in lieu of the additional Target DSUs that would have been issued but for black-out restrictions.

2.	The memorandum and articles of association of the Acquirer as in effect on the effective date shall be the memorandum and articles of association of the Surviving Company (the M&As) and, accordingly, there shall be no amendment to the M&As brought about by the Merger.

3.	The Merger shall be effective on the date the articles of merger are registered by the Registrar of Corporate Affairs (British Virgin Islands).

4.	This Plan of Merger shall be governed by, and the Merger shall be effective as provided by, the laws of the British Virgin Islands.

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Each of the parties hereto (acting by its duly authorised representative) has executed this Plan of Merger to be effective on the date first above written and acknowledges and agrees that this Plan of Merger may be signed in any number of counterparts (including as an Adobe PDF or similar electronic record), all of which when taken together shall constitute one and the same document.

AURA MINERALS INC.

acting by its duly authorised representative

Print name:

Title:

RIO NOVO GOLD INC.

acting by its duly authorised representative

Print name:

Title:

ARTICLES OF MERGER

These Articles of Merger are made on ________________________ 2018 by AURA MINERALS INC., a company incorporated in the British Virgin Islands with company number 1932701 (the Acquirer and also sometimes referred to as the Surviving Company) in relation to a merger with RIO NOVO GOLD INC., a company incorporated in the British Virgin Islands with company number 1455734 (the Target and, together with the Acquirer, the Constituent Companies).

WHEREAS the directors of each of the Constituent Companies deem it desirable and in the best interest of the Constituent Companies that the Acquirer be merged with the Target, pursuant to the provisions of Section 170 of the BVI Business Companies Act 2004 (as amended, the Act), with the Acquirer being the Surviving Company (the Merger).

NOW THEREFORE these Articles of Merger witness as follows:

1.	For the purposes of section 171(1) of the Act:

(a) Each Constituent Company hereby adopts the Plan of Merger, a copy of which is annexed hereto, with the intent that the Acquirer shall merge with the Target (with the Acquirer being the Surviving Company) and that the Merger shall be effective on the date that these Articles of Merger are registered by the Registrar of Corporate Affairs (British Virgin Islands). The name of the Surviving Company on the consummation and effectiveness of the Merger shall remain unchanged.

(a)	The Surviving Company was originally incorporated under the Business Corporations Act of Ontario by letters patent dated July 12, 1946 under the name “Baldwin Consolidated Mines Limited” and subsequently changed its name as follows: by Articles of Amendment dated July 11, 1989, the Acquirer changed its name to “Canadian Baldwin Holdings Limited”; by Articles of Amendment dated July 27, 2005, the Acquirer changed its name to “Canadian Baldwin Resources Limited”; by Articles of Amendment dated March 22, 2006, the Acquirer changed its name to “Aura Gold Inc.”; by Articles of Continuance dated April 20, 2006, the Acquirer was continued from the Business Corporations Act (Ontario) to the Canada Business Corporations Act; and by Articles of Amendment dated July 20, 2007, the Acquirer changed its name to “Aura Minerals Inc.”, and continued as a company limited by shares under the Act, and ceased to be incorporated under the Canada Business Corporations Act, on December 30, 2016.

(b)	The Target was originally incorporated as a company limited by shares under the Act on January 4, 2008 under the name “Ferdi Investments Inc.” and subsequently changed its name as follows: by an amendment and restatement of its memorandum and articles of association registered on May 14, 2008, the Target changed its name to “Rio Novo Holdings S.A.; and by an amendment and restatement of its memorandum and articles of association registered on January 5, 2010, the Target changed its name to “Rio Novo Gold Inc.”.

(b)	The Memorandum and Articles of Association of the Acquirer were first registered by the Registrar of Corporate Affairs in the British Virgin Islands on December 30, 2016 (and have not subsequently been amended or restated).

(c)	The Memorandum and Articles of Association of Target were first registered by the Registrar of Corporate Affairs in the British Virgin Islands on January 4, 2008 (and were last amended and restated on January 5, 2010).

(d)	The Merger and Plan of Merger were approved by the directors of the Surviving Company on December 17, 2017 and authorized by the members of the Surviving Company on [•].

(e)	The Merger and Plan of Merger were approved by the directors of the Target on December 18, 2017 and authorized by the members of the Target on [•].

2.	Each of the Constituent Companies has complied with all the provisions of the laws of the British Virgin Islands to enable them to merge on the date that these Articles of Merger are registered by the Registrar of Corporate Affairs (British Virgin Islands).

3.	The Memorandum and Articles of Association of the Acquirer (as the Surviving Company) shall constitute the Memorandum and Articles of Association of the Surviving Company, from the date that these Articles of Merger are registered by the Registrar of Corporate Affairs (British Virgin Islands).

4.	These Articles of Merger shall be governed by, and the Merger shall be effective as provided by, the laws of the British Virgin Islands.

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Each of the parties hereto (acting by its duly authorised representative) has executed these Articles of Merger as of the date first above written and acknowledges and agrees that these Articles of Merger may be signed in any number of counterparts (including as an Adobe PDF or similar electronic record), all of which when taken together shall constitute one and the same document.

AURA MINERALS INC.

acting by its duly authorised representative

Print name:

Title:

RIO NOVO GOLD INC.

acting by its duly authorised representative

Print name:

Title:

SCHEDULE C
REPRESENTATIONS AND WARRANTIES OF TARGET

1.	Organization and Qualification

Target is validly incorporated and existing and in good standing as a company limited by shares under the laws of the British Virgin Islands and has the requisite corporate power and authority to own its assets and conduct its business as now owned and conducted. Target is duly qualified to carry on business, and is in good standing, in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary. The MAA, register of directors and officers and register of charges (if any) and other constating documents of Target delivered to Acquirer prior to the date of this Agreement are accurate and complete copies of the originals and have not been amended or superseded, and Target has not taken any action to amend or supersede such documents.

2.	Subsidiaries

Except for the Target Subsidiaries, Target does not have any material interest in any Person. Each of the Target Subsidiaries is duly organized and validly existing under the laws of the applicable jurisdiction set forth in Section 2 of the Target Disclosure Letter, has the corporate power and authority to own its assets and conduct its business as currently owned and conducted by it and is qualified to carry on business in each jurisdiction in which the character of its properties or the nature of its activities makes such qualification necessary. Target’s ownership interest in each of the Target Subsidiaries is set out in Section 2 of the Target Disclosure Letter, including the authorized, issued and outstanding capital and the ownership of all securities of each Target Subsidiary. Except as set out in Section 2 of the Target Disclosure Letter, all of the outstanding shares of each of the Target Subsidiaries are validly issued, fully-paid and non-assessable and all such shares or interests, as the case may be, are owned free and clear of all Encumbrances. Target has no interest in any entity that may be characterized as a joint venture.

3.	Compliance with Law and Licences

Target and each of the Target Subsidiaries has complied with and is in compliance with all Laws applicable to the operation of its business, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect in respect of Target and the Target Subsidiaries, taken as a whole, and each of them has all concessions, licences, permits, orders or approvals of, and has made all required registrations with, any Governmental Entity that is required in connection with the ownership of its assets or the conduct of its operations and Target and each of the Target Subsidiaries has fully complied with and is in compliance with all such concessions, licences, permits, orders, approvals and registrations, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect in respect of Target and the Target Subsidiaries, taken as a whole. Neither Target nor any Target Subsidiary has received any notice, whether written or oral, of revocation or non-renewal of any such concessions, licences, permits, orders, approvals or registrations, or of any intention of any government or regulatory authority to revoke or refuse to renew any of such concessions, licences, permits, orders, approvals or registrations, and to the best of the knowledge of Target, all such concessions, licences, permits, orders, approvals and registrations shall continue to be effective and any required renewals thereof shall be available in order for Target and each Target Subsidiary to continue to conduct their respective businesses as they are currently being conducted and in accordance with the existing plans of Target and the Target Subsidiaries. Neither Target nor any Target Subsidiary is in conflict with, or in default (including cross defaults) under or in violation of, (a) its articles or by-laws or equivalent organizational documents, or (b) any agreement or understanding to which it or by which any of its properties is bound or affected, except for any conflict, default or breach, which would not, individually or in the aggregate, have a Material Adverse Effect in respect of Target and the Target Subsidiaries, taken as a whole.

4.	Capitalization

(a)	The authorized equity capital of Target consists of an unlimited number of Target Shares. As at the date hereof, 178,754,016 Target Shares (and no other shares) are issued and outstanding and all such shares are fully-paid and non-assessable shares. As of the date hereof, there are outstanding 2,910,000 Target Options, each providing for the issuance of one (1) Target Share. The complete details of the Target Shares and Target Options are set out in Section 4(a) of the Target Disclosure Letter. All of the Target Options are governed by the Target Option Plan.

(b)	Except as described in Section 4(a) of this Schedule C, there are no options, warrants, conversion privileges, calls or other rights, agreements, arrangements, commitments or obligations of Target or any Target Subsidiary to issue or sell any shares of any capital stock of Target or any Target Subsidiary or securities or obligations of any kind convertible into or exchangeable for any shares or other securities of Target or any Target Subsidiary or any other Person, nor are there outstanding, except as described in Section 4(b) of the Target Disclosure Letter, any stock appreciation rights, DSUs phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Target or any Target Subsidiary. The holders of outstanding Target Shares are not entitled to pre-emptive or other similar rights. There are no outstanding contractual obligations of Target or any Target Subsidiary to repurchase, redeem or otherwise acquire any outstanding Target Shares or with respect to the voting or disposition of any outstanding Target Shares.

5.	Corporate Authority; Enforceability

Target has all requisite corporate power, capacity and authority to enter into this Agreement and all other agreements and instruments to be executed by Target as contemplated by this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Merger Documents by Target and the consummation by Target of the transactions contemplated by this Agreement and the other Merger Documents have been duly authorized by the Target Board in accordance with section 170 of the BVIBCA and no other corporate proceedings on the part of Target are necessary to authorize this Agreement and the Merger, other than the Required Approvals in respect of the Target Meeting and, with respect to the Target Circular and other matters related thereto, the approval of the Target Board. This Agreement has been duly executed and delivered by Target and constitutes a legal, valid and binding obligation of Target, enforceable by Acquirer against Target in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, liquidation, insolvency or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

6.	No Conflicts

Except as disclosed in Section 6 of the Target Disclosure Letter, the execution and delivery by Target of this Agreement and performance by it of its obligations hereunder and the completion of the Arrangement and the consummation of the transactions contemplated hereby shall not:

(a)	result (with or without notice or the passage of time) in a violation, conflict or breach of, or constitute a default under, in respect of or require any consent to be obtained under or give rise to any third party right of termination, amendment, first refusal, shot-gun, cancellation, acceleration, penalty or payment obligation or right of purchase or sale under any provision of:

(i)	the MAA, constating documents or by-laws (or their equivalent) of Target or any Target Subsidiary;

(ii)	any Applicable Law to which Target or any Target Subsidiary is subject or by which Target or any Target Subsidiary is bound; or

(iii)	any Contract;

(b)	give rise to any right of termination, amendment, acceleration or cancellation of indebtedness of Target or any Target Subsidiary, or cause any such indebtedness to come due before its stated maturity, under any Contract or cause any available credit to cease to be available;

(c)	give rise to any rights of first refusal or change in control payment or similar obligation or any restriction or limitation under any such Contract or result in the imposition of any Encumbrance upon (i) any of Target’s assets or the assets of any of the Target Subsidiaries, or (ii) the Target Properties; or

(d)	result in any payment (including severance, unemployment compensation, “golden parachute”, bonus or otherwise) becoming due to any Related Party of Target or any Target Subsidiary.

No authorization, licence, permit, certificate, registration, consent or approval of, or filing with, or notification to, any regulatory authority is required to be obtained or made by or with respect to Target or any Target Subsidiary for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or, the performance by Target of its obligations hereunder, the completion by Target of the Merger or the ability of Acquirer to conduct operations at the Target Properties as currently conducted or, as contemplated to be conducted at the Effective Time, other than the Regulatory Approvals and such filings and other actions required under the BVIBCA, applicable securities Laws and the rules and policies of the TSX as are contemplated by this Agreement.

7.	Operational Matters

(a)	Except as disclosed in Section 7 of the Target Disclosure Letter, all rent, royalties, overriding royalty interest, production payments, net profits, interest burdens, contract commitments, payments and obligations (including applicable mining concessions and fees for not yet titled mining claims) due and payable, or performable, as the case may be, under, with respect to, or on account of any direct or indirect assets of Target or the Target Subsidiaries (including, for greater certainty, the Target Properties) have been duly paid or duly performed in all material respects. Except as disclosed in Section 7 of the Target Disclosure Letter, all costs, expenses, liabilities payable, and obligations under the terms of any Contracts to which Target or any Target Subsidiary is directly or indirectly bound have been properly and timely paid or performed in all material respects.

(b)	To the knowledge of Target, neither Target nor any of the Target Subsidiaries is subject to any actual or alleged liability related to indigenous interests nor any breach, violation, recognition or accommodation thereof.

8.	Material Contracts

(a)	All Material Contracts of Target or any Target Subsidiary are set out in Section 8(a) of the Target Disclosure Letter and Target has made available to Acquirer for inspection true and complete copies of all such Contracts.

(b)	All such Material Contracts are in full force and effect, and each of Target and the Target Subsidiaries, as applicable, is entitled to all rights and benefits thereunder in accordance with the terms thereof. Target and the Target Subsidiaries have complied in all material respects with all terms of the Material Contracts, have paid all amounts due thereunder, have not waived any material rights thereunder and no material default or breach exists in respect thereof on the part of Target or any applicable Target Subsidiary.

(c)	Except as disclosed in Section 8(c) of the Target Disclosure Letter, no Contract is subject to any termination fees, cancellation costs or other similar penalties that would be or become payable by Target or any Target Subsidiary upon termination of such Contract or agreement following a change of control of Target or upon completion of the transactions contemplated by this Agreement.

(d)	Except as disclosed in Section 8(d) of the Target Disclosure Letter, no approval or consent of any Person is needed in order that any Contract continue in full force and effect following consummation of the transactions contemplated hereby and neither Target nor any Target Subsidiary is a party to any Contract that contains any non-competition obligation, area of interest restriction or otherwise restricts in any material way the business of Target or any Target Subsidiary.

9.	Shareholder and Similar Agreements

Neither Target nor any Target Subsidiary is party to or aware of any (a) shareholder, pooling, voting trust or other agreements relating to the issued and outstanding shares of Target or any Target Subsidiary and neither Target nor any Target Subsidiary is aware of any such shareholder, pooling, voting trust or other agreements, or (b) contracts, agreements or understandings relating to any securities of Target or any Target Subsidiary with any director or, officer of, or consultant to, Target or any Target Subsidiary.

10.	Filings

(a)	Target is a reporting issuer in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland & Labrador (and in no other jurisdiction in Canada). Target is not subject to reporting requirements under the U.S. Securities Exchange Act of 1934, as amended, or of any jurisdiction outside Canada and the United States. Target is not in default in the performance of any of its obligations under legislation of such provinces and is in compliance with the applicable rules and regulations of the TSX.

(b)	Documents or information filed by Target under Applicable Law, including: (i) Target’s management information circular dated December 16, 2016 in respect of the special meeting of shareholders held February 3, 2017; (ii) Target’s management information circular dated May 11, 2016 in respect of the annual meeting of shareholders held June 30, 2016; (iii) Target’s audited consolidated financial statements for the years ended December 31, 2016 and 2015 and the related management discussion and analysis; (iv) Target’s interim unaudited consolidated financial statements for the three and nine months ended September 30, 2017 and 2016 and the related management’s discussion and analysis; (v) any material change reports that have been filed by Target between December 31, 2016 and the date hereof; (vi) Target’s annual information form for the year ended December 31, 2016; (vii) the Target Technical Reports; (viii) all press releases filed by Target on SEDAR after December 31, 2016; and (ix) any such documents or information filed by Target on SEDAR after the date hereof and before the Effective Time (collectively items (i) through (ix) above, the “Target Public Documents”), are or shall be, as of their respective dates, in compliance in all material respects with Applicable Law and do not contain any Misrepresentation as of their respective dates.

(c)	There is no material change which has occurred with respect to which the requisite material change report has not been filed by Target with the Securities Authorities. Target has not filed any confidential material change reports that remain confidential. All material agreements required to be filed by Target with the Securities Authorities have been filed.

(d)	Target has filed all technical reports as required under NI 43-101. As at the date hereof, Target has not made any disclosure of scientific or technical information that, if required to be so supported, is not supported by a technical report that Target has filed under NI 43-101 or requires the filing of a technical report under NI 43-101.

(e)	The Target Technical Reports complied in all material respects with the requirements of NI 43-101 at the time of filing thereof and Target believes that the Target Technical Reports reasonably presented the quantity of mineral resources and reserves attributable to the applicable mineral properties as at the date stated therein based upon information available at the time the Target Technical Reports were prepared. The Target Technical Reports supersede and replace any technical report previously prepared and filed by Target in respect of the Target Properties.

(f)	Target made available to the authors of the Target Technical Reports, prior to the issuance thereof, for the purpose of preparing such reports, all information requested by them, which information, to the knowledge of Target, did not contain any Misrepresentation at the time such information was so provided.

(g)	Target is in compliance with the provisions of NI 43-101 in all material respects.

11.	Books and Records

The books, records and accounts of Target and the Target Subsidiaries: (a) have been maintained in accordance with good business practices on a basis consistent with prior years; (b) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Target and the Target Subsidiaries; and (c) accurately and fairly reflect the basis for the consolidated financial statements of Target, in each case, in all material respects. Target has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; and (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with IFRS and (B) to maintain accountability for assets and liabilities. The minute books of Target and each of the Target Subsidiaries have been maintained in compliance with Applicable Law and are complete and accurate in all material respects.

12.	Financial Statements

(a)	The audited consolidated balance sheets and related consolidated statements of income (loss) and comprehensive income (loss), consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows of Target as at and for the financial years ended December 31, 2016 and 2015 and the unaudited condensed interim consolidated balance sheets and related condensed interim consolidated statements of (loss) income and comprehensive (loss) income, condensed interim consolidated statements of changes in shareholders’ equity and condensed interim consolidated statements of cash flows of Target as at and for the three and nine months ended September 30, 2017 and 2016 contained in the Target Public Documents (the “Target Financial Statements”) were prepared in accordance with IFRS. Such statements present fairly, in all material respects, the consolidated financial condition and results of operations of Target as of the respective dates thereof and for the respective periods covered thereby applied on a basis consistent with the immediately prior period and throughout the periods indicated (except as may be indicated otherwise expressly in the notes thereto). Such financial statements reflect appropriate and adequate reserves in respect of contingent liabilities, if any, of Target and the Target Subsidiaries on a consolidated basis. Since December 31, 2014, Target has not effected any change in its accounting methods, principles or practices, except as otherwise set out in the Target Financial Statements, including the notes thereto.

(b)	Target has (i) designed such disclosure controls and procedures, or caused them to be designed under the supervision of the President and Chief Executive Officer of Target and the Chief Financial Officer of Target, to provide reasonable assurance that material information relating to Target and the Target Subsidiaries, is made known to the President and Chief Executive Officer and Chief Financial Officer, particularly during the period in which the annual or interim filings are being prepared, and (ii) designed such internal controls over financial reporting, or caused it to be designed under such President and Chief Executive Officer’s and Chief Financial Officer’s supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. Target has not failed to disclose in Target Public Documents or to Acquirer in writing prior to the date of this Agreement, any information regarding any event, circumstance or action taken or failed to be taken since December 31, 2014 within the knowledge of Target and not within the knowledge of Acquirer as at the date of this Agreement having an effect which could constitute a Material Adverse Effect. From December 31, 2014 to the date of this Agreement, Target has received no material complaints from any source regarding accounting, internal accounting controls or auditing matters or expressions of concern from employees, consultants and/or independent contractor of Target regarding questionable accounting or auditing matters.

13.	Undisclosed Liabilities

Neither Target nor the Target Subsidiaries has any liabilities or obligations of any nature required to be set forth in a consolidated balance sheet or in the notes to the consolidated financial statements of Target and the Target Subsidiaries under IFRS whether or not accrued, absolute, contingent, determined, determinable or otherwise, that are not so set forth and there is no existing condition, situation or set of circumstances that could be expected to result in such a liability or obligation, except (a) liabilities or obligations disclosed in the balance sheet forming part of Target’s audited consolidated financial statements for the year ended December 31, 2016, and (b) other liabilities and obligations of similar character incurred since the date of such financial statements in the Ordinary Course.

14.	Interest in Properties

(a)	Target, directly or through the Target Subsidiaries, owns, exclusively possesses or has obtained, and, except as set out in Section 14(a) of the Target Disclosure Letter, is in material compliance with, all concessions, licences, permits, certificates, orders, grants and other authorizations of or from any regulatory authority necessary to conduct its respective businesses relating to its properties (including the Target Properties) as they are currently being conducted. Target and each of the Target Subsidiaries has a good and marketable right, title and interest, free and clear of any title defect or material Encumbrance: (i) to its permits, concessions, claims, leases, licences or other rights to explore for, exploit, develop, mine or produce minerals on the Target Properties, all of which have been accurately and completely set out in Section 14(a) of the Target Disclosure Letter, subject to such permits, concessions, claims, leases, licences or other rights being renewed and updated on an ongoing basis in accordance with their terms and, in each case, as are necessary to perform the operation of their respective businesses as they are currently being conducted; (ii) to its real property interests, including fee simple title to owned real property, a valid leasehold interest in leased real property, licences, rights of way, occupancy rights, surface rights (from landowners and authorities permitting the use of land by Target or the Target Subsidiaries, as the case may be), easements or other real property interests, all of which have been set out in Section 14(a) of the Target Disclosure Letter, and, in each case, as are necessary to perform the operation of their respective businesses as they are currently being conducted; and (iii) to all of its properties and assets (real and personal, tangible and intangible, including leasehold interests) including all the properties and assets reflected on the balance sheet forming part of Target’s audited consolidated financial statements for the year ended December 31, 2016, except as set out in Section 14(a) of the Target Disclosure Letter, and such properties and assets are not subject to any Encumbrance or title defect of any kind except as is set out in Section 14(a) of the Target Disclosure Letter, except where the failure to have such title, or the existence of such Encumbrance or title defects, individually or in the aggregate, does not constitute a Material Adverse Effect in respect of Target.

(b)	Except as set out in Section 14(a) of the Target Disclosure Letter: (i) the Target Properties (A) are accurately and completely described in Schedule E of this Agreement, and (B) have been properly located and recorded in compliance with Applicable Law and are comprised of valid and subsisting mineral rights or concessions; (ii) there are no mineral rights or concessions or other property rights of Target or the Target Subsidiaries other than those set out in Schedule E of this Agreement; (iii) either Target or a Target Subsidiary has the exclusive right to deal with the Target Properties; (iv) no Person other than Target or the Target Subsidiaries has any material interest in the Target Properties or any right to acquire any such interest; (v) there are no earn-in rights, rights of first refusal, royalty rights or similar provisions which would materially affect Target’s or the Target Subsidiaries’ interests in the Target Properties; (vi) neither Target nor any Target Subsidiary has received any notice, whether written or oral, from any regulatory authority or any Person with jurisdiction or applicable authority of any revocation or intention to revoke its interest in the Target Properties; and (vii) the Target Properties are in good standing under Applicable Law and are adequate and suitable for the purposes for which they are currently being used and all work required to be performed has been performed in all material respects, and all Taxes, fees, expenditures and other payments in respect thereof have been paid and all filings in respect thereof have been made.

(c)	Except as disclosed in Section 14(c) of the Target Disclosure Letter, Target and the Target Subsidiaries have all necessary surface rights, access rights and other rights and interests relating to the areas of the properties on which Target and the Target Subsidiaries currently, or propose to, conduct business granting Target and the Target Subsidiaries the right and ability to explore for and extract minerals, ore and metals for such purposes as are appropriate in view of the rights and interests therein of Target and the Target Subsidiaries, and each of the documents, agreements and instruments and obligations relating to such rights and interests is, in all material respects, currently in good standing in the name of Target or the applicable Target Subsidiary, as applicable.

(d)	Except as disclosed in Section 14(d) of the Target Disclosure Letter, there are no adverse claims, actions, suits or proceedings that have been commenced or, to the knowledge of Target, that are pending or threatened, affecting or which could affect the title to or right to explore or develop any of the Target Properties, including the title to or ownership by Target or the Target Subsidiaries of any of the foregoing, which might involve the possibility of any judgement or liability affecting the Target Properties.

(e)	Neither Target nor any Target Subsidiary has any liability or obligation or, to the knowledge of Target, potential liability or obligation (pursuant to indemnification obligations or pursuant to any guarantee or otherwise) in respect of or relating to any assets, rights or interests (including any interests in mineral properties) which were previously held or used by Target or any Target Subsidiary and which were sold, assigned or otherwise transferred to any other person or abandoned prior to the date hereof.

(f)	None of the directors or officers of Target or of any Target Subsidiary holds any interest in, nor has taken any action to obtain, directly or indirectly, any permit, concession, claim, lease, licence or other rights to explore for, exploit, develop, mine or produce minerals on any other properties located within 50 kilometres of any of the Target Properties.

(g)	Neither Target nor any Target Subsidiary is subject to an agreement, arrangement or understanding, whether written or oral, that provides for an area of influence in respect of any of the Target Properties.

15.	Absence of Certain Changes or Events

Except as set out in the Target Public Documents, since December 31, 2016: (a) Target and the Target Subsidiaries have conducted their respective businesses only in the Ordinary Course; (b) no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) that has had or is reasonably likely to have a Material Adverse Effect in respect of Target and the Target Subsidiaries, taken as a whole, has been incurred; (c) there has not been any acquisition or sale by Target or any Target Subsidiary of any interest in any material property or assets; (d) Target has not declared or paid any dividends or made any other distributions on any of the Target Shares; (e) Target has not effected or passed any resolution to approve a split, consolidation or reclassification of any of the outstanding Target Shares; (f) there has not been any increase or modification of the compensation payable to or to become payable by Target or any Target Subsidiary to any of their respective directors, officers, employees or consultants or any grant to any such director, officer, employee or consultant of any increase in severance or termination pay or any increase or modification of any bonus, pension, insurance or benefit arrangement (including the granting of options) to, for or with any of such directors, officers employees or consultants, other than in the Ordinary Course; (g) neither Target nor any Target Subsidiary has adopted any, or materially amended any, collective bargaining agreement, bonus, pension profit sharing, stock purchase, stock option or other benefit plan; and (h) there has not been any event which has had or is reasonably likely to have a Material Adverse Effect in respect of Target and the Target Subsidiaries, taken as a whole.

16.	No Defaults

Neither Target nor any Target Subsidiary is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default, any Contract to which it is a party which would, if terminated due to such default, individually or in the aggregate, have a Material Adverse Effect in respect of Target and the Target Subsidiaries, taken as a whole.

17.	Severance and Employment Agreements

(a)	Except as set out in Section 17(a) of the Target Disclosure Letter, neither Target nor any Target Subsidiary has entered into any written or oral agreement or understanding providing for severance, termination or other payments to any director, officer, employee or consultant in connection with the termination of his or her position or his or her employment following a change in control of Target or on a change in control of Target. The details of all such payment requirements, including the amounts and a description of the circumstances in which they must be paid, are set out in Section 17(a) of the Target Disclosure Letter.

(b)	Neither Target nor any Target Subsidiary is a party to any collective bargaining agreement or subject to any application for certification or threatened or apparent union organizing campaigns for employees not covered under a collective bargaining agreement nor are there any current pending or threatened strikes, lock-outs or work slowdowns or stoppages at Target or any Target Subsidiary and there has not been any such strike, lock-out or work slowdown or stoppage in the last five years.

(c)	Neither Target nor any Target Subsidiary is subject to any claim for wrongful dismissal, constructive dismissal or any other tort claim, actual or, to the knowledge of Target, threatened, or any litigation, actual or, to the knowledge of Target, threatened, relating to employment or termination of employment of employees, consultants or independent contractors.

(d)	Each of Target and the Target Subsidiaries has operated in accordance, in all material respects, with all Applicable Law with respect to employment and labour, including employment and labour standards, occupational health and safety, employment equity, pay equity, workers’ compensation, human rights and labour relations and there are no current, pending or, to the knowledge of Target, threatened proceedings before any board or tribunal with respect to any of the areas listed herein.

(e)	Section 17(e) of the Target Disclosure Letter sets out a complete and accurate list of the names of all individuals who are full-time or part-time employees or individuals engaged on contract to provide employment services or sales or other agents or representatives of Target or the Target Subsidiaries (“Target Employees”) and the position, length of service, location of employment and compensation and benefits of each Employee. Such list includes all Employees as at the date hereof including any on lay-off or leave of absence, who have been absent continually from work for a period in excess of one month.

(f)	All independent contractor or consulting Contracts (i) have been summarized in Section 17(f) of the Target Disclosure Letter and (ii) are terminable at-will or upon 30 days’ prior written notice and, except as disclosed in Section 17(f) of the Target Disclosure Letter, without the provision of severance, termination pay or any other payment obligation following such termination. All independent contractors or consultants of Target or any Target Subsidiary have been properly characterized as such in accordance with Applicable Law.

(g)	Neither Target nor any Target Subsidiary has made any commitment to provide, or any representation in respect of, any general increase in the compensation of any Employees (including any increase pursuant to a Benefit Plan) or any increase in any such compensation or bonus payable to any Employee, or to make any loan to, or to engage in any transaction with, any Employee, except in the Ordinary Course.

(h)	Except as disclosed in Section 17(h) of the Target Disclosure Letter, all accruals for unpaid vacation pay, premiums for employment insurance, health premiums, pension plan premiums, workers’ compensation insurance premiums, accrued wages, salaries and commissions, severance pay and employee benefit plan payments have been reflected in the books and records of Target. Neither Target nor any Target Subsidiary has any material liabilities or any obligations whatsoever in respect of any retired or former Employee.

(i)	All current assessments under any workers compensation legislation or scheme of any jurisdiction in which Target or any Target Subsidiary carries on business have been paid and neither Target nor any Target Subsidiary has been subject to any special or penalty assessment under any such legislation or scheme.

18.	Pension and Employee Benefits

(a)	Each of Target and the Target Subsidiaries has complied in all material respects with all the terms of, and all Applicable Law in respect of, employee compensation and benefit obligations of Target or any Target Subsidiary, as the case may be. Other than the Option Plan, neither Target nor any Target Subsidiary has any pension or retirement income plans or other employee compensation or benefit plans, agreements, policies, programs, arrangements or practices, whether written or oral, (“Benefit Plan”) which are maintained by or binding upon Target or any Target Subsidiary. Target is in compliance with the terms of the Target Option Plan and all Applicable Law related thereto.

(b)	Neither Target nor any Target Subsidiary has any stock option plan or similar arrangement other than the Target Option Plan. Section 4(a) of the Target Disclosure Letter sets forth a complete, up-to-date and accurate list of all Target Optionholders under the Target Option Plan, together with the number of Target Options granted, the exercise price, vesting provisions and the expiry date thereof.

19.	Litigation, etc.

There is no claim, action, proceeding or investigation pending or threatened against or relating to Target or any Target Subsidiary or affecting any of their respective properties or assets, including any of the Target Properties, before or by any court, Governmental Entity (including a regulatory authority) which, if adversely determined, would, individually or in the aggregate, reasonably be expected to result in liability to Target and the Target Subsidiaries, taken as a whole, in excess of $50,000 or prevent or materially delay consummation of the transactions contemplated by this Agreement, nor is Target aware of any basis for any such claim, action, proceeding or investigation. Neither Target nor any Target Subsidiaries is subject to any outstanding order, writ, injunction, decree or settlement in relation to any action or claim.

20.	Environmental

Target and the Target Subsidiaries have disclosed to Acquirer all material documents (including claims, notices, orders, judgments, reports, audits, assessments, results, licences, permits, orders, authorizations, approvals and registrations) relating to environmental, health and safety matters affecting Target and any Target Subsidiary and their respective operations, or any properties currently or formerly owned, occupied or used by Target or any Target Subsidiary, including the Target Properties, and any activities carried out thereon. All operations, or any properties currently or formerly owned, occupied or used by Target or any Target Subsidiary, including the Target Properties, and any activities carried out thereon, have been, and are now, in material compliance with all Applicable Law relating to the protection of the environment or health and safety, closure or other reclamation obligations or the use, storage, handling, release, disposal, remediation, treatment or transportation of any substance, including pollutants, contaminants, waste, or hazardous or toxic materials (collectively, “Environmental Laws”) and no liability under Environmental Laws exists or is reasonably anticipated in relation to such operations, properties or activities, except where the failure to be in compliance or the liability under Environmental Laws would not, individually or in the aggregate, have a Material Adverse Effect in respect of Target. Except as disclosed in Section 20 of the Target Disclosure Letter, each of Target and the Target Subsidiaries has all permits, consents, authorizations, approvals and registrations required under Environmental Laws for all current operations and all are valid and in good standing and no grounds exist to revoke or limit the authorizations thereunder. Neither Target nor any Target Subsidiary is aware of, or is subject to:

(a)	any material liabilities related to environmental management of any nature with respect to Target’s or any Target Subsidiary’s past, current or proposed operations;

(b)	any investigation, proceeding, application, order or directive which relates to environmental, health or safety or closure or other reclamation matters, and which may require any material work, repairs, construction, reclamation, remediation or expenditures; or

(c)	any claim, demand or notice, with respect to the breach of or liability under any Environmental Laws, including any regulations respecting the use, storage, handling, release, disposal, remediation, treatment or transportation of any substance (including pollutants, contaminant, waste of any nature, hazardous material, toxic substance, dangerous substance or dangerous good as defined in any applicable Environmental Laws), which would, individually or in the aggregate, have a Material Adverse Effect in respect of Target and the Target Subsidiaries, taken as a whole.

21.	Taxes

(a)	Each of Target and the Target Subsidiaries has timely filed, or caused to be filed, all Tax Returns required to be filed by it (all of which returns were correct and complete in all material respects) and, except as disclosed in Section 21 of the Target Disclosure Letter, has paid, collected, withheld or remitted, or caused to be paid, collected, withheld or remitted, all Taxes that are due and payable (including all instalments on account of Taxes for the current year, that are due and payable by such entity whether or not assessed (or reassessed) by the appropriate Governmental Entity), and Target has provided adequate accruals in accordance with IFRS in its most recently published consolidated financial statements for any Taxes for the period covered by such financial statements that have not been paid, whether or not shown as being due on any Tax Returns. Since the publication date of such financial statements, no material Tax liability not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued other than in the Ordinary Course.

(b)	Except as disclosed in Section 21 of the Target Disclosure Letter, there are no proceedings, investigations, audits or claims now pending or threatened against Target or any Target Subsidiary in respect of any Taxes and there are no matters under discussion, audit or appeal with any Governmental Entity relating to Taxes.

(c)	Except as disclosed in Section 21 of the Target Disclosure Letter, there are no material proposed (but unassessed) additional Taxes and none has been asserted in writing by any taxing authority, including any sales tax authority, in connection with any of the Tax Returns referred to above. No Tax liens have been filed in respect of any of the assets or properties of Target or any Target Subsidiary.

(d)	Neither Target nor any Target Subsidiary is a party to or bound by any tax allocation or sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes, other than any agreement or arrangement solely between or among Target and any Target Subsidiaries.

(e)	Neither Target nor any Target Subsidiary has requested, or entered into any agreement or other arrangement, or executed any waiver providing for, any extension of time within which:

(i)	to file any Tax Return (which has not since been filed) in respect of any Taxes for which any of Target or the Target Subsidiaries is or may be liable;

(ii)	to file any elections, designations or similar filings relating to Taxes (which have not since been filed) for which any of Target or the Target Subsidiaries is or may be liable;

(iii)	either Target or any Target Subsidiary is required to pay or remit any Taxes or amounts on account of Taxes (which have not since been paid or remitted); or

(iv)	any governmental authority may assess or collect Taxes for which Target or any Target Subsidiary is liable.

(f)	Neither Target nor any Target Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Date as a result of any:

(i)	change in method of accounting for a taxable period ending on or prior to the Effective Date; or

(ii)	prepaid amount received on or prior to the Effective Date.

(g)	Each of Target and the Target Subsidiaries has duly and timely deducted, collected or withheld from any amount paid or credited by it to or for the account or benefit of any person and has duly and timely remitted the same (or is properly holding for such remittance) to the appropriate governmental authority all income taxes, employment insurance premiums, pension plan contributions, employer health tax remittances, sales taxes, use taxes, goods and services taxes, non-resident withholding taxes and other Taxes and amounts it is required by Applicable Law to so deduct, or collect or withhold and remit.

(h)	Neither Target nor any Target Subsidiary has acquired property or services from, or disposed of property or provided services to, any person with whom it does not deal at arm’s length for an amount that is other than the fair market value of such property or services.

(i)	Each of Target and the Target Subsidiaries has complied in all material respects with the intercompany transfer pricing provisions of each Applicable Law relating to Taxes, including the contemporaneous documentation and disclosure requirements thereunder.

(j)	No facts, circumstances or events exist or have existed that have resulted or may result in the application to Target or any Target Subsidiary of any debt forgiveness, debt parking or property seizure provisions under any applicable Tax Law.

(k)	In respect of each of Target and each Target Subsidiary, no claim has ever been made by any governmental authority in a jurisdiction in which such entity does not file Tax Returns that such entity is or may be subject to Taxes or is required to file Tax Returns in that jurisdiction.

(l)	Target is incorporated in the BVI and is not resident in any other jurisdiction for Tax purposes.

(m)	No Target Subsidiary has made any loan to Target that could be subject to taxation under applicable Tax requirements or administrative practice as a dividend.

(n)	Any corporate reorganizations involving Target or any Target Subsidiary have been completed in accordance with applicable Tax requirements, including the filing of all necessary documents, and no Tax liabilities are pending in relation to any such corporate reorganizations.

(o)	Except as disclosed in Section 21 of the Target Disclosure Letter, there are no rulings or closing agreements relating to Target or any Target Subsidiary which could affect Target’s or any Target Subsidiaries’ liability for Taxes for any taxable period after the Effective Date.

22.	No Insolvency

No act or proceeding has been taken by or against Target or any Target Subsidiary in connection with the striking off, dissolution, liquidation, winding up, bankruptcy or reorganization of Target or any Target Subsidiary, or the appointment of a trustee, liquidator, receiver, manager or other administrator of Target or any Target Subsidiary or any of their respective properties or assets nor, to the knowledge of Target, is any threatened. Neither Target nor any Target Subsidiary has sought protection under any bankruptcy, insolvency, corporate or similar legislation in any jurisdiction. Neither Target nor any Target Subsidiary nor any of their respective properties or assets is subject to any outstanding judgment, order, writ, injunction or decree that involves or may involve, or restricts or may restrict, the right or ability of Target or any Target Subsidiary to conduct its business in all material respects as it has been carried on prior to the date hereof, or that would or could materially impede the completion of the Merger or other transactions contemplated by this Agreement, except to the extent any such matter would not have a Material Adverse Effect in respect of Target and the Target Subsidiaries, taken as a whole, or the value of any of their assets.

23.	Fairness and Valuation Opinions

Target has received an oral opinion from the Valuator that the Merger is fair from a financial point of view to the Target Shareholders (other than Northwestern Enterprises Ltd.) and the Valuator shall provide its written Fairness Opinion, in form and substance satisfactory to Acquirer, acting reasonably, for inclusion in the Target Circular. Target has received the Independent Valuation from the Valuator. A true and correct copy of the Independent Valuation has been provided to Acquirer. The Independent Valuation will be included in the Target Circular.

24.	Intellectual Property

Neither Target nor any Target Subsidiary owns or possesses any intellectual property rights including any patents, copyrights, trade secrets, trademarks, service marks or trade names.

25.	Insurance

Policies of insurance in force as of the date hereof naming Target or a Target Subsidiary as an insured adequately cover all risks reasonably and prudently foreseeable in the operation and conduct of the business of Target and the Target Subsidiaries for which, having regard to the nature of such risk and the relative cost of obtaining insurance, it is in the opinion of Target, acting reasonably, prudent to seek such insurance rather than provide for self-insurance. All such policies of insurance shall remain in full force and effect and shall not be cancelled or otherwise terminated as a result of the Merger.

26.	Guarantees

Neither Target nor any Target Subsidiary has given or agreed to give, nor is it a party to or bound by, any guarantee of indebtedness, indemnity or suretyship of other obligations of any person (collectively, “Guarantees”), nor is any of them contingently responsible for any such indemnity or suretyship or obligations other than any Guarantees which, if enforced in accordance with their terms, would not individually or in the aggregate, have a Material Adverse Effect in respect of Target and the Target Subsidiaries, taken as a whole. No claims have been made and, to the knowledge of Target, are threatened, under or in respect of any Guarantee of, or delivered by, Target or any Target Subsidiary.

27.	Business

The business of Target and the Target Subsidiaries consist solely of mineral exploration and all activities related thereto and neither Target nor the Target Subsidiaries are engaged in any other business. There is no agreement, judgment, injunction, order or decree binding upon Target or any Target Subsidiary that has, or could reasonably be expected to have, the effect of materially prohibiting, restricting or impairing any business practice of Target or any Target Subsidiary, as the case may be, any acquisition of property by Target or any Target Subsidiary, as the case may be, or the conduct of business by Target or any Target Subsidiary, as the case may be, as currently conducted.

28.	No Misrepresentation

All information provided to Acquirer and its Representatives in relation to its and their due diligence requests was accurate in all material respects as at its respective date as stated therein or, if any such information is undated, the date it was delivered to Acquirer or its Representatives, and no material facts have been omitted from such information which would make such information misleading, except to the extent, in each such case, subsequent information has been provided to Acquirer prior to the date of this Agreement, which has corrected any inaccuracy contained in the original information.

29.	Change of Control

Except as set out in Section 29 of the Target Disclosure Letter, neither Target nor any Target Subsidiary is a party to any contract, agreement or understanding or any series of contracts, agreements or understandings that includes a “change of control” or similar provision.

30.	Mineral Resources and Reserves

The most recent estimated measured, indicated and inferred mineral resources and mineral reserves disclosed in the Target Public Documents have been prepared and disclosed in all material respects in accordance with accepted engineering practices and Applicable Law. There has been no material reduction in the aggregate amount of estimated mineral resources or mineralized material of Target or the Target Subsidiaries, taken as a whole, from the amounts disclosed in the Target Public Documents.

31.	Related Party Transactions

(a)	Except as disclosed in the Target Public Documents, neither Target nor any Target Subsidiary is indebted to any director, officer, employee or agent of, or independent contractor to, Target or any Target Subsidiary or any of their respective affiliates or associates (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses as set forth in Section 17(a) and 17(e) of the Target Disclosure Letter). Except as disclosed in the Target Public Documents, on or before the date hereof, no director, officer, employee or agent of Target or any Target Subsidiary or any of their respective affiliates or associates is a party to any loan, contract, arrangement or understanding or other transaction with Target or any Target Subsidiary. Except as set out in Section 31(a) of the Target Disclosure Letter, there are no contracts or other transactions between Target or any Target Subsidiary, on the one hand, and any (i) officer or director of Target or any Target Subsidiary, (ii) any holder of record or beneficial owner of 2% or more of any class of the voting or non-voting equity securities of Target, or (iii) any affiliate or associate of any such officer, director or beneficial owner, on the other hand.

(b)	Each member of the Target Board is an “independent director” within the meaning of MI 61-101.

32.	Finder’s Fees

Except for its Financial Advisor, there is no investment bank, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Target or any Target Subsidiary who is entitled to any fee or commission from Target or any Target Subsidiary in connection with the Merger. Target has provided to Acquirer correct and complete copies of the agreements under which its Financial Advisor has agreed to provide services to Target.

33.	Antitrust Approvals

No consent or approval of, or filing with, or notification to anti-trust or competition authorities in any jurisdiction is required to be obtained or made by or with respect to Target or any Target Subsidiary for the execution and delivery of this Agreement and the consummation of the transactions contemplated under this Agreement or the performance by Target of its obligations hereunder.

34.	Foreign Corrupt Practices Act

None of Target, the Target Subsidiaries or, to the knowledge of Target, any director, officer, agent, employee, affiliate, associate or other person acting on behalf of Target or any Target Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Corruption of Foreign Public Officials Act (Canada), as amended, or any similar anti-corruption legislation of all applicable jurisdictions and each of Target and the Target Subsidiaries has conducted its business in compliance with such legislation and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

35.	Money Laundering Laws

(a)	The operations of Target and the Target Subsidiaries are and have been conducted at all times in compliance with the financial record-keeping and reporting requirements of anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity to which Target or any Target Subsidiary is subject, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any governmental entity or body or arbitrator involving Target or the Target Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of Target, threatened.

(b)	There are no proceedings under any corruption Laws pending against Target or any Target Subsidiary or, to the knowledge of Target, threatened against or affecting Target or any Target Subsidiary.

36.	United States Securities Matters

(a)	Target is a foreign private issuer as defined in Rule 405 under the 1933 Act.

(b)	United States holders, calculated in accordance with Rule 800(h) under the 1933 Act, hold (i) no more than 10% of the Target Shares and (ii) no other securities of Target.

(c)	All Target Shares that are “restricted securities” within the meaning of Rule 144 under the 1933 Act are certificated and bear a 1933 Act restrictive legend.

SCHEDULE D
REPRESENTATIONS AND WARRANTIES OF ACQUIRER

1.	Organization and Qualification

Acquirer is validly incorporated and existing an in good standing as a company limited by shares under the laws of the British Virgin Islands and has the requisite corporate power and authority to own its assets and conduct its business as now owned and conducted. Acquirer is duly qualified to carry on business, and is in good standing, in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary. The MAA, register of directors and officers and register of charges (if any) and other constating documents of Acquirer delivered to Target prior to the date of this Agreement are accurate and complete copies of the originals and have not been amended or superseded, and Acquirer has not taken any action to amend or supersede such documents.

2.	Subsidiaries

Except for the Acquirer Subsidiaries, Acquirer does not have any material interest in any Person. Each of the Acquirer Subsidiaries is duly organized and validly existing under the laws of the applicable jurisdiction set forth in Section 2 of the Acquirer Disclosure Letter, has the corporate power and authority to own its assets and conduct its business as currently owned and conducted by it and is qualified to carry on business in each jurisdiction in which the character of its properties or the nature of its activities makes such qualification necessary. Acquirer’s ownership interest in each of the Acquirer Subsidiaries is set out in Section 2 of the Acquirer Disclosure Letter, including the authorized, issued and outstanding capital and the ownership of all securities of each Acquirer Subsidiary. Except as set out in Section 2 of the Acquirer Disclosure Letter, all of the outstanding shares of each of the Acquirer Subsidiaries are validly issued, fully-paid and non-assessable and all such shares or interests, as the case may be, are owned free and clear of all Encumbrances. Acquirer has no interest in any entity that may be characterized as a joint venture.

3.	Compliance with Law and Licences

Acquirer and each of the Acquirer Subsidiaries has complied with and is in compliance with all Laws applicable to the operation of its business, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect in respect of Acquirer and the Acquirer Subsidiaries, taken as a whole, and each of them has all concessions, licences, permits, orders or approvals of, and has made all required registrations with, any Governmental Entity that is required in connection with the ownership of its assets or the conduct of its operations and Acquirer and each of the Acquirer Subsidiaries has fully complied with and is in compliance with all such concessions, licences, permits, orders, approvals and registrations, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect in respect of Acquirer and the Acquirer Subsidiaries, taken as a whole. Neither Acquirer nor any Acquirer Subsidiary has received any notice, whether written or oral, of revocation or non-renewal of any such concessions, licences, permits, orders, approvals or registrations, or of any intention of any Governmental Entity to revoke or refuse to renew any of such concessions, licences, permits, orders, approvals or registrations, and to the best of the knowledge of Acquirer, all such concessions, licences, permits, orders, approvals and registrations shall continue to be effective and any required renewals thereof shall be available in order for Acquirer and each Acquirer Subsidiary to continue to conduct its business as currently being conducted and in accordance with the existing plans of Acquirer and the Acquirer Subsidiaries. Neither Acquirer nor any Acquirer Subsidiary is in conflict with, or in default (including cross defaults) under or in violation of, (a) its articles or by-laws or equivalent organizational documents, or (b) any agreement or understanding to which it or by which any of its properties is bound or affected, except for any conflict, default or breach, which would not, individually or in the aggregate, have a Material Adverse Effect in respect of Acquirer and the Acquirer Subsidiaries, taken as a whole.

4.	Capitalization

(a)	The authorized equity capital of Acquirer consists of an unlimited number of Acquirer Shares. As at the date hereof, 33,565,194 Acquirer Shares (and no other shares) are issued and outstanding and all such shares are fully-paid and non-assessable shares. As of the date hereof, there are outstanding 713,900 Acquirer Options providing for the issuance of 713,900 Acquirer Shares. As of the date hereof, there are outstanding 350,000 share purchase warrants providing for the issuance of 350,000 Acquirer Shares. As of the date hereof there are outstanding 126,529 deferred share units and no restricted share units. The complete details of the Acquirer Shares and Acquirer Options, and of the share purchase warrants, the deferred share units and the restricted share units, are set out in Section 4(a) of the Acquirer Disclosure Letter. All of the Acquirer Options are governed by the Acquirer Option Plan.

(b)	Except as described in Section 4(a) of this Schedule D, there are no options, warrants, conversion privileges, calls or other rights, agreements, arrangements, commitments or obligations of Acquirer or any Acquirer Subsidiary to issue or sell any shares of any capital stock of Acquirer or any Acquirer Subsidiary or securities or obligations of any kind convertible into or exchangeable for any shares or other securities of Acquirer or any Acquirer Subsidiary or any other Person, nor are there outstanding, except as described in Section 4(b) of the Acquirer Disclosure Letter, any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Acquirer or any Acquirer Subsidiary. The holders of outstanding Acquirer Shares are not entitled to pre-emptive or other similar rights. There are no outstanding contractual obligations of Acquirer or any Acquirer Subsidiary to repurchase, redeem or otherwise acquire any outstanding Acquirer Shares or with respect to the voting or disposition of any outstanding Acquirer Shares.

5.	Corporate Authority; Enforceability

Acquirer has all requisite corporate power, capacity and authority to enter into this Agreement and all other agreements and instruments to be executed by Acquirer as contemplated by this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Merger Documents by Acquirer and the consummation by Acquirer of the transactions contemplated by this Agreement and the other Merger Documents have been duly authorized by the Acquirer Board in accordance with section 170 of the BVIBCA and no other corporate proceedings on the part of Acquirer are necessary to authorize this Agreement and the Merger, other than the Required Approvals in respect of the Acquirer Meeting and, with respect to the Acquirer Circular and other matters related thereto, the approval of the Acquirer Board. This Agreement has been duly executed and delivered by Acquirer and constitutes a legal, valid and binding obligation of Acquirer, enforceable by Target against Acquirer in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, liquidation, insolvency or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

6.	No Conflicts

Except as disclosed in Section 6 of the Acquirer Disclosure Letter, the execution and delivery by Acquirer of this Agreement and performance by it of its obligations hereunder and the completion of the Arrangement and the consummation of the transactions contemplated hereby shall not:

(a)	result (with or without notice or the passage of time) in a violation, conflict or breach of, or constitute a default under, in respect of or require any consent to be obtained under or give rise to any third party right of termination, amendment, first refusal, shot-gun, cancellation, acceleration, penalty or payment obligation or right of purchase or sale under any provision of:

(i)	the MAA, constating documents or by-laws (or their equivalent) of Acquirer or any Acquirer Subsidiary;

(ii)	any Applicable Law to which Acquirer or any Acquirer Subsidiary is subject or by which Acquirer or any Acquirer Subsidiary is bound; or

(iii)	any Contract;

(b)	give rise to any right of termination, amendment, acceleration or cancellation of indebtedness of Acquirer or any Acquirer Subsidiary, or cause any such indebtedness to come due before its stated maturity, under any Contract or cause any available credit to cease to be available;

(c)	give rise to any rights of first refusal or change in control payment or similar obligation or any restriction or limitation under any such Contract or result in the imposition of any Encumbrance upon (i) any of Acquirer’s assets or the assets of any of the Acquirer Subsidiaries, or (ii) the Acquirer Properties; or

(d)	result in any payment (including severance, unemployment compensation, “golden parachute”, bonus or otherwise) becoming due to any Related Party of Acquirer or any Acquirer Subsidiary.

No authorization, licence, permit, certificate, registration, consent or approval of, or filing with, or notification to, any regulatory authority is required to be obtained or made by or with respect to Acquirer or any Acquirer Subsidiary for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or, the performance by Acquirer of its obligations hereunder, the completion by Acquirer of the Merger or the ability of Acquirer to conduct operations at the Acquirer Properties as currently conducted or, as contemplated to be conducted at the Effective Time, other than the Regulatory Approvals and such filings and other actions required under the BVIBCA, applicable securities Laws and the rules and policies of the TSX as are contemplated by this Agreement.

7.	Operational Matters

(a)	Except as disclosed in Section 7 of the Acquirer Disclosure Letter, all rent, royalties, overriding royalty interest, production payments, net profits, interest burdens, contract commitments, payments and obligations (including applicable mining concessions and fees for not yet titled mining claims) due and payable, or performable, as the case may be, under, with respect to, or on account of any direct or indirect assets of Acquirer or the Acquirer Subsidiaries (including, for greater certainty, the Acquirer Properties) have been duly paid or duly performed in all material respects. Except as disclosed in Section 7 of the Acquirer Disclosure Letter, all costs, expenses, liabilities payable, and obligations under the terms of any Contracts to which Acquirer or any Acquirer Subsidiary is directly or indirectly bound have been properly and timely paid or performed in all material respects.

(b)	Neither Acquirer nor any of the Acquirer Subsidiaries is subject to any actual or alleged liability related to indigenous interests nor any breach, violation, recognition or accommodation thereof.

8.	Material Contracts

(a)	All Material Contracts of Acquirer or any Acquirer Subsidiary are set out in Section 8(a) of the Acquirer Disclosure Letter and Acquirer has made available to Acquirer for inspection true and complete copies of all such Contracts.

(b)	All such Material Contracts are in full force and effect, and each of Acquirer and the Acquirer Subsidiaries, as applicable, is entitled to all rights and benefits thereunder in accordance with the terms thereof. Acquirer and the Acquirer Subsidiaries have complied in all material respects with all terms of the Material Contracts, have paid all amounts due thereunder, have not waived any material rights thereunder and no material default or breach exists in respect thereof on the part of Acquirer or any applicable Acquirer Subsidiary.

(c)	Except as disclosed in Section 8(c) of the Acquirer Disclosure Letter, no Contract is subject to any termination fees, cancellation costs or other similar penalties that would be or become payable by Acquirer or any Acquirer Subsidiary upon termination of such Contract or agreement following a change of control of Acquirer or upon completion of the transactions contemplated by this Agreement.

(d)	Except as disclosed in Section 8(d) of the Acquirer Disclosure Letter, no approval or consent of any Person is needed in order that any Contract continue in full force and effect following consummation of the transactions contemplated hereby and neither Acquirer nor any Acquirer Subsidiary is a party to any Contract that contains any non-competition obligation, area of interest restriction or otherwise restricts in any material way the business of Acquirer or any Acquirer Subsidiary.

9.	Shareholder and Similar Agreements

Neither Acquirer nor any Acquirer Subsidiary is party to or aware of any (a) shareholder, pooling, voting trust or other agreements relating to the issued and outstanding shares of Acquirer or any Acquirer Subsidiary and neither Acquirer nor any Acquirer Subsidiary is aware of any such shareholder, pooling, voting trust or other agreements, or (b) contracts, agreements or understandings relating to any securities of Acquirer or any Acquirer Subsidiary with any director or, officer of, or consultant to, Acquirer or any Acquirer Subsidiary, except as disclosed in Section 9 of the Acquirer Disclosure Letter.

10.	Filings

(a)	Acquirer is a reporting issuer in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario and Nova Scotia (and in no other jurisdiction in Canada). Acquirer is not subject to reporting requirements under the U.S. Securities Exchange Act of 1934, as amended, or of any jurisdiction outside Canada and the United States. Acquirer is not in default in the performance of any of its obligations under legislation of such provinces and is in compliance with the applicable rules and regulations of the TSX.

(b)	Documents or information filed by Acquirer under Applicable Law, including: (i) Acquirer’s management information circular dated April 25, 2017 in respect of the annual general and special meeting of shareholders held May 26, 2017; (ii) Acquirer’s management information circular dated November 11, 2016 in respect of the special meeting of shareholders held December 13, 2016; (iii) Acquirer’s audited consolidated financial statements for the years ended December 31, 2016 and 2015 and the related management discussion and analysis; (iv) Acquirer’s condensed interim unaudited consolidated financial statements for the three and nine months ended September 30, 2017 and 2016 and the related management’s discussion and analysis; (v) any material change reports that have been filed by Acquirer between December 31, 2016 and the date hereof; (vi) Acquirer’s annual information form for the year ended December 31, 2016; (vii) the Acquirer Technical Reports; (viii) all press releases filed by Acquirer on SEDAR after December 31, 2016; and (ix) any such documents or information filed by Acquirer on SEDAR after the date hereof and before the Effective Time (collectively items (i) through (ix) above, the “Acquirer Public Documents”), are or shall be, as of their respective dates, in compliance in all material respects with Applicable Law and do not contain any Misrepresentation as of their respective dates.

(c)	There is no material change which has occurred with respect to which the requisite material change report has not been filed by Acquirer with the Securities Authorities. Acquirer has not filed any confidential material change reports that remain confidential. All material agreements required to be filed by Acquirer with the Securities Authorities have been filed.

(d)	Acquirer has filed all technical reports as required under NI 43-101. As at the date hereof, Acquirer has not made any disclosure of scientific or technical information that, if required to be so supported, is not supported by a technical report that Acquirer has filed under NI 43-101 or requires the filing of a technical report under NI 43-101.

(e)	The Acquirer Technical Reports complied in all material respects with the requirements of NI 43-101 at the time of filing thereof and Acquirer believes that the Acquirer Technical Reports reasonably presented the quantity of mineral resources and reserves attributable to the applicable mineral properties as at the date stated therein based upon information available at the time the Acquirer Technical Reports were prepared. The Acquirer Technical Reports supersede and replace any technical report previously prepared and filed by Acquirer in respect of the Acquirer Properties.

(f)	Acquirer made available to the authors of the Acquirer Technical Reports, prior to the issuance thereof, for the purpose of preparing such reports, all information requested by them, which information, to the knowledge of Acquirer, did not contain any Misrepresentation at the time such information was so provided.

(g)	Acquirer is in compliance with the provisions of NI 43-101 in all material respects.

11.	Books and Records

The books, records and accounts of Acquirer and the Acquirer Subsidiaries: (a) have been maintained in accordance with good business practices on a basis consistent with prior years; (b) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Acquirer and the Acquirer Subsidiaries; and (c) accurately and fairly reflect the basis for the consolidated financial statements of Acquirer, in each case, in all material respects. Acquirer has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; and (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with IFRS and (B) to maintain accountability for assets and liabilities. The minute books of Acquirer and each of the Acquirer Subsidiaries have been maintained in compliance with Applicable Law and are complete and accurate in all material respects.

12.	Financial Statements

(a)	The audited consolidated statements of financial position and related consolidated statements of income (loss) and comprehensive income (loss), consolidated statements of changes in equity and consolidated statements of cash flows of Acquirer as at and for the financial years ended December 31, 2016 and 2015 and the unaudited condensed interim consolidated statements of financial position and related condensed interim consolidated statements of loss and comprehensive loss, condensed interim consolidated statements of changes in equity and condensed interim consolidated statements of cash flows of Acquirer as at and for the three and nine months ended September 30, 2017 and 2016 contained in the Acquirer Public Documents (the “Acquirer Financial Statements”) were prepared in accordance with IFRS. Such statements present fairly, in all material respects, the consolidated financial condition and results of operations of Acquirer as of the respective dates thereof and for the respective periods covered thereby applied on a basis consistent with the immediately prior period and throughout the periods indicated (except as may be indicated otherwise expressly in the notes thereto). Such financial statements reflect appropriate and adequate reserves in respect of contingent liabilities, if any, of Acquirer and the Acquirer Subsidiaries on a consolidated basis. Since December 31, 2014, Acquirer has not effected any change in its accounting methods, principles or practices, except as otherwise set out in the Acquirer Financial Statements, including the notes thereto.

(b)	Acquirer has (i) designed such disclosure controls and procedures, or caused them to be designed under the supervision of the President and Chief Executive Officer of Acquirer and the Chief Financial Officer of Acquirer, to provide reasonable assurance that material information relating to Acquirer and the Acquirer Subsidiaries, is made known to the President and Chief Executive Officer and Chief Financial Officer, particularly during the period in which the annual or interim filings are being prepared, and (ii) designed such internal controls over financial reporting, or caused it to be designed under such President and Chief Executive Officer’s and Chief Financial Officer’s supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. Acquirer has not failed to disclose in Acquirer Public Documents or to Acquirer in writing prior to the date of this Agreement, any information regarding any event, circumstance or action taken or failed to be taken since December 31, 2014 within the knowledge of Acquirer and not within the knowledge of Acquirer as at the date of this Agreement having an effect which could constitute a Material Adverse Effect. From December 31, 2014 to the date of this Agreement, Acquirer has received no material complaints from any source regarding accounting, internal accounting controls or auditing matters or expressions of concern from employees, consultants and/or independent contractor of Acquirer regarding questionable accounting or auditing matters.

13.	Undisclosed Liabilities

Neither Acquirer nor the Acquirer Subsidiaries has any liabilities or obligations of any nature required to be set forth in a consolidated balance sheet or in the notes to the consolidated financial statements of Acquirer and the Acquirer Subsidiaries under IFRS whether or not accrued, absolute, contingent, determined, determinable or otherwise, that are not so set forth and there is no existing condition, situation or set of circumstances that could be expected to result in such a liability or obligation, except (a) liabilities or obligations disclosed in the balance sheet forming part of Acquirer’s audited consolidated financial statements for the year ended December 31, 2016, and (b) other liabilities and obligations of similar character incurred since the date of such financial statements in the Ordinary Course.

14.	Interest in Properties

(a)	Acquirer, directly or through the Acquirer Subsidiaries, owns, exclusively possesses or has obtained, and, except as set out in Section 14(a) of the Acquirer Disclosure Letter, is in compliance with, all concessions, licences, permits, certificates, orders, grants and other authorizations of or from any regulatory authority necessary to conduct its respective businesses relating to its properties (including the Acquirer Properties) as they are currently being conducted and as they are presently contemplated. Acquirer and each of the Acquirer Subsidiaries has a good and marketable right, title and interest, free and clear of any title defect or material Encumbrance: (i) to its permits, concessions, claims, leases, licences or other rights to explore for, exploit, develop, mine or produce minerals on the Acquirer Properties, all of which have been accurately and completely set out in Section 14(a) of the Acquirer Disclosure Letter, subject to such permits, concessions, claims, leases, licences or other rights being renewed and updated on an ongoing basis in accordance with their terms and, in each case, as are necessary to perform the operation of their respective businesses as they are currently being conducted and as they are presently contemplated; (ii) to its real property interests, including fee simple title to owned real property, a valid leasehold interest in leased real property, licences, rights of way, occupancy rights, surface rights (from landowners and authorities permitting the use of land by Acquirer or the Acquirer Subsidiaries, as the case may be), easements or other real property interests, all of which have been set out in Section 14(a) of the Acquirer Disclosure Letter, and, in each case, as are necessary to perform the operation of their respective businesses as they are currently being conducted and as they are presently contemplated; and (iii) to all of its properties and assets (real and personal, tangible and intangible, including leasehold interests) including all the properties and assets reflected on the balance sheet forming part of Acquirer’s audited consolidated financial statements for the year ended December 31, 2016, except as set out in Section 14(a) of the Acquirer Disclosure Letter, and such properties and assets are not subject to any Encumbrance or title defect of any kind except as is set out in Section 14(a) of the Acquirer Disclosure Letter, except where the failure to have such title, or the existence of such Encumbrance or title defects, individually or in the aggregate, does not constitute a Material Adverse Effect in respect of Acquirer.

(b)	Except as set out in Section 14(a) of the Acquirer Disclosure Letter: (i) the Acquirer Properties (A) are accurately and completely described in Schedule E of this Agreement, and (B) have been properly located and recorded in compliance with Applicable Law and are comprised of valid and subsisting mineral concessions; (ii) there are no mineral concessions or other property rights of Acquirer or the Acquirer Subsidiaries other than those set out in Schedule E of this Agreement; (iii) either Acquirer or an Acquirer Subsidiary has the exclusive right to deal with the Acquirer Properties; (iv) no Person other than Acquirer or the Acquirer Subsidiaries has any material interest in the Acquirer Properties or any right to acquire any such interest; (v) there are no earn-in rights, rights of first refusal, royalty rights or similar provisions which would materially affect Acquirer’s or the Acquirer Subsidiaries’ interests in the Acquirer Properties; (vi) neither Acquirer nor any Acquirer Subsidiary has received any notice, whether written or oral, from any regulatory authority or any Person with jurisdiction or applicable authority of any revocation or intention to revoke its interest in the Acquirer Properties; and (vii) the Acquirer Properties are in good standing under Applicable Law and are adequate and suitable for the purposes for which they are currently being used and all work required to be performed has been performed and all Taxes, fees, expenditures and other payments in respect thereof have been paid and all filings in respect thereof have been made.

(c)	Except as disclosed in Section 14(c) of the Acquirer Disclosure Letter, Acquirer and the Acquirer Subsidiaries have all necessary surface rights, access rights and other rights and interests relating to the areas of the properties on which Acquirer and the Acquirer Subsidiaries currently, or propose to, conduct business granting Acquirer and the Acquirer Subsidiaries the right and ability to explore for and extract minerals, ore and metals for such purposes as are appropriate in view of the rights and interests therein of Acquirer and the Acquirer Subsidiaries, and each of the documents, agreements and instruments and obligations relating to such rights and interests is currently in good standing in the name of Acquirer or the applicable Acquirer Subsidiary, as applicable.

(d)	There are no adverse claims, actions, suits or proceedings that have been commenced or, to the knowledge of Acquirer, that are pending or threatened, affecting or which could affect the title to or right to explore or develop any of the Acquirer Properties, including the title to or ownership by Acquirer or the Acquirer Subsidiaries of any of the foregoing, which might involve the possibility of any judgement or liability affecting the Acquirer Properties.

(e)	Neither Acquirer nor any Acquirer Subsidiary has any liability or obligation or, to the knowledge of Acquirer, potential liability or obligation (pursuant to indemnification obligations or pursuant to any guarantee or otherwise) in respect of or relating to any assets, rights or interests (including any interests in mineral properties) which were previously held or used by Acquirer or any Acquirer Subsidiary and which were sold, assigned or otherwise transferred to any other person or abandoned prior to the date hereof.

(f)	None of the directors or officers of Acquirer or of any Acquirer Subsidiary holds any interest in, nor has taken any action to obtain, directly or indirectly, any permit, concession, claim, lease, licence or other rights to explore for, exploit, develop, mine or produce minerals on any other properties located within 100 kilometres of any of the Acquirer Properties.

(g)	Neither Acquirer nor any Acquirer Subsidiary is subject to an agreement, arrangement or understanding, whether written or oral, that provides for an area of influence in respect of any of the Acquirer Properties.

15.	Absence of Certain Changes or Events

Except as set out in the Acquirer Public Documents, since December 31, 2016: (a) Acquirer and the Acquirer Subsidiaries have conducted their respective businesses only in the Ordinary Course; (b) no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) that has had or is reasonably likely to have a Material Adverse Effect in respect of Acquirer and the Acquirer Subsidiaries, taken as a whole, has been incurred; (c) there has not been any acquisition or sale by Acquirer or any Acquirer Subsidiary of any interest in any material property or assets; (d) Acquirer has not declared or paid any dividends or made any other distributions on any of the Acquirer Shares; (e) Acquirer has not effected or passed any resolution to approve a split, consolidation or reclassification of any of the outstanding Acquirer Shares; (f) there has not been any increase or modification of the compensation payable to or to become payable by Acquirer or any Acquirer Subsidiary to any of their respective directors, officers, employees or consultants or any grant to any such director, officer, employee or consultant of any increase in severance or termination pay or any increase or modification of any bonus, pension, insurance or benefit arrangement (including the granting of options) to, for or with any of such directors, officers employees or consultants, other than in the Ordinary Course; (g) neither Acquirer nor any Acquirer Subsidiary has adopted any, or materially amended any, collective bargaining agreement, bonus, pension profit sharing, stock purchase, stock option or other benefit plan; and (h) there has not been any event which has had or is reasonably likely to have a Material Adverse Effect in respect of Acquirer and the Acquirer Subsidiaries, taken as a whole.

16.	No Defaults

Neither Acquirer nor any Acquirer Subsidiary is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default, any Contract to which it is a party which would, if terminated due to such default, individually or in the aggregate, have a Material Adverse Effect in respect of Acquirer and the Acquirer Subsidiaries, taken as a whole.

17.	Employment Agreements

(a)	Except as disclosed in the Acquirer Public Documents, neither Acquirer nor any Acquirer Subsidiary is a party to any collective bargaining agreement or subject to any application for certification or threatened or apparent union organizing campaigns for employees not covered under a collective bargaining agreement nor are there any current pending or threatened strikes, lock-outs or work slowdowns or stoppages at Acquirer or any Acquirer Subsidiary and there has not been any such strike, lock-out or work slowdown or stoppage in the last five years.

(b)	Neither Acquirer nor any Acquirer Subsidiary is subject to any material claim for wrongful dismissal, constructive dismissal or any other tort claim, actual or, to the knowledge of Acquirer, threatened, or any material litigation, actual or, to the knowledge of Acquirer, threatened, relating to employment or termination of employment of employees, consultants or independent contractors.

(c)	Each of Acquirer and the Acquirer Subsidiaries has operated in accordance, in all material respects, with all Applicable Law with respect to employment and labour, including, but not limited to, employment and labour standards, occupational health and safety, employment equity, pay equity, workers’ compensation, human rights and labour relations and there are no current, pending or, to the knowledge of Acquirer, threatened proceedings before any board or tribunal with respect to any of the areas listed herein.

(d)	Neither Acquirer nor any Acquirer Subsidiary has made any commitment to provide, or any representation in respect of, any general increase in the compensation of any Employees (including any increase pursuant to a Benefit Plan) or any increase in any such compensation or bonus payable to any Employee, or to make any loan to, or to engage in any transaction with, any Employee, except in the Ordinary Course.

(e)	Except as disclosed in Section 17(h) of the Acquirer Disclosure Letter, all accruals for unpaid vacation pay, premiums for employment insurance, health premiums, pension plan premiums, workers’ compensation insurance premiums, accrued wages, salaries and commissions, severance pay and employee benefit plan payments have been reflected in the books and records of Acquirer. Neither Acquirer nor any Acquirer Subsidiary has any material liabilities or any obligations whatsoever in respect of any retired or former Employee.

(f)	All current assessments under any workers compensation legislation or scheme of any jurisdiction in which Acquirer or any Acquirer Subsidiary carries on business have been paid and neither Acquirer nor any Acquirer Subsidiary has been subject to any special or penalty assessment under any such legislation or scheme.

18.	Litigation, etc.

Except as disclosed in Section 18 of the Acquirer Disclosure Letter, there is no claim, action, proceeding or investigation pending or threatened against or relating to Acquirer or any Acquirer Subsidiary or affecting any of their respective properties or assets, including any of the Acquirer Properties, before or by any Governmental Entity (including a regulatory authority) which, if adversely determined, would, individually or in the aggregate, reasonably be expected to result in liability to Acquirer and the Acquirer Subsidiaries, taken as a whole, in excess of $50,000 or prevent or materially delay consummation of the transactions contemplated by this Agreement, nor is Acquirer aware of any basis for any such claim, action, proceeding or investigation. Neither Acquirer nor any Acquirer Subsidiaries is subject to any outstanding order, writ, injunction, decree or settlement in relation to any action or claim.

19.	Environmental

Acquirer and the Acquirer Subsidiaries have disclosed to Acquirer all material documents (including claims, notices, orders, judgments, reports, audits, assessments, results, licences, permits, orders, authorizations, approvals and registrations) relating to environmental, health and safety matters affecting Acquirer and any Acquirer Subsidiary and their respective operations, or any properties currently or formerly owned, occupied or used by Acquirer or any Acquirer Subsidiary, including the Acquirer Properties, and any activities carried out thereon. All operations, or any properties currently or formerly owned, occupied or used by Acquirer or any Acquirer Subsidiary, including the Acquirer Properties, and any activities carried out thereon, have been, and are now, in compliance with all Applicable Law relating to the protection of the environment or health and safety, closure or other reclamation obligations or the use, storage, handling, release, disposal, remediation, treatment or transportation of any substance, including pollutants, contaminants, waste, or hazardous or toxic materials (collectively, “Environmental Laws”) and no liability under Environmental Laws exists or is reasonably anticipated in relation to such operations, properties or activities, except where the failure to be in compliance or the liability under Environmental Laws would not, individually or in the aggregate, have a Material Adverse Effect in respect of Acquirer. Except as disclosed in Section 19 of the Acquirer Disclosure Letter, each of Acquirer and the Acquirer Subsidiaries has all permits, consents, authorizations, approvals and registrations required under Environmental Laws for all current and proposed operations and all are valid and in good standing and no grounds exist to revoke or limit the authorizations thereunder. Neither Acquirer nor any Acquirer Subsidiary is aware of, or is subject to:

(a)	any material liabilities related to environmental management of any nature with respect to Acquirer’s or any Acquirer Subsidiary’s past, current or proposed operations;

(b)	any investigation, proceeding, application, order or directive which relates to environmental, health or safety or closure or other reclamation matters, and which may require any material work, repairs, construction, reclamation, remediation or expenditures; or

(c)	any claim, demand or notice, with respect to the breach of or liability under any Environmental Laws, including any regulations respecting the use, storage, handling, release, disposal, remediation, treatment or transportation of any substance (including pollutants, contaminant, waste of any nature, hazardous material, toxic substance, dangerous substance or dangerous good as defined in any applicable Environmental Laws), which would, individually or in the aggregate, have a Material Adverse Effect in respect of Acquirer and the Acquirer Subsidiaries, taken as a whole.

20.	Taxes

(a)	Each of Acquirer and the Acquirer Subsidiaries has timely filed, or caused to be filed, all Tax Returns required to be filed by it (all of which returns were correct and complete in all material respects) and, except as disclosed in Section 20 of the Acquirer Disclosure Letter, has paid, collected, withheld or remitted, or caused to be paid, collected, withheld or remitted, all Taxes that are due and payable (including all instalments on account of Taxes for the current year, that are due and payable by such entity whether or not assessed (or reassessed) by the appropriate Governmental Entity), and Acquirer has provided adequate accruals in accordance with IFRS in its most recently published consolidated financial statements for any Taxes for the period covered by such financial statements that have not been paid, whether or not shown as being due on any Tax Returns. Since the publication date of such financial statements, no material Tax liability not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued other than in the Ordinary Course.

(b)	Except as disclosed in Section 20 of the Acquirer Disclosure Letter, there are no proceedings, investigations, audits or claims now pending or threatened against Acquirer or any Acquirer Subsidiary in respect of any Taxes and there are no matters under discussion, audit or appeal with any Governmental Entity relating to Taxes.

(c)	Except as disclosed in Section 20 of the Acquirer Disclosure Letter, there are no material proposed (but unassessed) additional Taxes and none has been asserted in writing by any taxing authority, including any sales tax authority, in connection with any of the Tax Returns referred to above. No Tax liens have been filed in respect of any of the assets or properties of Acquirer or any Acquirer Subsidiary.

(d)	Neither Acquirer nor any Acquirer Subsidiary is or has been a member of any consolidated group for Tax purposes. Neither Acquirer nor any Acquirer Subsidiary is a party to or bound by any tax allocation or sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes, other than any agreement or arrangement solely between or among Acquirer and any Acquirer Subsidiaries.

(e)	Neither Acquirer nor any Acquirer Subsidiary has requested, or entered into any agreement or other arrangement, or executed any waiver providing for, any extension of time within which:

(i)	to file any Tax Return (which has not since been filed) in respect of any Taxes for which any of Acquirer or the Acquirer Subsidiaries is or may be liable;

(ii)	to file any elections, designations or similar filings relating to Taxes (which have not since been filed) for which any of Acquirer or the Acquirer Subsidiaries is or may be liable;

(iii)	either Acquirer or any Acquirer Subsidiary is required to pay or remit any Taxes or amounts on account of Taxes (which have not since been paid or remitted); or

(iv)	any governmental authority may assess or collect Taxes for which Acquirer or any Acquirer Subsidiary is liable.

(f)	Neither Acquirer nor any Acquirer Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Date as a result of any:

(i)	change in method of accounting for a taxable period ending on or prior to the Effective Date; or

(ii)	prepaid amount received on or prior to the Effective Date.

(g)	Each of Acquirer and the Acquirer Subsidiaries has duly and timely deducted, collected or withheld from any amount paid or credited by it to or for the account or benefit of any person and has duly and timely remitted the same (or is properly holding for such remittance) to the appropriate governmental authority all income taxes, employment insurance premiums, pension plan contributions, employer health tax remittances, sales taxes, use taxes, goods and services taxes, non-resident withholding taxes and other Taxes and amounts it is required by Applicable Law to so deduct, or collect or withhold and remit.

(h)	Neither Acquirer nor any Acquirer Subsidiary has acquired property or services from, or disposed of property or provided services to, any person with whom it does not deal at arm’s length for an amount that is other than the fair market value of such property or services.

(i)	Each of Acquirer and the Acquirer Subsidiaries has complied in all material respects with the intercompany transfer pricing provisions of each Applicable Law relating to Taxes, including the contemporaneous documentation and disclosure requirements thereunder.

(j)	No facts, circumstances or events exist or have existed that have resulted or may result in the application to Acquirer or any Acquirer Subsidiary of any debt forgiveness, debt parking or property seizure provisions under any applicable Tax Law.

(k)	In respect of each of Acquirer and each Acquirer Subsidiary, no claim has ever been made by any governmental authority in a jurisdiction in which such entity does not file Tax Returns that such entity is or may be subject to Taxes or is required to file Tax Returns in that jurisdiction.

(l)	Acquirer is incorporated in the BVI and is not resident in any other jurisdiction for Tax purposes.

(m)	No Acquirer Subsidiary has made any loan to Acquirer that could be subject to taxation under applicable Tax requirements or administrative practice as a dividend.

(n)	Any corporate reorganizations involving Acquirer or any Acquirer Subsidiary have been completed in accordance with applicable Tax requirements, including the filing of all necessary documents, and no Tax liabilities are pending in relation to any such corporate reorganizations.

(o)	Except as disclosed in Section 20 of the Acquirer Disclosure Letter, there are no rulings or closing agreements relating to Acquirer or any Acquirer Subsidiary which could affect Acquirer’s or any Acquirer Subsidiaries’ liability for Taxes for any taxable period after the Effective Date.

21.	No Insolvency

Except as disclosed in the Acquirer Public Documents in respect of Arazanzu Holding S.A. de C.V., no act or proceeding has been taken by or against Acquirer or any Acquirer Subsidiary in connection with the striking off, dissolution, liquidation, winding up, bankruptcy or reorganization of Acquirer or any Acquirer Subsidiary, or the appointment of a trustee, liquidator, receiver, manager or other administrator of Acquirer or any Acquirer Subsidiary or any of their respective properties or assets nor, to the knowledge of Acquirer, is any threatened. Neither Acquirer nor any Acquirer Subsidiary has sought protection under any bankruptcy, insolvency, corporate or similar legislation in any jurisdiction. Neither Acquirer nor any Acquirer Subsidiary nor any of their respective properties or assets is subject to any outstanding judgment, order, writ, injunction or decree that involves or may involve, or restricts or may restrict, the right or ability of Acquirer or any Acquirer Subsidiary to conduct its business in all material respects as it has been carried on prior to the date hereof, or that would or could materially impede the completion of the Merger or other transactions contemplated by this Agreement, except to the extent any such matter would not have a Material Adverse Effect in respect of Acquirer and the Acquirer Subsidiaries, taken as a whole, or the value of any of their assets.

22.	Fairness and Valuation Opinions

Acquirer has received an oral opinion from its Financial Advisor that the Merger is fair from a financial point of view to the Acquirer Shareholders (other than Northwestern Enterprises Ltd.) and its Financial Advisor shall provide its written Fairness Opinion, in form and substance satisfactory to Acquirer, acting reasonably, for inclusion in the Acquirer Circular. Acquirer has received the Independent Valuation from the Valuator. A true and correct copy of the Independent Valuation has been provided to Target. The Independent Valuation will be included in the Acquirer Circular.

23.	Intellectual Property

Neither Acquirer nor any Acquirer Subsidiary owns or possesses any intellectual property rights including any patents, copyrights, trade secrets, trademarks, service marks or trade names.

24.	Insurance

Policies of insurance in force as of the date hereof naming Acquirer or an Acquirer Subsidiary as an insured adequately cover all risks reasonably and prudently foreseeable in the operation and conduct of the business of Acquirer and the Acquirer Subsidiaries for which, having regard to the nature of such risk and the relative cost of obtaining insurance, it is in the opinion of Acquirer, acting reasonably, prudent to seek such insurance rather than provide for self-insurance. All such policies of insurance shall remain in full force and effect and shall not be cancelled or otherwise terminated as a result of the Merger.

25.	Guarantees

Neither Acquirer nor any Acquirer Subsidiary has given or agreed to give, nor is it a party to or bound by, any Guarantee, nor is any of them contingently responsible for any such indemnity or suretyship or obligations other than any Guarantees which, if enforced in accordance with their terms, would not individually or in the aggregate, have a Material Adverse Effect in respect of Acquirer and the Acquirer Subsidiaries, taken as a whole. No claims have been made and, to the knowledge of Acquirer, are threatened, under or in respect of any Guarantee of, or delivered by, Acquirer or any Acquirer Subsidiary.

26.	Business

The business of Acquirer and the Acquirer Subsidiaries consist solely of mineral exploration, development and production and all activities related thereto and neither Acquirer nor the Acquirer Subsidiaries are engaged in any other business. There is no agreement, judgment, injunction, order or decree binding upon Acquirer or any Acquirer Subsidiary that has, or could reasonably be expected to have, the effect of materially prohibiting, restricting or impairing any business practice of Acquirer or any Acquirer Subsidiary, as the case may be, any acquisition of property by Acquirer or any Acquirer Subsidiary, as the case may be, or the conduct of business by Acquirer or any Acquirer Subsidiary, as the case may be, as currently conducted.

27.	Full Disclosure

All information provided to Acquirer and its Representatives in relation to its and their due diligence requests was accurate in all material respects as at its respective date as stated therein or, if any such information is undated, the date it was delivered to Acquirer or its Representatives, and no material facts have been omitted from such information which would make such information misleading, except to the extent, in each such case, subsequent information has been provided to Acquirer prior to the date of this Agreement, which has corrected any inaccuracy contained in the original information. There is no matter, thing, information, fact, data, circumstance or interpretation thereof relative to Acquirer, any Acquirer Subsidiary, the business or any of their property and assets which could reasonably be expected to be material which has not been disclosed to Acquirer or its Representatives.

28.	Change of Control

Except as set out in Section 28 of the Acquirer Disclosure Letter, neither Acquirer nor any Acquirer Subsidiary is a party to any contract, agreement or understanding or any series of contracts, agreements or understandings that includes a “change of control” or similar provision that would be triggered by the Merger.

29.	Mineral Resources and Reserves

The most recent estimated measured, indicated and inferred mineral resources and mineral reserves disclosed in the Acquirer Public Documents have been prepared and disclosed in all material respects in accordance with accepted engineering practices and Applicable Law. There has been no material reduction in the aggregate amount of estimated mineral resources or mineralized material of Acquirer or the Acquirer Subsidiaries, taken as a whole, from the amounts disclosed in the Acquirer Public Documents.

30.	Related Party Transactions

(a)	Neither Acquirer nor any Acquirer Subsidiary is indebted to any director, officer, employee or agent of, or independent contractor to, Acquirer or any Acquirer Subsidiary or any of their respective affiliates or associates (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses as set forth in Section 17(a) and 17(e) of the Acquirer Disclosure Letter). Except as disclosed in the Acquirer Public Documents, on or before the date hereof, no director, officer, employee or agent of Acquirer or any Acquirer Subsidiary or any of their respective affiliates or associates is a party to any loan, contract, arrangement or understanding or other transaction with Acquirer or any Acquirer Subsidiary. Except as set out in Section 30(a) of the Acquirer Disclosure Letter, there are no contracts or other transactions between Acquirer or any Acquirer Subsidiary, on the one hand, and any (i) officer or director of Acquirer or any Acquirer Subsidiary, (ii) any holder of record or beneficial owner of 2% or more of any class of the voting or non-voting equity securities of Acquirer, or (iii) any affiliate or associate of any such officer, director or beneficial owner, on the other hand.

(b)	Prior to entering into this Agreement, the Acquirer Board formed the Acquirer Special Committee, each member of which is an “independent director” within the meaning of MI 61-101.

31.	Finder’s Fees

Except for its Financial Advisor, there is no investment bank, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Acquirer or any Acquirer Subsidiary who is entitled to any fee or commission from Acquirer or any Acquirer Subsidiary in connection with the Merger.

32.	Antitrust Approvals

No consent or approval of, or filing with, or notification to anti-trust or competition authorities in any jurisdiction is required to be obtained or made by or with respect to Acquirer or any Acquirer Subsidiary for the execution and delivery of this Agreement and the consummation of the transactions contemplated under this Agreement or the performance by Acquirer of its obligations hereunder.

33.	Foreign Corrupt Practices Act

None of Acquirer, the Acquirer Subsidiaries or, to the knowledge of Acquirer, any director, officer, agent, employee, affiliate, associate or other person acting on behalf of Acquirer or any Acquirer Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Corruption of Foreign Public Officials Act (Canada), as amended, or any similar anti-corruption legislation of all applicable jurisdictions and each of Acquirer and the Acquirer Subsidiaries has conducted its business in compliance with such legislation and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

34.	Money Laundering Laws

(a)	The operations of Acquirer and the Acquirer Subsidiaries are and have been conducted at all times in compliance with the financial record-keeping and reporting requirements of anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity to which Acquirer or any Acquirer Subsidiary is subject, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any governmental entity or body or arbitrator involving Acquirer or the Acquirer Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of Acquirer, threatened.

(b)	There are no proceedings under any corruption Laws pending against Acquirer or any Acquirer Subsidiary or, to the knowledge of Acquirer, threatened against or affecting Acquirer or any Acquirer Subsidiary.

SCHEDULE E
THE ACQUIRER PROPERTIES AND THE TARGET PROPERTIES

The Acquirer Properties:

1.       EPP

Agreements the Acquirer (Apoena) has made with landowners for the processes actively working on:

DNPM process #	Area	DNPM title	Property	Owner	Status	Main terms
866.022/2001	Ernesto	Portaria de Lavra	Faz. Ernesto	Apoena	Title received from Serra da Borda when EPP assets were acquired (June’2016)	-
866.276/2001	Lavrinha	Guia de Utilização	Faz. Paraiso	Delvir Antonio Bonavigo	Court agreement signed with the owner for partial use & mining (subject to royalties)	Land ndenisation, already paid. 0.5% of Gold revenue as royalties
866.276/2001	Lavrinha	Guia de Utilização	Faz. Arco Iris	Nilton de Souza Leandro	Contract signed with the owner for partial use & mining (subject to royalties)	R$ 80k for indenisation, already paid. 0.5% of Gold revenue as royalties
866.276/2001	Lavrinha	Guia de Utilização		Aldison Beariz	Contract signed with the owner for partial use & mining (not subject to royalties).	Cession of mineral rights, from other Apoena’s area, to Aldison Beariz
866.276/2001	Lavrinha	Guia de Utilização	Gleba Lavrinha	Josias Campos Vieira	Contract signed with the owner for partial use & mining (not subject to royalties).	R$ 5.2k/monthly No addition for royalties
866.148/2003	Pau-a-pique	Portaria de Lavra	Sitio Flor do Campo/ Lagoa Azul	Daniel Francisco de Oliveira	Contract signed with the owner for partial use & mining (subject to royalties)	R$ 9k monthly, plus 0.5% of Gold revenue as royalties
866.148/2003	Pau-a-pique	Portaria de Lavra	Gleba Pau-a- pique	Cesário Guimarãe s Ferreira	Contract signed with the owner for partial use & mining (subject to royalties)	R$ 1.6k monthly, plus 0.5% of Gold revenue as royalties
866.032/2001	Nosde/Japonês	Alvará de pesquisa		Lidionor Lino de Oliveira	Contract signed with the owner for partial use for exploration	R$ 5k monthly
866.032/2001	Nosde/Japonês	Alvará de pesquisa	Gleba Lavrinha	Josias Campos Vieira	Contract signed with the owner for partial use for exploration	R$ 2k monthly
866.379/2000	Rio Alegre	Guia de Utilização	Sitio Sossego	Sebastião Azambuja	Contract signed with the owner for partial use & mining (not subject to royalties)	R$ 45k for indenisation of land for road R$ 5k monthly + R$ 30k while mining (during a minimum of 6 months)

All DNPM processes that Apoena has rights (various stages):

Processo	Área	Fase	Último Evento	Grupo de Evento	Data Último Evento	Requerente	CPF/CNPJ Requerente
866023/1989	82.43	Requerimento de Pesquisa	121 - Req Pesq/Indeferimento Art 18 Par 1 Publicado	Indeferimentos	14/08/2017	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31
866024/1989	14.77	Requerimento de Pesquisa	121 - Req Pesq/Indeferimento Art 18 Par 1 Publicado	Indeferimentos	14/08/2017	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31

E-2

866025/1989	109.04	Requerimento de Pesquisa	121 - Req Pesq/Indeferimento Art 18 Par 1 Publicado	Indeferimentos	14/08/2017	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31
866026/1989	54.18	Requerimento de Pesquisa	135 - Req Pesq/Cumprimento Exigência Protocoli	Exigências	05/09/2009	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31

866693/1989	4549.11	Autorização de Pesquisa	249 - Aut Pesq/Transf Direitos -cessão Total Protocolizada	Cessão Direitos	26/09/2017	Rio Grande Mineração S A	07.840.220/0001-72
866695/1989	519.49	Autorização de Pesquisa	249 - Aut Pesq/Transf Direitos -cessão Total Protocolizada	Cessão Direitos	26/09/2017	Rio Grande Mineração S A	07.840.220/0001-72
866318/1991	9212.7	Autorização de Pesquisa	318 - Aut Pesq/Relatorio Pesq Não Apv Art 30 Ii Cm Pub	Relatórios	24/10/2017	Mineração Santa Elina Industria e Comercio S A	47.419.874/0001-41
866321/1991	8664.32	Autorização de Pesquisa	240 - Aut Pesq/Defesa Apresentada	Recursos e Solicitações	19/10/2017	Mineração Santa Elina Industria e Comercio S A	47.419.874/0001-41
866322/1991	6814.38	Autorização de Pesquisa	236 - Aut Pesq/Documento Diverso Protocolizado	Documentos Diversos	04/09/2017	Mineração Santa Elina Industria e Comercio S A	47.419.874/0001-41
866234/1992	529.9	Requerimento de Pesquisa	132 - Req Pesq/Prorrogação Prazo Exigência Solicitado	Exigências	31/08/2017	Mineração Santa Elina Industria e Comercio S A	47.419.874/0001-41
866235/1992	4204.87	Requerimento de Pesquisa	132 - Req Pesq/Prorrogação Prazo Exigência Solicitado	Exigências	14/11/2017	Mineração Santa Elina Industria e Comercio S A	47.419.874/0001-41
866237/1992	6823.65	Autorização de Pesquisa	240 - Aut Pesq/Defesa Apresentada	Recursos e Solicitações	19/10/2017	Mineração Santa Elina Industria e Comercio S A	47.419.874/0001-41
866238/1992	1130.43	Autorização de Pesquisa	240 - Aut Pesq/Defesa Apresentada	Recursos e Solicitações	19/10/2017	Mineração Santa Elina Industria e Comercio S A	47.419.874/0001-41
866239/1992	1970.62	Autorização de Pesquisa	236 - Aut Pesq/Documento Diverso Protocolizado	Documentos Diversos	19/10/2017	Mineração Santa Elina Industria e Comercio S A	47.419.874/0001-41
866240/1992	192.37	Autorização de Pesquisa	240 - Aut Pesq/Defesa Apresentada	Recursos e Solicitações	19/10/2017	Mineração Santa Elina Industria e Comercio S A	47.419.874/0001-41
866241/1992	2331.21	Disponibilidade	302 - Disponib/Habilit Edital Disponib Art 26 Cm	Habilitações e Concorrências	27/12/2016	Mineração Santa Elina Industria e Comercio S A	47.419.874/0001-41
866242/1992	2459.25	Disponibilidade	302 - Disponib/Habilit Edital Disponib Art 26 Cm	Habilitações e Concorrências	27/12/2016	Mineração Santa Elina Industria e Comercio S A	47.419.874/0001-41
866244/1992	64.43	Autorização de Pesquisa	240 - Aut Pesq/Defesa Apresentada	Recursos e Solicitações	19/10/2017	Mineração Santa Elina Industria e Comercio S A	47.419.874/0001-41
866246/1992	219.52	Disponibilidade	302 - Disponib/Habilit Edital Disponib Art 26 Cm	Habilitações e Concorrências	27/12/2016	Mineração Santa Elina Industria e Comercio S A	47.419.874/0001-41
866247/1992	2720	Autorização de Pesquisa	318 - Aut Pesq/Relatorio Pesq Não Apv Art 30 Ii Cm Pub	Relatórios	19/01/2017	Mineração Santa Elina Industria e Comercio S A	47.419.874/0001-41
867145/1993	9930.58	Requerimento de Pesquisa	135 - Req Pesq/Cumprimento Exigência Protocoli	Exigências	27/10/2017	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31
866035/1994	5279.35	Autorização de Pesquisa	236 - Aut Pesq/Documento Diverso Protocolizado	Documentos Diversos	29/11/2017	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31
866036/1994	1403.74	Autorização de Pesquisa	236 - Aut Pesq/Documento Diverso Protocolizado	Documentos Diversos	29/11/2017	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31

E-3

866037/1994	1759.77	Autorização de Pesquisa	236 - Aut Pesq/Documento Diverso Protocolizado	Documentos Diversos	29/11/2017	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31
866042/1994	4100.19	Requerimento de Pesquisa	135 - Req Pesq/Cumprimento Exigência Protocoli	Exigências	20/01/2010	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31
866183/1994	8801.08	Autorização de Pesquisa	236 - Aut Pesq/Documento Diverso Protocolizado	Documentos Diversos	29/11/2017	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31
866188/1994	9404.91	Autorização de Pesquisa	236 - Aut Pesq/Documento Diverso Protocolizado	Documentos Diversos	29/11/2017	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31
866189/1994	9677.82	Autorização de Pesquisa	236 - Aut Pesq/Documento Diverso Protocolizado	Documentos Diversos	29/11/2017	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31

866190/1994	7662.78	Requerimento de Pesquisa	132 - Req Pesq/Prorrogação Prazo Exigência Solicitado	Exigências	31/08/2017	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31
866208/1994	976.17	Requerimento de Pesquisa	132 - Req Pesq/Prorrogação Prazo Exigência Solicitado	Exigências	14/11/2017	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31
866607/1994	674.9	Requerimento de Pesquisa	143 - Req Pesq/Assentimento Cdn Autorizado	Assentimentos	19/12/2016	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31
866501/1995	1584.98	Requerimento de Pesquisa	143 - Req Pesq/Assentimento Cdn Autorizado	Assentimentos	19/12/2016	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31
866502/1995	8447.38	Autorização de Pesquisa	236 - Aut Pesq/Documento Diverso Protocolizado	Documentos Diversos	29/11/2017	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31
866504/1995	3417.6	Requerimento de Pesquisa	132 - Req Pesq/Prorrogação Prazo Exigência Solicitado	Exigências	31/08/2017	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31
867240/1995	10000	Autorização de Pesquisa	318 - Aut Pesq/Relatorio Pesq Não Apv Art 30 Ii Cm Pub	Relatórios	30/05/2017	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31
867241/1995	10000	Requerimento de Pesquisa	132 - Req Pesq/Prorrogação Prazo Exigência Solicitado	Exigências	31/08/2017	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31
867243/1995	9227.36	Autorização de Pesquisa	236 - Aut Pesq/Documento Diverso Protocolizado	Documentos Diversos	29/11/2017	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31
766027/1996	1802.24	Requerimento de Pesquisa	132 - Req Pesq/Prorrogação Prazo Exigência Solicitado	Exigências	31/08/2017	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31
869959/1997	6690.66	Requerimento de Pesquisa	180 - Req Pesq/Pedido Reconsideração Protocolizado	Recursos e Solicitações	21/06/2017	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31
866287/1999	348.73	Autorização de Pesquisa	240 - Aut Pesq/Defesa Apresentada	Recursos e Solicitações	19/10/2017	Mineração Tarauaca Industria e Comercio S A	86.902.061/0001-60
866379/2000	570.81	Autorização de Pesquisa	1387 - Aut Pesq/Retificação De Despacho Publicado	Retificações	13/11/2017	Mineração Apoena S A	10.302.599/0001-71
866381/2000	5487.7	Autorização de Pesquisa	264 - Aut Pesq/Pagamento Tah Efetuado	TAH	31/07/2017	Mineração Tarauaca Industria e Comercio S A	86.902.061/0001-60
866022/2001	375.49	Concessão de Lavra	436 - Conc Lav/Documento Diverso Protocolizado	Documentos Diversos	24/10/2017	Mineração Apoena S A	10.302.599/0001-71
866032/2001	493.19	Requerimento de Lavra	336 - Req Lav/Documento Diverso Protocolizado	Documentos Diversos	20/07/2016	Mineração Apoena S A	10.302.599/0001-71

E-4

866038/2001	486.73	Autorização de Pesquisa	240 - Aut Pesq/Defesa Apresentada	Recursos e Solicitações	19/10/2017	Mineração Tarauaca Industria e Comercio S A	86.902.061/0001-60
866276/2001	111.63	Requerimento de Lavra	1398 - Req Lav/Licença Ambiental Protocolizada	Licença Ambiental	24/10/2017	Mineração Apoena S A	10.302.599/0001-71
866145/2002	424.47	Autorização de Pesquisa	264 - Aut Pesq/Pagamento Tah Efetuado	TAH	31/01/2017	Mineração Santa Elina Industria e Comercio S A	47.419.874/0001-41
866148/2003	374.99	Concessão de Lavra	436 - Conc Lav/Documento Diverso Protocolizado	Documentos Diversos	20/07/2016	Mineração Apoena S A	10.302.599/0001-71
866157/2004	17.48	Autorização de Pesquisa	318 - Aut Pesq/Relatorio Pesq Não Apv Art 30 Ii Cm Pub	Relatórios	29/06/2017	Mineração Apoena S A	10.302.599/0001-71
866158/2004	6975.59	Autorização de Pesquisa	644 - Aut Pesq/Multa Aplicada-Relatório Pesquisa	Débitos e Multas	12/04/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866630/2005	9282.92	Autorização de Pesquisa	240 - Aut Pesq/Defesa Apresentada	Recursos e Solicitações	19/10/2017	Mineração Apoena S A	10.302.599/0001-71
866875/2005	32.71	Disponibilidade	1678 - Disponib/Arquivamento Processo Publicado	Arquivamentos	06/06/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866876/2005	41.63	Concessão de Lavra	436 - Conc Lav/Documento Diverso Protocolizado	Documentos Diversos	15/03/2017	Mineração Apoena S A	10.302.599/0001-71

866877/2005	15.96	Concessão de Lavra	436 - Conc Lav/Documento Diverso Protocolizado	Documentos Diversos	20/07/2016	Mineração Apoena S A	10.302.599/0001-71
866878/2005	8.32	Disponibilidade	1678 - Disponib/Arquivamento Processo Publicado	Arquivamentos	06/06/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866879/2005	32.86	Autorização de Pesquisa	236 - Aut Pesq/Documento Diverso Protocolizado	Documentos Diversos	28/09/2016	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866880/2005	17.27	Disponibilidade	1678 - Disponib/Arquivamento Processo Publicado	Arquivamentos	06/06/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866881/2005	50	Autorização de Pesquisa	236 - Aut Pesq/Documento Diverso Protocolizado	Documentos Diversos	15/08/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866882/2005	50	Autorização de Pesquisa	236 - Aut Pesq/Documento Diverso Protocolizado	Documentos Diversos	15/08/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866883/2005	47	Autorização de Pesquisa	660 - Aut Pesq/Prorrogação Prazo Req Lavra Solicitado	Recursos e Solicitações	21/08/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866884/2005	25.77	Autorização de Pesquisa	660 - Aut Pesq/Prorrogação Prazo Req Lavra Solicitado	Recursos e Solicitações	21/08/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866885/2005	50	Autorização de Pesquisa	236 - Aut Pesq/Documento Diverso Protocolizado	Documentos Diversos	15/08/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866886/2005	50	Autorização de Pesquisa	236 - Aut Pesq/Documento Diverso Protocolizado	Documentos Diversos	15/08/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866339/2006	102.81	Autorização de Pesquisa	644 - Aut Pesq/Multa Aplicada-Relatório Pesquisa	Débitos e Multas	12/04/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866563/2006	2195.82	Requerimento de Pesquisa	132 - Req Pesq/Prorrogação Prazo Exigência Solicitado	Exigências	01/09/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866699/2006	5018.76	Autorização de Pesquisa	318 - Aut Pesq/Relatorio Pesq Não Apv Art 30 Ii Cm Pub	Relatórios	13/10/2016	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10

E-5

866084/2007	2500	Autorização de Pesquisa	318 - Aut Pesq/Relatorio Pesq Não Apv Art 30 Ii Cm Pub	Relatórios	29/06/2017	Mineração Apoena S A	10.302.599/0001-71
866283/2007	23.6	Autorização de Pesquisa	644 - Aut Pesq/Multa Aplicada-Relatório Pesquisa	Débitos e Multas	12/04/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866298/2007	6230.71	Requerimento de Pesquisa	132 - Req Pesq/Prorrogação Prazo Exigência Solicitado	Exigências	31/08/2017	Mineração Santa Elina Industria e Comercio S A	47.419.874/0001-41
866594/2007	4888.88	Autorização de Pesquisa	644 - Aut Pesq/Multa Aplicada-Relatório Pesquisa	Débitos e Multas	27/01/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866596/2007	2073.66	Autorização de Pesquisa	644 - Aut Pesq/Multa Aplicada-Relatório Pesquisa	Débitos e Multas	12/04/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
867035/2007	6924.39	Autorização de Pesquisa	318 - Aut Pesq/Relatorio Pesq Não Apv Art 30 Ii Cm Pub	Relatórios	20/09/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
867134/2007	1171.7	Autorização de Pesquisa	249 - Aut Pesq/Transf Direitos -cessão Total Protocolizada	Cessão Direitos	09/08/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866257/2008	10000	Autorização de Pesquisa	318 - Aut Pesq/Relatorio Pesq Não Apv Art 30 Ii Cm Pub	Relatórios	13/10/2016	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866258/2008	2215.62	Autorização de Pesquisa	209 - Aut Pesq/Inicio De Pesquisa Comunicado	Comunicações	01/09/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866259/2008	4999.85	Requerimento de Pesquisa	135 - Req Pesq/Cumprimento Exigência Protocoli	Exigências	12/05/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10

866297/2008	116.07	Autorização de Pesquisa	209 - Aut Pesq/Inicio De Pesquisa Comunicado	Comunicações	01/09/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866298/2008	3923.31	Autorização de Pesquisa	318 - Aut Pesq/Relatorio Pesq Não Apv Art 30 Ii Cm Pub	Relatórios	29/06/2017	Mineração Apoena S A	10.302.599/0001-71
866299/2008	4189.44	Autorização de Pesquisa	644 - Aut Pesq/Multa Aplicada-Relatório Pesquisa	Débitos e Multas	12/04/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866300/2008	2365.08	Autorização de Pesquisa	644 - Aut Pesq/Multa Aplicada-Relatório Pesquisa	Débitos e Multas	12/04/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866301/2008	788.53	Autorização de Pesquisa	209 - Aut Pesq/Inicio De Pesquisa Comunicado	Comunicações	01/09/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866302/2008	2821.51	Autorização de Pesquisa	644 - Aut Pesq/Multa Aplicada-Relatório Pesquisa	Débitos e Multas	12/04/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866303/2008	7059.35	Requerimento de Pesquisa	180 - Req Pesq/Pedido Reconsideração Protocolizado	Recursos e Solicitações	23/06/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866304/2008	2814.15	Autorização de Pesquisa	644 - Aut Pesq/Multa Aplicada-Relatório Pesquisa	Débitos e Multas	12/04/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866309/2008	66.42	Autorização de Pesquisa	209 - Aut Pesq/Inicio De Pesquisa Comunicado	Comunicações	01/09/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866310/2008	31.9	Autorização de Pesquisa	209 - Aut Pesq/Inicio De Pesquisa Comunicado	Comunicações	01/09/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866773/2008	401.51	Autorização de Pesquisa	209 - Aut Pesq/Inicio De Pesquisa Comunicado	Comunicações	01/09/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10

E-6

866774/2008	803.44	Autorização de Pesquisa	209 - Aut Pesq/Inicio De Pesquisa Comunicado	Comunicações	01/09/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866824/2008	289.06	Autorização de Pesquisa	209 - Aut Pesq/Inicio De Pesquisa Comunicado	Comunicações	01/09/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
867346/2008	224.2	Autorização de Pesquisa	209 - Aut Pesq/Inicio De Pesquisa Comunicado	Comunicações	01/09/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
867347/2008	521.85	Autorização de Pesquisa	209 - Aut Pesq/Inicio De Pesquisa Comunicado	Comunicações	01/09/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866011/2009	3297.29	Requerimento de Pesquisa	132 - Req Pesq/Prorrogação Prazo Exigência Solicitado	Exigências	03/10/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866728/2009	22.24	Autorização de Pesquisa	209 - Aut Pesq/Inicio De Pesquisa Comunicado	Comunicações	01/09/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866438/2010	674.78	Autorização de Pesquisa	209 - Aut Pesq/Inicio De Pesquisa Comunicado	Comunicações	01/09/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866439/2010	6716.37	Autorização de Pesquisa	209 - Aut Pesq/Inicio De Pesquisa Comunicado	Comunicações	01/09/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866440/2010	5827.97	Autorização de Pesquisa	209 - Aut Pesq/Inicio De Pesquisa Comunicado	Comunicações	01/09/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
300861/2013	6.36	Disponibilidade	312 - Disponib/Habilit Edital Disponibi P/Pesq	Habilitações e Concorrências	31/10/2016	-	-
300979/2013	78.03	Requerimento de Pesquisa	1809 - Disponib/Exclusão De Processo Edital Pub	Anulações Disponibilidade	13/10/2016	-	-
866049/2013	500	Autorização de Pesquisa	209 - Aut Pesq/Inicio De Pesquisa Comunicado	Comunicações	01/09/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866050/2013	54.96	Autorização de Pesquisa	209 - Aut Pesq/Inicio De Pesquisa Comunicado	Comunicações	01/09/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866051/2013	60.66	Autorização de Pesquisa	209 - Aut Pesq/Inicio De Pesquisa Comunicado	Comunicações	01/09/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10

866052/2013	127.35	Autorização de Pesquisa	209 - Aut Pesq/Inicio De Pesquisa Comunicado	Comunicações	01/09/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866633/2013	1.73	Autorização de Pesquisa	209 - Aut Pesq/Inicio De Pesquisa Comunicado	Comunicações	01/09/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866705/2013	2575.19	Autorização de Pesquisa	209 - Aut Pesq/Inicio De Pesquisa Comunicado	Comunicações	01/09/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10
866706/2016	2923.95	Requerimento de Pesquisa	135 - Req Pesq/Cumprimento Exigência Protocoli	Exigências	04/09/2017	Mineração Apoena S A	10.302.599/0001-71
866707/2016	7061.53	Requerimento de Pesquisa	135 - Req Pesq/Cumprimento Exigência Protocoli	Exigências	20/02/2017	Mineração Apoena S A	10.302.599/0001-71
866708/2016	23.63	Requerimento de Pesquisa	135 - Req Pesq/Cumprimento Exigência Protocoli	Exigências	04/09/2017	Mineração Apoena S A	10.302.599/0001-71
866709/2016	2794.92	Requerimento de Pesquisa	132 - Req Pesq/Prorrogação Prazo Exigência Solicitado	Exigências	16/11/2017	Mineração Apoena S A	10.302.599/0001-71
866710/2016	11.29	Requerimento de Pesquisa	121 - Req Pesq/Indeferimento Art 18 Par 1 Publicado	Indeferimentos	22/12/2016	Mineração Apoena S A	10.302.599/0001-71

E-7

866711/2016	98.82	Requerimento de Pesquisa	135 - Req Pesq/Cumprimento Exigência Protocoli	Exigências	20/02/2017	Mineração Apoena S A	10.302.599/0001-71
866155/2017	1780.98	Requerimento de Pesquisa	100 - Req Pesq/Requerimento Pesquisa Protocolizado	Requerimentos	20/02/2017	Mineração Apoena S A	10.302.599/0001-71
866156/2017	5.49	Requerimento de Pesquisa	100 - Req Pesq/Requerimento Pesquisa Protocolizado	Requerimentos	20/02/2017	Mineração Apoena S A	10.302.599/0001-71
866351/2017	32.71	Requerimento de Pesquisa	100 - Req Pesq/Requerimento Pesquisa Protocolizado	Requerimentos	25/04/2017	Mineração Apoena S A	10.302.599/0001-71
866352/2017	8.33	Requerimento de Pesquisa	100 - Req Pesq/Requerimento Pesquisa Protocolizado	Requerimentos	25/04/2017	Mineração Apoena S A	10.302.599/0001-71
866353/2017	17.27	Requerimento de Pesquisa	100 - Req Pesq/Requerimento Pesquisa Protocolizado	Requerimentos	25/04/2017	Mineração Apoena S A	10.302.599/0001-71
866407/2017	15.64	Requerimento de Pesquisa	100 - Req Pesq/Requerimento Pesquisa Protocolizado	Requerimentos	15/05/2017	Mineração Apoena S A	10.302.599/0001-71
866408/2017	4914.08	Requerimento de Pesquisa	100 - Req Pesq/Requerimento Pesquisa Protocolizado	Requerimentos	15/05/2017	Mineração Apoena S A	10.302.599/0001-71
866409/2017	297.51	Requerimento de Pesquisa	100 - Req Pesq/Requerimento Pesquisa Protocolizado	Requerimentos	15/05/2017	Mineração Apoena S A	10.302.599/0001-71
860937/1982	7239.18	Requerimento de Lavra	336 - Req Lav/Documento Diverso Protocolizado	Documentos Diversos	05/01/2010	Mineração Santa Elina Industria e Comercio S A	47.419.874/0001-41
860938/1982	9129.16	Concessão de Lavra	436 - Conc Lav/Documento Diverso Protocolizado	Documentos Diversos	27/10/2017	Mineração Apoena S A	10.302.599/0001-71
866063/1991	89.6	Autorização de Pesquisa	318 - Aut Pesq/Relatorio Pesq Não Apv Art 30 Ii Cm Pub	Relatórios	30/05/2017	Mineração Santa Elina Industria e Comercio S A	47.419.874/0001-41
866072/1991	1232.15	Requerimento de Pesquisa	135 - Req Pesq/Cumprimento Exigência Protocoli	Exigências	31/08/2017	Mineração Santa Elina Industria e Comercio S A	47.419.874/0001-41
867146/1993	2599.51	Requerimento de Pesquisa	136 - Req Pesq/Documento Diverso Protocolizado	Documentos Diversos	17/12/2010	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31
866609/1994	9594.22	Autorização de Pesquisa	236 - Aut Pesq/Documento Diverso Protocolizado	Documentos Diversos	29/11/2017	Mineração Silvana Industria e Comercio Ltda	56.617.202/0001-31
866773/2008	401.51	Autorização de Pesquisa	209 - Aut Pesq/Inicio De Pesquisa Comunicado	Comunicações	01/09/2017	Serra da Borda Mineração e Metalurgia S.a	05.640.971/0001-10

866381/2010	20.86	Requerimento de Pesquisa	132 - Req Pesq/Prorrogação Prazo Exigência Solicitado	Exigências	16/11/2017	Mineração Apoena S A	10.302.599/0001-71
866640/2010	9919.99	Autorização de Pesquisa	326 - Aut Pesq/Prorrogação Prazo 03 Anos Pub	Licenças e Autorizações	12/12/2017	Mineração Apoena S A	10.302.599/0001-71
866142/2011	7100.61	Autorização de Pesquisa	240 - Aut Pesq/Defesa Apresentada	Recursos e Solicitações	19/10/2017	Mineração Apoena S A	10.302.599/0001-71

2.       San Andres

File Number	Mine Concession
236	San Andres I
141	San Andres II
143	San Andres III
142	San Andres IV
140	San Andres V

Permits and License Necessary for Exploration Concessions

PERMISO/LICENCIA LO		INSTITUCIÓN DEL ESTADO QUE EMITE
1	Permiso de Concesión para Exploración y Explotación	INHGEOMIN
2	Licencia Ambiental	SERNA, Mi Ambiente
3	Contrata de uso de Agua	Dirección de Recursos Hídricos
4	Permiso de Operación	Alcaldía Municipal de la zona
5	Permiso de Construcción (obras grises)	Alcaldia Municipal de la Zona
6	Permiso de Uso de explosivos	Secretaria de Defensa Nacional

Surface Rights

Superficie		Entidad que lo Autoriza
1	Terrenos Ejidales (Propiedad del Estado)	Alcaldía Municipal de la Zona
2	Servidumbres en Terrenos Ejidales (Propiedad del Estado)	Alcaldía Municipal de la Zona
3	Terrenos Privados	Con el propietario de la Superficie
4	Servidumbres en terrenos privados	Con el propietario de la Superficie

3.       Aranzazu

Title Number	Name of Concession	Title Holder	Surface Area (Ha.)	Original Tile Effective Date- 50 Year Term
164619	MACOCOZAC I	ARANZAZU HOLDING, S.A. DE C.V.	411.8367	June 11, 1976
164620	MACOCOZAC II	ARANZAZU HOLDING, S.A. DE C.V.	329.114	June 11, 1976
170046	INDIA MEXICANA	ARANZAZU HOLDING, S.A. DE C.V.	6.6762	March 15, 1982
170675	LOTERIA	ARANZAZU HOLDING, S.A. DE C.V.	189.0107	June 10, 1982
178145	LA DESCUIDADA	ARANZAZU HOLDING, S.A. DE C.V.	12.8125	June 10, 1986
186014	LA GUILLOTINA	ARANZAZU HOLDING, S.A. DE C.V.	0.7614	December 14, 1989
191043	EL DESCUIDO	ARANZAZU HOLDING, S.A. DE C.V	33.6944	April 24, 1991
194636	EL PINACATE	ARANZAZU HOLDING, S.A. DE C.V	0.6545	May 7, 1992
195664	DEMASIAS DE LA NUEVA GUILLOTINA	ARANZAZU HOLDING, S.A. DE C.V	1.3799	September 14, 1992
195667	DEMASIAS DEL CARMEN Y LA SANTA FE	ARANZAZU HOLDING, S.A. DE C.V	0.8583	September 11, 1992
195808	AMPL. A EL DESCUIDO	ARANZAZU HOLDING, S.A. DE C.V.	13.1851	September 22, 1992

E-9

196542	AMPLIACION DE LA DESCUIDADA	ARANZAZU HOLDING, S.A. DE C.V.	0.6449	July 19, 1993
199795	LA ESPERANZA	ARANZAZU HOLDING, S.A. DE C.V.	33.00	May 20, 1994
200083	ANEXAS A LA GUILLOTINA	ARANZAZU HOLDING, S.A. DE C.V.	0.9939	June 27, 1994
200084	LOS NUEVOS PINITOS	ARANZAZU HOLDING, S.A. DE C.V.	10.00	June 27, 1994
200085	REYNA DEL COBRE	ARANZAZU HOLDING, S.A. DE C.V	2.4559	June 27, 1994
200086	EL HUECO	ARANZAZU HOLDING, S.A. DE C.V	0.6728	June 27, 1994
200726	LA GUADALUPAN A	ARANZAZU HOLDING, S.A. DE C.V	54.6271	September 20, 1994
200749	LA NEGRA	ARANZAZU HOLDING, S.A. DE C.V	195.8328	September 20, 1994
201096	SAN ANTONIO	ARANZAZU HOLDING, S.A. DE C.V	42.5314	November 8, 194
202697	CONCHITA	ARANZAZU HOLDING, S.A. DE C.V.	33.8745	December 14, 1995
218879	NUEVO ARANZAZU	ARANZAZU HOLDING, S.A. DE C.V	68.4636	January 22, 2003
235121	LA APUESTA	ARANZAZU HOLDING, S.A. DE C.V.	8873.369 2	October 9, 2009
235122	LA APUESTA FRACC. 1	ARANZAZU HOLDING, S.A. DE C.V.	29.0054	October 9, 2009
235123	LA APUESTA FRACC. 2	ARANZAZU HOLDING, S.A. DE C.V.	99.5616	October 9, 2009

		Rentals
222309	LA LAJA 3	PEDRO FERNANDEZ QUINTERO	101.2162	June 25, 2004
214569	SAN FCO. I	DAVID ALEJANDRO ESPINOSA DUEÑAS	43.6438	October 2, 2001
215070	EL EDEN	DAVID ALEJANDRO ESPINOSA DUEÑAS	18.9561	August 31, 2000
215250	LA CARA	DAVID ALEJANDRO ESPINOSA DUEÑAS	6.5896	October 23, 2000
215359	EL EDEN	DAVID ALEJANDRO ESPINOSA DUEÑAS	2.7047	February 19, 2002
216459	EL EDEN	DAVID ALEJANDRO ESPINOSA DUEÑAS	23.1092	May 17, 2002
221900	ARCO IRIS 1	PEDRO FERNANDEZ QUINTERO	99.9371	April 7, 2004
222445	ARCO IRIS	PEDRO FERNANDEZ QUINTERO	95.6715	July 9, 2004
222451	LA LAJA 5	DAVID ALEJANDRO ESPINOSA DUEÑAS	95.8407	July 9, 2004
222452	LA LAJA 5	DAVID ALEJANDRO ESPINOSA DUEÑAS	100.00	July 9, 2004
222751	ARCO IRIS 2	PEDRO FERNANDEZ QUINTERO	94.753	August 27, 2004
223050	ARCO IRIS 3	PEDRO FERNANDEZ QUINTERO	44.6094	October 7, 2004
223051	ARCO IRIS 3 FRACCION 1	PEDRO FERNANDEZ QUINTERO	9.6548	October 7, 2004

E-10

4.       Serrote

Serrote da Laje

	DNPM Process No.	Registered Holder	Type of License	Area (Ha)	Location (Municipality)
1.	840.235/1982	MVV	Mining Concession	400	Arapiraca/Craíbas

Caboclo

	DNPM Process No.	Registered Holder	Type of License	Area (Ha)	Location (Municipality)
1.	844.004/2006	MVV	Application for Mining Concession	977.31	Igaci
2.	844.005/2006	MVV	Application for Mining Concession	1020.69	Igaci

Exploration Licenses

	DNPM Process No.	Registered Holder	Type of License	Area (Ha)	Location (Municipality)
1.	844.001/2015	MVV	Exploration License	1141.66	Coité do Nóia/Igaci
2.	844.012/2013	MVV	Exploration License	1999.55	Arapiraca
3.	844.047/2016	MVV	Exploration License	609.10	Craíbas
4.	844.048/2016	MVV	Exploration License	35.19	Coité Do Nóia
5.	844.051/2011	MVV	Exploration License	1919.99	Jacaré Dos Homens/Batalha
6.	844.091/2013	MVV	Exploration License	1994.12	Girau Do Ponciano/ Craíbas
7.	844.092/2013	MVV	Exploration License	1967.55	Limoeiro de Anadia/Coité do Nóia/Taquarana
8.	844.093/2013	MVV	Exploration License	1999.85	Limoeiro De Anadia/Arapiraca
9.	844.094/2013	MVV	Exploration License	1999.72	Limoeiro De Anadia/Arapiraca
10.	844.095/2013	MVV	Exploration License	1988.97	Limoeiro De Anadia/Arapiraca
11.	844.101/2016	MVV	Exploration License	1009.74	Limoeiro de Anadia/Coité do Nóia
12.	844.102/2016	MVV	Exploration License	979.06	Igaci/Coité do Nóia
13.	844.112/2014	MVV	Exploration License	372.84	Igaci/Craíbas
14.	844.113/2014	MVV	Exploration License	1586.72	Igaci/Craíbas
15.	844.137/2013	MVV	Exploration License	1529.17	Jacaré Dos Homens/Batalha

E-11

Property Rights

The Subsidiary is the registered owner of 18 (eighteen) plots of land represented by Property Records Nrs. 124, 125, 204, 388, 487, 488, 489, 490, 491, 492, 493, 494, 495, 496, 515, 12.212, 16.679 and 62.040 issued by the Unified Public Registry of the Municipality of Craíbas, State of Alagoas.

Possession Rights

Name	Community	Area (ha)	MVV code
José Antônio de Farias (Josa)	Pau Ferro	5.10	MVV 2.01.0001.1
Elias Ferreira Barbosa	Baixa do Silva	7.99	MVV.0.01.0001
Maria Arcelina de Brito Oliveira	Lagoa da Lage	1.81	MVV.1.01.0001
Sebastião Antônio de Oliveira	Lagoa da Lage	1.61	MVV.1.01.0002
Joséfa Maria de Oliveira Silva	Lagoa da Lage	1.50	MVV.1.02.0001
Antônio Eleuterio da Silva	Lagoa da Lage	18.04	MVV.1.02.0002
Izabel Arcelina Bezerra de Oliveira	Lagoa da Lage	5.32	MVV.1.02.0003
Claudio da Silva Pereira	Lagoa da Lage	0.17	MVV.1.02.0004
Josefa Silva de Oliveira	Lagoa da Lage	3.19	MVV.1.02.0005
José Barbosa da Silva	Lagoa da Lage	1.49	MVV.1.03.0001
Jeson Rodrigues de Farias	Lagoa da Lage	2.92	MVV.1.03.0002
JOSEMAR DE SOUZA LIMA	Lagoa da Lage	0.30	MVV.1.03.0003
MARIA APARECIDA DE SOUZA GOMES	Lagoa da Lage	0.63	MVV.1.03.0003.1
LINDOMAR PEDRO DE LIMA	Lagoa da Lage	0.15	MVV.1.03.0003.2
LEANDRO DA SILVA LIMA	Lagoa da Lage	0.18	MVV.1.03.0003.3
Luciano da Silva Lima	Lagoa da Lage	0.15	MVV.1.03.0003.4
Edinaldo dos Santos da Silva	Lagoa da Lage	0.91	MVV.1.03.0004
Maria do Carmo da Silva	Lagoa da Lage	1.76	MVV.1.03.0005
Niraldo Correia Barbosa	Lagoa da Lage	2.00	MVV.1.04.0001
José Borges da Silva	Lagoa da Lage	1.98	MVV.1.04.0002
Sevirino José de Moura	Lagoa da Lage	7.59	MVV.1.04.0003
Tarcisio de Souza Lima	Lagoa da Lage	2.37	MVV.1.04.0004
Josefa Adélia da Conceição	Lagoa da Lage	0.33	MVV.1.04.0005
JOSEFA ROSA DA CONCEIÇÃO	Lagoa da Lage	0.98	MVV.1.04.0006
Josue Ramiro da Silva	Lagoa da Lage	1.57	MVV.1.04.0007
Manoel José da Silva	Lagoa da Lage	1.88	MVV.1.04.0008
Maria José da Silva	Lagoa da Lage	2.18	MVV.1.04.0009
José Aldenir Rodrigues	Lagoa da Lage	1.73	MVV.1.04.0010
José Barbosa da Silva	Lagoa da Lage	1.78	MVV.1.04.0011
Eufrásio Miguel da Silva	Lagoa da Lage	1.76	MVV.1.05.0001
Francisco Eufrásio da Silva	Lagoa da Lage	0.35	MVV.1.05.0001.1
Cleide Rejane dos Santos	Lagoa da Laje	0.89	MVV.1.07.0001
Luis José Francisco	Lagoa da Laje	0.93	MVV.1.07.0002
Francisco José da Silva	Lagoa da Laje	0.88	MVV.1.07.0002.1
LUZINETE MARIA DA CONCEIÇÃO	Lagoa da Laje	1.27	MVV.1.07.0002.2
João Nunes da Rocha	Lagoa da Lage	2.76	MVV.1.07.0003

João Antônio dos Santos	Lagoa da Lage	0.37	MVV.1.07.0004
Severina Maria da Silva	Lagoa da Lage	0.37	MVV.1.07.0004.1
Alaide Maria Pereira	Lagoa da Lage	0.33	MVV.1.07.0005
Francisca Eudócia da Silva	Lagoa da Lage	0.08	MVV.1.07.0006
José Aldenir Rodrigues	Lagoa da Lage	0.08	MVV.1.07.0007
Manoel Francisco da Silva	Lagoa da Lage	0.08	MVV.1.07.0008
Josinaldo Balbino dos Santos	Lagoa da Lage	0.62	MVV.1.07.0009
Plácido de Oliveira	Lagoa da Lage	3.76	MVV.1.07.0010
Benedito Rodrigues de Farias	Lagoa da Lage	3.69	MVV.1.07.0011
José Maria Guilherminio da Silva	Lagoa da Lage	0.02	MVV.1.07.0012
José Adilon da Silva	Lagoa da Lage	0.64	MVV.1.07.0013
José Gilmar de Lima Silva	Lagoa da Lage	0.03	MVV.1.07.0014
José Carlos da Silva	Lagoa da Lage	0.05	MVV.1.07.0015
Leonardo Nunes da Silva	Lagoa da Lage	0.07	MVV.1.07.0016
LUIZ ELEUTÉRIO DA SILVA	Lagoa da Lage	8.62	MVV.1.08.0001
José Francisco da Silva	Lagoa da Lage	1.17	MVV.1.09.0001
Cicero José Francisco da Silva	Lagoa da Lage	1.38	MVV.1.09.0002
Zilma Maria de Souza	Lagoa da Lage	0.97	MVV.1.09.0003
José Odilon da Silva	Lagoa da Lage	0.67	MVV.1.10.0001
JASON FRANCISCO DOS SANTOS	Lagoa da Lage	0.21	MVV.1.11.0001
FRANCISCO BALBINO DOS SANTOS	Lagoa da Lage	2.15	MVV.1.11.0002
JOSILENE MARIA DOS SANTOS CAMPOS	Lagoa da Lage	0.49	MVV.1.11.0002.1
Sebastião Alves dos Santos	Lagoa da Lage	7.00	MVV.1.11.0003
GILVANIA ALVES DA SILVA	Lagoa da Lage	0.40	MVV.1.11.0004
ANTONIO LAUDELINO ALVES (FALECIDO)	Lagoa da Lage	0.15	MVV.1.11.0005
Manoel Francisco da Silva	Lagoa da Lage	1.04	MVV.1.11.0007
José Francisco da Silva	Lagoa da Lage	1.13	MVV.1.11.0008
Francisco Caetano da Silva	Lagoa da Lage	3.22	MVV.1.12.0001
José Barros de Lima	Lagoa da Lage	6.29	MVV.1.13.0001
José Gilmar Fernades da Silva	Lagoa da Cruz	217.46	MVV.10.01.0001
Pedro Lino dos Santos	Lagoa da Cruz	3.81	MVV.10.01.0002
Roberto dos Santos Silva	Lagoa da Cruz	1.10	MVV.10.01.0003
José Alexandre	Lagoa da Cruz	46.60	MVV.10.01.0006
Antônio Rosendo de Farias	Lagoa da Cruz	46.93	MVV.10.01.0008
Ilza Alves da Silva	Lagoa da Cruz	9.50	MVV.10.01.0010
Francisco Viana da Silva	Lagoa da Cruz	3.41	MVV.10.01.0011
Severino Adriano da Silva	Lagoa da Cruz	3.91	MVV.10.01.0011.1
Aloísio Roberto de Farias	Lagoa da Cruz	0.79	MVV.10.01.0011.2
MARIANA HOSANA BARBOSA DA SILVA	Lagoa da Cruz	0.07	MVV.10.01.0011.3
Maria de Farias	Lagoa da Cruz	0.39	MVV.10.01.0011.4
José Vicente Barros	Lagoa da Cruz	1.26	MVV.10.01.0012
Maria Lino dos Santos	Lagoa da Cruz	1.22	MVV.10.01.0013

E-13

Eliete dos Santos Silva	Lagoa da Cruz	4.52	MVV.10.01.0013.1
ARISTEU JOSÉ DA SILVA	Uruçu	1.39	MVV.12.01.0001
OVÍDIO BEZERRA DA SILVA	Capim	6.06	MVV.13.01.0001
Gerson Olímpio Bezerra	Capim	21.66	MVV.13.01.0002
Rosy Mary	Capim	3.47	MVV.13.01.0002.1
Jarbas Correia	Bom Nome II	11.46	MVV.13.02.0002
Jarbas Correia	Bom Nome II	8.94	MVV.13.02.0002.1
Jarbas Correia	Bom Nome II	3.16	MVV.13.02.0003
Antonio Rosendo de Farias	Pau Ferro	1.32	MVV.2.01.0002
Janira Maria de Farias	Pau Ferro	5.67	MVV.2.01.0002.1
José Alexandre	Pau Ferro	31.40	MVV.2.03.0001
João José da Silva	Corredor	1.06	MVV.3.02.0001
Sivirino José de Moura	Itapicuru	5.84	MVV.5.01.0002
Miguel Tomaz de Souza	Itapicuru	8.49	MVV.5.01.0004
Joaquim Fernandes da Silva	Itapicuru	6.85	MVV.5.01.0006
José Pedro da Silva	Itapicuru	0.46	MVV.5.01.0006.1
Joaquim Fernandes da Silva	Itapicuru	0.32	MVV.5.01.0006.2
Edgar Araujo da Silva	Itapicuru	5.86	MVV.5.01.0007
Braz Bezerra da Silva	Itapicuru	5.88	MVV.5.01.0009
José Batista da Silva	Itapicuru	2.99	MVV.5.01.0010
Alexandro B, Do Nascimento	Itapicuru	0.13	MVV.5.02.0001.1
Jose Batista da Silva(Izabel)	Itapicuru	0.14	MVV.5.02.0001.2
TEREZA UMBELINA DE LIMA	Itapicuru	0.12	MVV.5.02.0001.3
Maria do Carmo da Silva	Lagoa do Mel	3.26	MVV.8.01.0003
Rubens Rodrigues	Lagoa do Mel	2.14	MVV.8.01.0007
Celso Antônio da Silva	Pichilinga	4.62	MVV.9.02.0002
Escola de Ensino Fundamental Luciano Barbosa	Lagoa da Lage	0.04	Patrimonio publico
JASON FRANCISCO DOS SANTOS	Lagoa da Lage	0.21	TERRA NUA-17
Genilton Francisco da Silva	Lagoa da Lage	0.83	TERRA NUA-18
Zelia	Lagoa da Lage	1.18	TERRA NUA-19
Manoel Francisco da Silva (desm, da TN20)	Lagoa da Lage	1.03	TERRA NUA-20
Maria Joana dos Santos	Lagoa da Lage	5.41	TERRA NUA-21
Rosália Maria da Silva	Lagoa da Lage	5.39	TERRA NUA-22
Antonio Francisco dos Santos	Pau Ferro	8.74	TERRA NUA-23
Manoel Francisco da Silva (Desm, TN24)	Corredor	3.04	TERRA NUA-24
José Ferreira Barbosa	Baixa do Silva	5.79	TERRA NUA-32
José Alexandre	Uruçu	81.36	TERRA NUA-34
João Gomes	Lagoa da Cruz	4.33	TERRA NUA-35
Antônio Valentin da Silva	Lagoa da Lage	0.63	TERRA NUA-36
ALONSO ALVES DA SILVA	Lagoa da Lage	0.02	TERRA NUA-36.1
Antonio Rosendo de Farias	Lagoa da Lage	5.57	TERRA NUA-43
Genival Alves de Farias	Lagoa da Lage	1.30	TERRA NUA-44

E-14

Luiz Alves de Farias	Lagoa da Lage	1.86	TERRA NUA-45
Antônio Aprigio da Silva	Lagoa da Lage	1.48	TERRA NUA-46
Josefa Tania de Farias	Lagoa da Lage	2.57	TERRA NUA-47
MANOEL JOSÉ DA SILVA	Lagoa da Lage	1.75	TERRA NUA-48
Domingos José da Silva	Lagoa da Lage	1.62	TERRA NUA-49
Luiz Eleutério da Silva	Lagoa da Lage	0.19	TERRA NUA-50
Manoel Eleuterio da Silva	Lagoa da Lage	0.52	TERRA NUA-51
Antônio Oliveira da Silva	Lagoa da Lage	1.39	TERRA NUA-52
ANTÔNIO OLIVEIRA DA SILVA	Lagoa da Lage	0.18	TERRA NUA-53
Alaide Barbosa da Silva	Lagoa da Lage	2.84	TERRA NUA-54
Maria Barbosa da Silva	Lagoa da Lage	1.35	TERRA NUA-55
Manoel Barbosa Sobrinho	Lagoa da Lage	1.48	TERRA NUA-56
José Rozendo	Lagoa da Lage	2.33	TERRA NUA-57
Maria Aparecida Ferreira Gomes	Lagoa da Lage	0.99	TERRA NUA-58
Adeildo Machado	Lagoa da Lage	0.97	TERRA NUA-59
Reinaldo Miguel da Silva	Lagoa da Lage	0.87	TERRA NUA-60
José Antônio de Oliveira	Lagoa da Lage	1.42	TERRA NUA-61
Erivaldo de Oliveira	Lagoa da Lage	1.27	TERRA NUA-62
Josefa Silva de Oliveira	Lagoa da Lage	2.15	TERRA NUA-63
Erivaldo de Oliveira	Lagoa da Lage	1.44	TERRA NUA-64
Moacir Alcino da Silva	Lagoa da Lage	1.52	TERRA NUA-65
MARIA ARCELINA DE BRITO OLIVEIRA	Lagoa da Lage	1.60	TERRA NUA-66
Maria Arcelina de Brito	Lagoa da Lage	1.67	TERRA NUA-67
Damião	Bom Nome II	12.58	TERRA NUA-78.1
Luiz Martins	Bom Nome II	2.67	TERRA NUA-78.2
Gerson Olímpio Bezerra	Bom Nome II	11.59	TERRA NUA-80
Lucineide Ferreira dos Santos	Lagoa da Cruz	2.48	TERRA NUA-85
Edvaldo	Lagoa da Cruz	2.39	TERRA NUA-85.1
José Luiz da Silva	Lagoa da Cruz	1.97	TERRA NUA-86
MARIANA HOSANA BARBOSA DA SILVA	Lagoa da Cruz	1.59	TERRA NUA-86.1
José Ferreira Irmão	Lagoa da Cruz	1.22	TERRA NUA-86.2
Marinosa Adélia da Conceição	Lagoa da Lage	0.32	TERRA NUA-01
Manoela Rosa de Oliveira	Lagoa da Lage	1.85	TERRA NUA-02
Leonardo Nunes da Silva	Lagoa da Lage	0.30	TERRA NUA-02.1
Pastora Maria Bispo Silva	Lagoa da Lage	1.48	TERRA NUA-03
Maria Irma da Silva	Itapicuru	3.03	TERRA NUA-08
Josefa Maria da Conceição	Lagoa da Lage	0.61	TERRA NUA-09
José Adilon da Silva	Lagoa da Lage	0.57	TERRA NUA-10
João Carlos	Ceci Cunha	9.57	TERRA NUA-100
Lindomar Pedro de Lima	Lagoa da Lage	0.72	TERRA NUA-11
Leonardo Nunes da Silva	Lagoa da Lage	0.55	TERRA NUA-12
João Amiro	Lagoa da Lage	0.62	TERRA NUA-13

E-15

5.       Sao Francisco

E-16

The Target Properties:

RIO NOVO GOLD INC

TOCANTINS

	Processo	Status	Area
1	862.224/80	PORTARIA DE LAVRA	3,962.00
2	860.128/83	PORTARIA DE LAVRA	5,175.00
3	860.373/88	REQUERIMENTO DE LAVRA	2,724.46
4	864.613/94	ALV PRORR 3 ANOS 27/11/15	6,186.80
5	864.021/02	REQUERIMENTO DE PESQUISA (A SER RENUMERADO)	6,785.70
6	864.022/02	REQUERIMENTO DE PESQUISA (A SER RENUMERADO)	6,604.63
7	864.118/02	REQUERIMENTO DE PESQUISA (A SER RENUMERADO)	1,700.25
8	864.029/03	REQUERIMENTO DE PESQUISA (A SER RENUMERADO)	178.62
9	864.083/06	REQUERIMENTO DE LAVRA	1,759.29
10	864.143/11	PEDIDO DE PRORROGAÇÃO DE ALVARÁ	7,550.37
11	864.415/11	ALVARÁ 3 ANOS 15/09/2015	2,991.38
12	864.416/11	ALVARÁ 3 ANOS 15/09/2015	1,458.22
13	864.417/11	ALVARÁ 3 ANOS 15/09/2015	508.87
14	864.110/12	ALVARÁ 3 ANOS 16/10/2015	4,701.64
15	864.014/13	ALVARÁ 3 ANOS 17/10/2016	7,717.38
16	864.015/13	ALVARÁ 3 ANOS 17/10/2016	6,376.66
17	864.041/13	ALVARÁ 3 ANOS 17/10/2016	8,919.92
18	860.667/90	PROPOSTA PARA PESQUISA	1,000.00
19	864.068/05	PROPOSTA PARA PESQUISA	4,782.76
20	864.263/05	PROPOSTA PARA PESQUISA	5,655.65
21	864.099/10	PROPOSTA PARA PESQUISA	6,251.41
22	864.026/15	ALVARÁ 3 ANOS 08/12/2015 - ERA 864.196/10 (Rio Novo prioritáia)	8,927.47
23	864.226/15	ALVARÁ 3 ANOS 06/06/2017 - ERA 864.101/10 (Rio Novo prioritáia)	4,402.21
24	864.004/16	REQUERIMENTO DE PESQUISA - ERA 302.518/15 (Rio Novo prioritáia)	630.86
25	864.008/16	REQUERIMENTO DE PESQUISA - ERA 864.205/04 (Rio Novo prioritáia)	446.14
26	864.011/16	REQUERIMENTO DE PESQUISA - RECOBRE 864.122/06	361.14
27	864.246/16	REQUERIMENTO DE PESQUISA - RECOBRE 864.082/06	5,298.31
28	864.027/17	REQUERIMENTO DE PESQUISA - ERA 864.373/06 (Rio Novo prioritáia)	49.55
			113,106.69

MATO GROSSO

	Processo	Status	Area
1	866.324/91	REQUERIMENTO DE LAVRA	4,998.31
2	866.072/01	REQUERIMENTO DE LAVRA	6,639.42
3	866.428/02	REQUERIMENTO DE LAVRA	3,696.08
4	866.261/17	REQUERIMENTO DE PESQUISA - RECOBRE 866.238/10	8,032.41
5	866.190/08	PROPOSTA PARA PESQUISA	5,308.20
			28,674.42

COLOMBIA

	Processo	Status	Area
1	GEWM-12	CONTRACTO DE CONCECION	154.00
			154.00

	LICENÇAS	ÓRGÃO
1	LI – LICENÇA DE INSTALAÇÃO	**NATURATINS**
2	LICENÇA ARQUELOGICA	**IPHAN**

E-17

F-1

SCHEDULE F
KEY REGULATORY APPROVALS

-       Conditional listing approval of the TSX in respect of the Acquirer Shares to be issued as Share Consideration in the Merger.